As filed with the Securities and Exchange Commission on August 31 , 2015

Registration No. 333-203925

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

Form S-4

FOR REGISTRATION

UNDER THE SECURITIES ACT OF 1933

Landwin Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	6798	47-4487673
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

17200 Ventura Boulevard, Suite 206

Encino, California 91316

Tel: (818) 783-4343

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Martin Landis

Chairman of the Board of Directors

Landwin Realty Trust, Inc.

17200 Ventura Boulevard, Suite 206

Encino, California 91316

Tel: (818) 783-4343

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With Copies to:

Richard M. Morris, Esq.

Herrick, Feinstein LLP

Two Park Avenue

New York, New York 10016

Tel: (212) 592-1400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $0.01 per share	10,000,000 shares	(1)	$2.00	(2)	$20,000,000	(2)	$2,324	(3)

(1) Represents the estimated maximum number of shares of the Registrant’s common shares to be issued in connection with the merger described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (f) under the Securities Act of 1933, as amended (the “Securities Act”) as follows: as no public market currently exists for the Predecessor Funds (as hereafter defined), this number represents the combined valuation of each Predecessor Fund, as determined by accepted methods of corporate valuation.

(3) Determined in accordance with Section 6(b) of the Securities Act by multiplying the proposed maximum aggregate offering price by .0001162.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus	Subject to Completion, dated August 31 , 2015

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Landwin Realty Trust, Inc.

10,000,000 Shares

Common Stock

We are a corporation that intends to elect to be taxed as a real estate investment trust, or REIT, for U.S. Federal income tax purposes, organized to continue and grow the investment activity of two pre-existing private real estate funds that will be merged into us on the date of this prospectus, primarily focusing on income-producing commercial real estate and related investment assets in the Western United States. We are externally managed by Landwin Management, LLC (“Landwin Management”). Landwin Management is a privately-held entity that is an affiliate of our Chairman of our Board of Directors.

No public market currently exists for our common stock. We are registering 10,000,000 shares of our common stock, which are being distributed to the investors in two private blind pool real estate funds that are merging into us on the date of this prospectus.

We are an “emerging growth company” under the Federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for certain risks factors that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share(1)		Total
Public Offering Price	$	N/A	$20,000,000.00	(1)

(1) We are not offering any securities for cash. Currently no public market exists for shares of our common stock. We expect the initial trading price to be $2.00.

The shares of common stock sold in this transaction will be ready for delivery on or about                         , 2015.

Adviser to Landwin Realty Trust, Inc.:

INTL FCStone Financial Inc.

The date of this prospectus is ________, 2015

We Are Not Asking You for a Proxy and You are Requested To Not Send Us a Proxy

You should rely only on the information contained in this prospectus or information to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus prepared by us is accurate only as of their respective dates or on the date or dates that are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We use market data, demographic data, industry forecasts and projections throughout this prospectus. We have obtained certain market and industry data from publicly available industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on historical market data, and there is no assurance that any of the projected amounts will be achieved. We believe that the market and industry research others have performed are reliable, but we have not independently verified this information. Information that is provided on the website of Landwin Management is not deemed a part of this prospectus.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled “Risk Factors,” as well as our historical and pro forma financial statements and related notes included elsewhere in this prospectus, before making an investment decision.

Unless the context suggests otherwise, references in this prospectus to “we,” “our,” “us” and “our company” are to Landwin Realty Trust, Inc., a Maryland corporation (“Landwin REIT”) , together with its subsidiaries that are, directly or indirectly, wholly owned: Landwin TRS LLC, a Delaware limited liability company (“Landwin TRS”), Landwin Realty Investments Holdings LLC, a Delaware limited liability company (“Landwin Investments”), and Landwin Realty Investments I, LLC, a Delaware limited liability company (“Landwin Sub”). A reference to “Landwin Entity” is a reference to any such company, individually.

Unless otherwise indicated, the information contained in this prospectus is as of the date hereof and assumes that the consummation of the merger (the “Merger”) of each of Landwin Partners Fund I, LLC (“Predecessor Fund I”), and Landwin Partners Fund II, LLC (“Predecessor Fund II” and together with Predecessor Fund I, the “Predecessor Funds”) into Landwin Sub.

Overview

We are a corporation that intends to elect to be taxed as a real estate investment trust, or REIT, for U.S. Federal income tax purposes, organized to continue and grow the investment activity of two pre-existing private real estate funds that will be merged into us on the date of this prospectus. Our core investment strategy is to acquire, own, operate, and realize the value of a portfolio of income-producing commercial real estate and related investment assets. We will invest on an opportunistic basis in equity, debt or any combination in existing and/or to-be-developed/redeveloped real properties primarily in the Western United States. We will focus on neighborhood essentials-anchored retail shopping centers (“NEARs” tm ), although our investment portfolio may also include other classes of real property, including residential and commercial properties.

We are externally managed by Landwin Management, LLC (“Landwin Management”). Landwin Management   has been managing the Predecessor Funds since their formation and is a privately-held entity that is an affiliate of our Chairman and an active real estate investment and development management services company that currently manages a portfolio of real property assets in the Western United States with an approximate current market value of more than $150 million dollars. Our Chairman, Martin Landis co-founded Landwin Management in 2005 as the successor to a commercial real estate investment, development, and management business originally established in 1969 by Martin Landis.

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Martin Landis is an accomplished real estate investment professional who brings over 28 years of real estate investment experience. Collectively, over the last 28 years Landwin Management and its predecessors have acquired, leased, developed, redeveloped, constructed, operated, managed, disposed of, and replaced through tax-free exchanges over ten million square feet of income-producing commercial real property assets in seventeen states within the United States, including property types similar to those which we intend to acquire and in states where we intend to operate. In its normal course of day-to-day business, Landwin Management routinely sources, evaluates, and submits offers to acquire real property investment opportunities through a continually-renewing, multi-billion dollar, nationwide pipeline of deal flow from an expanding network of industry contacts and relationships developed over the last 28 years. Under the terms of our management agreement with Landwin Management, we have, subject to certain exceptions, the first right to invest, or co-invest alongside other funds under Landwin Management’s management or other entities, in opportunities sourced through Landwin Management’s pipeline.

Merger of Our Predecessor Real Estate Funds.

On the date of this prospectus we will consummate the Merger of our two Predecessor Funds into Landwin Sub. These two Predecessor Funds are:

● Landwin Partners Fund I, LLC (“Predecessor Fund I”), and

● Landwin Partners Fund II, LLC (“Predecessor Fund II”).

Predecessor Fund I and Predecessor Fund II (collectively, the “Predecessor Funds”) were formed in 2006 and 2007, respectively. Landwin Management is the sole manager of each of the Predecessor Funds and is authorized under the terms of the limited liability company agreement of each of the Predecessor Funds to consummate the Merger of each Predecessor Fund into us. Each of the Predecessor Funds was formed and organized as blind-pool private equity fund focused on investing in and developing commercial real estate. Our investment strategy described in “Business and Properties” - “Our Strategy” reflects the investment strategy that was developed by the Predecessor Funds. The Predecessor Funds did not implement this strategy and held their available cash as reserves primarily because of the unprecedented capital market and liquidity crises that started in 2007 and because certain litigation, which was ultimately dismissed in our favor, chilled the opportunity for the Predecessor Funds to access mortgage or similar debt financings. Landwin Management, the sole manager of the Predecessor Funds, determined that deploying a significant amount of the cash resources as an equity investment without mortgage financing in the then prevailing economic environment would result in a concentration of assets that was not prudent.

As consideration for the Merger, each member in each of the Predecessor Funds will receive their ratable amount of the 10,000,000 shares of our common stock that are issued in the Merger. The ratable amount will be equal to the following: 10,000,000 multiplied by (1) the percentage interest of such member in the applicable Predecessor Fund, multiplied by (2) the percentage of the net assets of such Predecessor Fund to the aggregate . As a result of the Merger, each investor in each of the Predecessor Funds will receive shares of our common stock that are registered and the separate existence of each of the Predecessor Funds, and each investor’s limited liability company interests in each of the Predecessor Funds, will terminate. The limited liability company interests of each of the Predecessor Funds were not registered under the Securities Act, were subject to contractual restrictions on transfer and had limited rights to participate in the management and business of each of the Predecessor Funds. The Merger has been authorized by the manager of each of the Predecessor Funds. The vote of the members of the Predecessor Funds is not required under the terms of the limited liability company agreement. After the date of this prospectus, we expect to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to be eligible for trading on the OTC Bulletin Board or OTCQB.

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Our Initial Investments

Prior to the Merger, we had no business activities or investments of any kind. Upon consummation of the Merger, the assets of the Predecessor Funds will become our assets and will consist of:

●

Cash and securities totaling more than $12,700,000 as of June 30, 2015, after considering a cash distribution related to certain deemed tax liabilities of the Predecessor Funds members. See “Structure and Formation of our Company — The Merger Transactions”.

●	The following equity investments in our affiliates (our “initial real estate investments”) :

●

Watavision II, L.L.C (“Watavision”): 5.02% equity interest and a $2,200,000 preferred interest that are held by Predecessor Fund I. Watavision, is the holding company of a multi-tenant retail shopping center known as Tempe Square, located in Tempe, Arizona (“Tempe Square”);

●

32nd St . LLC (“32nd St.”): an equity interest that is held by Predecessor Fund I in 32nd St . , which is one of two tenants-in-common investors in a multi-tenant stand-alone retail building known as 32nd St reet , located in Phoenix, Arizona (“32nd St reet ” ). This investment represents an 11.36% indirect equity interest in this property. In addition, we have a $2,750,000 preferred interest held by Predecessor Fund I in 32 nd St.

●	The following debt investment in our affiliate :

● a $250,000 loan made by Predecessor Fund II to 32nd St. This loan was made on February 26, 2009, and is payable on demand and accrues interest at a rate of 5% per annum.

Watavision is an affiliate because it is managed indirectly by Martin Landis. There are 41 members of Watavision, including Predecessor Fund I and interests that are beneficially owned by Martin Landis. Martin Landis has an indirect ownership of 7.88% in Watavision, in addition to his indirect ownership as a member of Predecessor Fund I.

32nd St. is an affiliate because it is managed indirectly by Martin Landis. There are 31 members of 32nd St., including Predecessor Fund I and interests that are beneficially owned by Martin Landis. Martin Landis has an indirect ownership of 38.14% in 32nd St., in addition to his indirect ownership as a member of Predecessor Fund I and he also is the beneficial owner of the other tenant in comment of the property.

The total gross leasable area of Tempe Square is 114,309 square feet with an average occupancy rate of approximately 72%, and the total gross leasable area of 32nd Street is approximately 14,090 square feet with an average occupancy rate of approximately 100%.

Our initial real estate investments will be held by Landwin Sub, an indirect, wholly-owned subsidiary of Landwin REIT. Martin Landis, our Chairman, will beneficially own shares of our outstanding common stock that are issued to him in exchange of his 16.04% ownership in Predecessor Fund I and 17.00% pre-existing ownership in Predecessor Fund II.

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Our Strategy

We will continue the investment strategies that Landwin Management and its predecessors have employed for more than 28 years for the benefit of numerous real estate syndication ventures and the Predecessor Funds. Landwin Management has codified its investment and operating methods, originally developed by Martin Landis and refined by Landwin Management into a dynamic, comprehensive, proprietary system, including a copyrighted real property investment methodology (collectively, the “Landwin System”). The Landwin System encompasses the material functions of the commercial real estate investment, development, and management business designed and used by Martin Landis and Landwin Management, including sourcing, analyzing, offering, negotiating, obtaining financing for, acquiring, developing, redeveloping, leasing, building and constructing, remodeling and repositioning, and day-to-day management of income-producing real property assets in the United States. Landwin Management uses the Landwin System, and regularly implements and updates the Landwin System to properly manage and respond to changing market forces. We believe that Landwin Management provides us with three core competitive advantages in real estate investment analysis and development: (i) creativity, (ii) planning and structuring, and (iii) problem-solving.

The primary objectives of our overall investment policy are to:

● Preserve principal, such as by prioritizing safety over aggressive returns and making sound investments with appropriate leverage ratios in superior locations within neighborhoods featuring stable or growing economic fundamentals,

● Increase stockholder value, such as by improving property conditions, attracting the right mix of national, regional and local tenants, negotiating favorable lease terms, and repurposing properties to achieve the highest and best uses, and

● Distribute a stable rate of dividends.

We expect to continue the traditional geographic focus of Landwin Management on densely populated, middle to upper income urban and suburban submarkets primarily in the Western United States where Landwin Management and its predecessors have focused their prior real estate investment activities, including Arizona, California, Colorado, Hawaii, Nevada, Oregon, and Washington. We may also make investments outside these areas in states including New York and Florida where Landwin Management also has significant prior experience, knowledge, relationships, expertise, and/or access to suitable investment opportunities.

We also expect to maintain our property-type focus primarily on NEARs tm - small-to-midsized neighborhood essentials-anchored retail shopping centers. This class or commercial real estate typically has small businesses that focus on non-luxury products and services that are typically located in neighborhood stores. We believe that most real estate investment funds and REITS that are larger than us do not focus on small to mid-size real estate investments, resulting in an investment opportunity that we will exploit utilizing our Landwin System. In addition, we expect our investments to vary in size based on property type and numerous other factors but in general to range between 50,000 and 250,000 square feet, although we may acquire properties outside these parameters.

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We believe that there is a favorable investment environment for small-to-midsized, value-added NEARs tm and other property types within our target markets primarily throughout the Western United States. We believe we will have opportunities to acquire, finance, improve, and better manage quality income producing properties.

We may also invest in other property types, including multi-family apartment complexes, light industrial, office buildings, and other property types with which Landwin Management has significant prior experience, knowledge, relationships, expertise, and access to investment opportunities.

Our investment strategy will also include investments in interest-bearing short-term investment-grade securities or money-market accounts to the extent that we deem necessary or advisable to qualify as a REIT for U.S. Federal income tax purposes and be exempt from the registration requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”), including, for example, government and government agency certificates, certificates of deposit and interest-bearing bank deposits.

We expect to raise additional capital for our investment programs through the offering of securities in private investments in a public entity, or PIPEs, and/or through public offerings. The terms and conditions of any such securities offerings will be determined by our Board of Directors and may include any type of security. We expect that our initial financing will be in amounts that we determine reasonable to acquire property investments that we expect to close or invest. Until we invest the net proceeds in any such offering in property investments, we expect to invest the net proceeds in interest-bearing short-term investment-grade securities or money-market accounts that are consistent with our intention to qualify as a REIT and qualify for an exemption from registration under the Investment Company Act, including, for example, government and government agency certificates, certificates of deposit and interest-bearing bank deposits.

Company Structure

Landwin REIT is a Maryland corporation that intends to elect to be taxed for U.S. Federal income tax purposes as a real estate investment trust or REIT. We will conduct our business through a “down-REIT” structure. We have formed Landwin Investments as a holding company for our real estate property investments. Each of our real estate investments will be made through a subsidiary of Landwin Investments, which will invest in real estate directly or through a controlling interest in a special purpose limited partnership, limited liability company, or similar entity (each, a “SPE”) that will own a particular real estate investment.

We are externally managed by Landwin Management, which has been engaged by us under a five-year management agreement (our “Management Agreement”) that is renewable by Landwin Management for successive two-year terms. We may terminate the Management Agreement only for cause. Landwin Management is retained under our Management Agreement to identify and recommend real estate investments, provide analysis and negotiate the terms of financings and re-financings, and manage and oversee all aspects of the acquisitions, management, leasing, development, redevelopment, construction, and dispositions of our real estate investments and provide executive management services. We have appointed two independent directors to our Board of Directors that serve on our I nvestment C ommittee, A udit C ommittee and Nominating and Corporate Governance Committee . The I nvestment C ommittee will consider and have the authority to approve, investments, financings and dispositions proposed by Landwin Management.

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Our down-REIT structure enables us to acquire existing real estate investments through a variety of transaction structures. Several of these structures may provide tax advantages to the existing owners of a SPE by effecting a property acquisition indirectly through the acquisition of the majority equity interests in the SPE. The SPE would become our subsidiary and the members of the SPE prior to our acquisition would be provided the choice to exchange their interest in the SPE for our equity interests, either restricted or registered shares, or continue their ownership in the SPE and have certain rights to exchange their SPE interests for our common stock. In the absence of the ability to contribute a SPE and its underlying real estate investment into a down-REIT structure such as ours, the purchase of a real property, or the equity interest in a SPE which owns such real property, would result in a sale which would require the owners of such SPE and its underlying real estate investment to recognize taxable income and pay taxes, unless a like-kind exchange (a “1031 exchange”) is transacted by the sellers in accordance with Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”).

Benefits of the Formation Transactions to Related Parties

On the date of this prospectus, certain of our executive officers, the Chairman of our Board of Directors, directors and certain affiliates will receive material benefits, including those set forth below.

●	Martin Landis, our Chairman and treasurer , will beneficially own shares of our outstanding common stock that are issued to him in exchange of his 16.04% ownership in Predecessor Fund I and 17.00% pre-existing ownership in Predecessor Fund II. No other director or executive officer or any of their affiliates will own our shares of common stock on the effective date of the Merger.

●	Martin Landis is the principal of, and has sole control of, Landwin Management, is the beneficial owner of 51% of the equity interests in Landwin Management and will receive benefits from our Management Agreement. Martin Landis will receive compensation from Landwin Management, including a base salary and his pro rata share of the equity based compensation that we will pay Landwin Management under the Management Agreement.

●	John Hartman, our chief executive officer, is an employee of Landwin Management and receives compensation from Landwin Management. See “Certain Relationships And Related Transactions — Management Agreement.”

●	Our Executive Vice President, Rosemary Mendoza, is expected to be an independent contractor to Landwin Management and receive compensation from Landwin Management.

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We have entered into indemnification agreements with our director s and executive officer s , providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as an officer or director.

●	We have issued to the directors that are not employed by or a principal of Landwin Management 15,000 shares of our common stock. These shares are restricted securities, subject to risk of forfeiture, and will be fully vested on March 31, 2016.

Restrictions on Ownership of Our Stock

In order for us to qualify as a REIT under the Code:

●	our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year; and

●	at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made), not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of stock) may be owned, directly, indirectly or through attribution, by five or fewer individuals (for this purpose, the term “individual” under the Code includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust).

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Our charter contains restrictions on the ownership and transfer of our stock that are intended, among other purposes, to assist us in complying with these requirements and continuing to qualify as a REIT. These limitations include that, subject to the exceptions in the discretion of our Board of Directors, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than the Applicable Amount in value or in number of shares, whichever is more restrictive, in each case excluding any shares of common stock that are not treated as outstanding under the Code. We refer to each of these restrictions as an “ownership limit” and collectively as the “ownership limits.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.” Under the provisions of our charter, the term “Applicable Amount” is defined to be 9.8% or such lesser amount as determined by our Board of Directors that would provide that we satisfy the ownership requirement for a REIT under the Code.

On the date of this prospectus, Martin Landis will beneficially own approximately 16.16% of our common stock because of his ownership interests in the Predecessor Funds. Accordingly, the Applicable Amount as of the date of this prospectus for all other stockholders is 8.4%.

Policies Relating to the Investment Company Act

We intend to implement an investment strategy and company structure so as to qualify for an exemption from having to register as an “investment company” under the Investment Company Act. The Investment Company Act registration requirements are applicable to any company that is defined as an “investment company” under the Investment Company Act unless there is an application exemption from such requirements. The Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities under Section 3(a)(1)(A) of the Investment Company Act or a company that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the such company’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, under Section 3(a)(1)(C), which we refer to as the “40% Test”. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by any majority-owned subsidiary that is not an investment company and is not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Accordingly, under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if (i) it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and (ii) the 40% Test is not satisfied.

Upon the consummation of the Merger, Landwin Sub will acquire all assets of the Predecessor Funds. Landwin Sub expects to rely on an exemption from the Investment Company Act registration requirements under Section 3(c)(5)(C) of the Investment Company Act (the “3(c)(5)(C) Exemption”), which provides that a company that satisfies certain asset tests and does not issue redeemable securities is deemed to not be an investment company. The asset tests required in order to rely upon the 3(c)(5)(C) Exemption, as interpreted by the staff of the SEC, are that:

● at least 55% of a company’s total assets must consist of “mortgages and other liens on and interests in real estate,” which we refer to as “qualifying interests,” and

● at least 80% of such company’s total assets must consist of qualifying interests or other real estate-related assets.

Qualifying interests include pass-through certificates representing beneficial interests in whole mortgage loan pools guaranteed by the Federal National Mortgage Association (FNMA), the Government National Mortgage Association (GNMA), and/or the Federal Home Loan Mortgage Corporation (FHLMC), which we refer to as “Qualifying REIT Securities”.

Landwin Sub expects to satisfy these asset tests by having investments that are consistent with our core investment strategy of acquiring, owning, and operating income-producing commercial real estate and related assets. However, we expect that our assets will not, as of the consummation date of the Merger, satisfy asset tests of the 3(c)(5)(C) Exemption. Rule 3a-2 of the Investment Company Act and no-action letters granted by the Staff of the SEC provide that an issuer would have a temporary period of up to one year from the date of an offering to satisfy the asset test requirements of the 3(c)(5)(C) Exemption or qualify under any other exemption that may be applicable, if any. We intend to comply with the asset test requirements of the 3(c)(5)(C) Exemption prior to such one-year date and our board has adopted a resolution directing that we make qualifying investments. We expect that, to the extent that we do not timely purchase a sufficient amount of commercial real estate properties, we will use a sufficient amount of our cash and cash equivalents to purchase an amount of Qualifying REIT Securities so that we satisfy the asset tests of the 3(c)(5)(C) Exemption. Any such investment in Qualifying REIT Securities would be intended as a temporary investment until we are able to invest in mortgages or commercial real properties that are consistent with our core investment strategy.

Landwin Sub is a majority-owned subsidiary of Landwin REIT through Landwin REIT’s wholly-owned or majority-owned subsidiaries. The Investment Company Act provides that a “ majority-owned subsidiary ” of a person is a company, 50 per centum or more of the outstanding voting securities of which are owned by such person, or by a company which is a majority-owned subsidiary of such person. The Investment Company Act further provides that “ voting securities” are any security presently entitling the owner or holder thereof to vote for the election of directors of a company or individuals that act in a similar capacity . Accordingly, if Landwin Sub is not an investment company as defined under the Investment Company Act and is not relying on the exemptions under Sections 3(c)(1) or 3(c)(7) of the Investment Company Act, then neither Landwin REIT, Landwin TRS nor Landwin Investments will be an investment company under the Investment Company Act. We may acquire assets under Landwin Investments directly or through any other majority-owned subsidiary of Landwin Investments. In any such asset acquisition, we intend to structure such acquisition in a manner so that neither Landwin REIT nor any of its subsidiaries are an investment company under the Investment Company Act.

To comply with the applicable exemptions under the Investment Company Act, each Landwin Entity may be unable to sell assets which we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, a Landwin Entity may be required to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and that may be important to our investment strategy. If any Landwin Entity fails to satisfy the requirements of any exemption or exclusion under the Investment Company Act, such Landwin Entity and its direct and indirect parent entities could be characterized as an investment company. Landwin Management, as our manager, will review our investment activity to attempt to ensure that no Landwin Entity will be required to register as an investment company. Among other things, our manager will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

Distribution Policy

We intend to make regular distributions to our stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by our Board of Directors. Our Board of Directors expects to declare distributions, generally, on an annual basis using the first day of each year or such other date as determined by our Board of Directors as the record date. In order for an investor to receive a distribution, he or she must be a stockholder of record as of the record date. We expect to declare and pay distributions annually. However, in the future, our Board of Directors, in its discretion, may determine to declare distributions on another basis.

We are required to distribute annually at least 90% of our REIT taxable income to maintain our objective of qualifying as a REIT. Generally, income distributed will not be taxable to us under U.S. Federal income tax laws if we comply with the provisions relating to qualification as a REIT. If the cash available to us is insufficient to pay such distributions, we may obtain the necessary funds by borrowing, issuing new securities, or selling assets. To the extent that distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for U.S. Federal income tax purposes, although such distributions might not reduce stockholders’ aggregate invested capital. Distributions in kind will generally not be permitted.

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Distributions will be made at the discretion of our Board of Directors, depending primarily on net cash from operations (which includes cash received from tenants, distributions from joint ventures, and interest income from borrowers under loans, less expenses paid) and our general financial condition, subject to considerations for us to qualify and remain qualified as a REIT for U.S. Federal income tax purposes.

Our Tax Status

We were organized as a Maryland corporation. We intend to elect to be taxed as a REIT for U.S. Federal income tax purposes commencing with our taxable year ending December 31, 2015. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the U.S. Federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. Federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with the issuance of our stock to the investors in the Predecessor Funds, Herrick, Feinstein LLP has rendered an opinion to us that, commencing with our taxable year ending on December 31, 2015, we will be organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to satisfy the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2015. The opinion of Herrick, Feinstein LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets, the past, present and future conduct of our business operations and speaks as of the date issued. In addition, Herrick, Feinstein LLP’s opinion is based on existing U.S. Federal income tax law regarding qualification as a REIT, which is subject to change either prospectively or retroactively. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Herrick, Feinstein LLP or by us that we will so qualify for any particular year. Herrick, Feinstein LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should also be aware that opinions of counsel are not binding on the Internal Revenue Service, or IRS , or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. Moreover, our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code related to our income and assets, the compliance with which will not be reviewed by Herrick, Feinstein LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Corporate Information

Our principal executive offices, and the principal offices of each of the Predecessor Funds are located at 17200 Ventura Boulevard, Suite 206, Encino, California 91316. Our telephone number is (818) 783-4343.

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The Merger Transaction

The merger is pursuant to an agreement by and among us, each of the Predecessor Funds and certain affiliated entities. Each of the Predecessor Funds will merge into our subsidiary solely in exchange for shares of our common stock that are offered in this prospectus. We will assume the management agreement that Predecessor Fund I has with Landwin Management.

Common stock offered by us	10,000,000 shares of common stock issued to the members of the Predecessor Funds as merger consideration for the Merger of the Predecessor Funds.

Common stock to be outstanding after the Merger	10,000,000 shares.

Use of proceeds

We will acquire the net cash balances of Predecessor Funds. We expect to use such cash balances to provide deposits for real estate investments, investments in real estate investments and related assets and for general working capital, as well as approximately $1,000,000 for the payment of the costs and expenses of the Merger and the registration of our shares of common stock issued to the investors in the Predecessor Funds. Prior to the Merger, the Predecessor Funds will declare a distribution of cash that is equal, in the aggregate, to $1,050,000, which amount is related to the deemed income tax liability of its members resulting from the Merger.

Until these future investments can be identified and consummated, we intend to invest our cash and cash equivalents in interest-bearing short-term investment-grade securities or money-market accounts that are consistent with our intention to qualify as a REIT, including, for example, Qualifying REIT Securities and certificates of deposit and interest-bearing bank deposits and that qualify for an exemption from registration under the Investment Company Act.

Merger	Each of the Predecessor Funds will merge into Landwin Sub, our wholly-owned indirect subsidiary. The members of each of the Predecessor Funds will receive shares of our common stock and our subsidiary will acquire all of the assets and assume all of the liabilities of each of the Predecessor Funds. No vote or approval of any of the members of any of the Predecessor Funds is required for the approval of the Merger. The limited liability company agreement of each Predecessor Fund authorizes Landwin Management to authorize and effect the Merger. There are no dissenter or appraiser rights.

Management Agreement	Landwin Sub will assume the obligations of the management agreement between Predecessor Fund I and Landwin Management. Accordingly, we will be externally managed under the terms of an amended and restated management agreement. The Management Agreement will apply to the assets that we acquire as part of the Merger and may not be terminated other than for specified bad acts by Landwin Management. Under the terms of the management agreement, Landwin Management will provide substantially all of our executive and administrative services and make all of our investment decisions, subject to review by our board of directors. Under the management agreement, we will pay Landwin Management 100% of its out-of-pocket expenses for compensation, including tax obligations, for employees of Landwin Management whose employment is dedicated exclusively to our business and the following fees:

● 2.5% Acquisition Fee;

● 5.5% Property Management Fee, but not less than $5,000 per month for any real property that we acquire after the date of this prospectus;

● Negotiated Leasing Fees;

● Negotiated Financing and Refinancing Fees that are not more than 1.25% of the loan amount;

● Negotiated Development, Redevelopment and/or Construction Management Fees that are typically not less than 7% of the cost;

● 2.5% Disposition Fee

● A promote fee that is equal to 30% of distributions made after a specified threshold amount equal that will replicate the promote that Landwin Management would receive if the Predecessor Funds were continued; and

●

Other Fees for additional activities and services that we request from time to time to be performed by Landwin Management and which are accepted by Landwin Management, which would be services that are not in the ordinary course of administering the REIT and which are not activities noted above. These additional activities may include diligence and analysis of an acquisition of a company and appearances in court. Any fee would be proposed by Landwin Management as the amount that would be charged for a similar service by a non-affiliated firm and subject to our acceptance including acceptance by our independent directors.

●

Reimbursement Expenses: Landwin Management will be reimbursed for reasonable direct out-of-pocket expenses that are incurred for our benefit and are consistent with guidelines by the Internal Revenue Service for expenses that qualify for a deduction.

See “Certain Relationships and Related Transactions — Landwin Management Agreement”.

Risk Factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 10 and other information included in this prospectus before investing in our common stock.

Expected symbol	Following the merger, w e expect to have a market maker appl y for our shares to be approved for listing on the OTCQB under the symbol “LRTT”.

Our Structure	Our organization structure prior to and effective upon the Merger is illustrated by the chart on the following page.

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Corporate Structure

Pre-Merger
Post-Merger
Landwin Partners Fund I Members
Landwin Partners Fund II Members
Management Contract
Landwin Management, LLC (Delaware)(1)
Management Contract
Landwin Partners Fund I, LLC (Delaware) "Predecessor Fund I"(1)
Landwin Partners Fund II, LLC (Delaware) "Predecessor Fund II" (1)
Predecessor Fund I and Predecessor Fund II merge with and into Landwin Realty Investments Holdings LLC
Watavision II, L.L.C.(1)(2)
32nd St. LLC(1)(3)
Former Landwin Partners Fund II Members
Former Landwin Partners Fund I Members
Landwin Management, LLC (Delaware) (1)
LANDWIN REALTY TRUST, INC.
(Maryland)
100%
99.5%
Management Contract
Landwin TRS LLC (Delaware)
.5%
Landwin Realty Investments Holdings LLC (Delaware)
100%
Landwin Realty Investments I, LLC (Delaware)
5.02%
11.4%
Watavision, LLC(1)
32nd St. LLC(1)

HF 9944376v2

(1) Our affiliate because it is exclusively managed, directly or indirectly, by Martin Landis.

(2) Predecessor Fund I holds a 5.02% equity interest and a $2,200,000 preferred interest. This ownership interest will not change following the merger.

(3) Predecessor Fund I holds a $2,750,000 preferred interest and an equity interest in 32nd St which represents an 11.36% indirect interest in the property owned by 32nd St. as a tenant-in-common with an affiliate of Martin Landis.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to other information contained in this prospectus, you should carefully consider the following factors before acquiring shares of our common stock offered by this prospectus. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a part of your investment in our common stock. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Properties

Our initial real estate investments are located in Arizona, and are therefore dependent on the Arizona economy and are susceptible to adverse local regulations and natural disasters affecting Arizona.

Our initial real estate investments are, and at least some of the properties we plan to acquire in the future will be, located in Arizona, which exposes us to greater economic risks than if we owned a more geographically dispersed portfolio. We are susceptible to adverse developments in Arizona’s economic and regulatory environment (such as business layoffs or downsizing, industry slowdowns, relocations of businesses, state budgetary shortfalls, government shutdowns, increases in real estate and other taxes, costs of complying with governmental regulations or increased regulation), as well as to natural disasters that occur in our markets (such as earthquakes and other events). We anticipate that we will be exposed to similar risks related to the geographic concentration of properties that we may acquire in the future. In addition, the State of Arizona continues to suffer from severe budgetary constraints and is regarded as more litigious and more highly regulated and taxed than many other states, all of which may reduce demand for space in Arizona and may increase our expenses and reduce our profitability.

Any adverse developments in the economy or the real estate market in Arizona, or any decrease in demand for space resulting from the Arizona regulatory or business environment, could adversely impact our financial condition, results of operations, cash flow and the trading price of our common stock. There is a risk that any of the economies in which we focus our real estate investments may not grow or may grow at a slower rate than expected, which could similarly have an adverse impact on our company.

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Due to the concentration of our initial investment portfolio, adverse developments at our two initial real estate investments could significantly and adversely affect our results of operations.

Immediately following the Merger, our initial real estate investments will consist of only two properties, and we will be exposed to higher risk than other real estate investment companies that have acquired substantially more properties. Accordingly, prior to the time we are able to acquire additional properties, if at all, our operational performance will be dependent on the performance of these two properties. If either of the initial real estate investments underperforms or were to become damaged or subject to some other condition pursuant to which we are unable to collect rent from our tenants, we would likely be unable to offset the loss in our revenue from other sources. Accordingly, this lack of diversification may negatively impact our operations and profitability and our ability to pay dividends. In addition, we intend to focus our investment strategy in NEARs tm . You will bear the additional risks that result from our focus on such properties, which may include financial performance inferior to other shopping centers.

We do not control the investments in Tempe Square or 32nd Street, the “initial real estate investments”.

Other than cash, our initial investments are minority interests in entities that own real estate. All of our initial investments are controlled by Landwin Management or one of its affiliates, acting in its capacity as the general partner or manager of an entity in which we have an investment or a subsidiary of such entity. Landwin Management or one of its affiliates, acting in such capacity, control all aspects of the real property and related assets in which we have an indirect interest. We do not have the right or the ability to control the operations, the financing or the terms of any disposition of such investments. There cannot be any assurance that the amount of cash flow realized from the real estate operations will be sufficient to pay the related debt service. The manager of these companies is an affiliate whose interests may be different than yours.

The value we ascribed to the initial real estate investments and the value we may ascribe to any future properties we acquire may exceed their fair market value.

Although we have obtained third-party appraisals of the initial real estate investments as one of several factors that were considered in determining the consideration, we have not obtained any fairness opinions in connection with the acquisitions of the initial real estate investments in the Merger. The number of shares of common stock that we will issue to the members of the Predecessor Funds for the initial real estate investments is based on management’s estimate of the fair market value of the initial real estate investments and of our common stock. Such number of shares of common stock was not negotiated on an arm’s-length basis and management’s estimate of fair market value may exceed the appraised fair market value of the initial real estate investments . In addition, there is a risk that the consideration we will pay for any additional property we may acquire may exceed the fair market value of such property, which could have an adverse effect on our results of operations.

We have significant discretion over the types of real estate investments.

We intend to pursue an investment strategy that is similar to a blind pool investment fund. You do not have the opportunity to determine the real estate asset allocation that we will represent in your investment portfolio. Our investment portfolio may include any type or class of real estate investments or investments that are related to real estate. Our only required investment criteria is that we continue to qualify as a real estate investment trust under the Code after we make an investment.

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We have a limited operating history and may not be able to operate our business or implement our business strategies as described in this prospectus.

Upon completion of the Merger, we will own initial indirect investments in real estate. The initial real estate investments may have deficiencies or conditions unknown to us that could affect their valuation or revenue potential. In addition, there is a risk that the operating performance of the initial real estate investments and any properties we acquire in the future will decline under our management. Accordingly, there is a risk that we may not be able to operate our business or implement our business strategies as described in this prospectus.

We may be unable to identify and complete acquisitions of properties that meet our criteria, which may impede our growth and diversification.

Our business strategy includes the acquisition of NEARs tm , with an emphasis on underperforming properties whose performance we believe we can improve. These activities require us to identify suitable acquisition candidates or investment opportunities that meet our criteria and are compatible with our growth strategies. We continue to evaluate the market of available properties in the Western United States, and intend to acquire additional properties when strategic opportunities exist. Our ability to acquire properties on favorable terms, or at all, is subject to the following significant risks:

●	potential inability to acquire a desired property because of competition from other real estate investors with significant capital, including publicly-traded REITs, private equity investors and institutional investment funds, which may be able to accept more risk than we can prudently manage, including risks with respect to the geographic proximity of investments and the payment of higher acquisition prices;

●	we may incur significant costs and divert management attention in connection with evaluating and negotiating potential acquisitions, including ones that we are subsequently unable to complete;

●	even if we are able to acquire a desired property, competition from other potential acquirers may significantly increase the purchase price;

●	even if we enter into agreements for the acquisition of properties, these agreements are subject to customary conditions to closing, including the satisfactory completion of our due diligence investigations; and

●	we may be unable to finance the acquisition on favorable terms or at all.

If we are unable to finance property acquisitions or acquire properties on favorable terms, or at all, our financial condition, results of operations, cash flow and trading price of our common stock could be adversely affected. In addition, failure to identify or complete acquisitions of suitable properties could slow our growth and diversification of our portfolio.

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Future acquisitions of properties may not yield anticipated returns, may result in disruptions to our business, may strain management resources and/or may be dilutive to our stockholders.

Our business and growth strategies involve the acquisition of shopping center properties, with an emphasis on properties whose performance we believe we can improve. In evaluating a particular property for acquisition, we make certain assumptions regarding the expected future performance of that property. However, newly acquired properties may fail to perform as expected, and we may not be able to manage and lease those properties in a manner that meets our expectations. In particular, our acquisition activities may be subject to the following risks:

●	we may acquire properties that are not accretive to our results of operations;

●	if we finance acquisitions by incurring debt or mortgages, our cash flow may be insufficient to meet our required principal and interest payments;

●	we may spend more than budgeted amounts to make necessary improvements or renovations to acquired properties;

●	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations, and as a result our results of operations and financial condition could be adversely affected;

●	our operating expenses may exceed budgeted amounts;

●	management’s resources may be diverted from operations;

●	market conditions may result in higher than expected vacancy rates and lower than expected rental rates; and

●	we may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities such as liabilities for clean-up of undisclosed environmental contamination, claims by tenants, vendors or other persons dealing with the former owners of the properties, liabilities incurred in the ordinary course of business and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

If we cannot operate acquired properties to meet our financial expectations, our financial condition, results of operations, cash flow and per share trading price of our common stock could be adversely affected.

In addition, it is likely that we will use securities of our company as consideration for the purchase of additional properties. Such securities may carry rights or preferences different from or superior to those of our common stock. Moreover, if such securities include common stock or securities convertible or exchangeable into shares of our common stock, the ownership interest of our existing stockholders would be subject to dilution.

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We may acquire properties with high vacancy rates, which could reduce our operating income and materially and adversely affect us.

The economic downturn that began in 2007 has reduced demand for shopping center space. To the extent that the operating stress caused by such increased vacancy rates puts pressure on owners to seek liquidity, including through sales of their commercial real estate assets, we may acquire properties from these owners, and any properties we acquire from these owners may have high vacancy rates. We may be unable to lease the space at these properties on beneficial terms or at all, and their high vacancy rates may prevent us from increasing, and may cause us to lower, rents and may force us to grant tenant improvements and other concessions to a greater extent than we have anticipated and could increase our borrowing costs, all of which could reduce our operating income from those properties and materially and adversely affect us.

We may acquire properties or portfolios of properties through tax deferred contribution transactions, which could result in stockholder dilution and limit our ability to sell such assets.

In the future we may acquire properties or portfolios of properties through tax deferred contribution transactions in exchange for membership interests in Landwin Investments or any of its current or future subsidiaries or for shares of our common stock, which may result in stockholder dilution. This acquisition structure may have the effect of, among other things, reducing the amount of tax depreciation we could deduct over the tax life of the acquired properties, and may require that we agree to protect the respective contributor’s ability to defer recognition of taxable gain through restrictions on our ability to dispose of the acquired properties and/or the allocation of partnership debt to the contributor to maintain their tax bases. These restrictions could limit our ability to sell an asset at a time, or on terms, that would be favorable absent such restrictions.

Our growth depends on external sources of capital that are outside of our control and may not be available to us on commercially reasonable terms or at all.

In order to qualify as a REIT, we are required under the Code, among other things, to distribute annually at least 90% of our net taxable income determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, we will be subject to income tax at regular corporate rates on our undistributed net taxable income to the extent that we distribute less than 100% of our net taxable income, including any net capital gains. Because of these distribution requirements, we may not be able to fund future capital needs, including any necessary acquisition financing, from operating cash flow. Consequently, we intend to rely on third-party sources to fund our capital needs. We may not be able to obtain the financing on favorable terms or at all. Any additional debt we incur will increase our leverage and likelihood of default and any equity financing we obtain will result in dilution to existing stockholders. Our access to third-party sources of capital depends, in part, on:

●	general market conditions;

●	the market’s perception of our growth potential;

●	the character and value of our properties;

●	our current debt levels;

●	our current and expected future earnings;

●	our cash flow and cash distributions; and

●	the market price per share of our common stock.

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Beginning in 200 7 and continuing to the present time, the credit and capital markets have been subject to significant disruptions, which if continued could impair our ability to raise needed funds. If we cannot obtain capital from third-party sources, we may not be able to acquire or develop properties when strategic opportunities exist, meet the capital and operating needs of our existing properties, satisfy our debt service obligations or make the cash distributions to our stockholders necessary to maintain our qualification as a REIT.

Adverse economic and geopolitical conditions and dislocations in the credit markets could have a material adverse effect on our financial condition, results of operations, cash flow and the trading price of our common stock.

Our business may be affected by market and economic challenges experienced by the U.S. economy or real estate industry as a whole, which may adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock as a result of the following potential consequences, among others:

●	significant job losses, which may decrease demand for our shopping centers, causing market rental rates and property values to be negatively impacted;

●	our ability to obtain financing on terms and conditions that we find acceptable, or at all, may be limited, which could reduce our ability to pursue acquisition and development opportunities and refinance existing debt, reduce our returns from our acquisition and development activities and increase our future interest expense;

●	increased regulatory actions that make real estate financing less available, including the regulation of non-bank financial institutions (which are also referred to as “shadow banks”);

●	changes in tax rates and real estate related benefits and deductions under the current Internal Revenue Code (the “Code”) ; and

●	reduced values of the initial real estate investments and any properties we acquire in the future may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by such property or properties and may reduce the availability of unsecured loans.

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We face significant competition, which may decrease or prevent increases of the occupancy and rental rates of the initial real estate investments and any future properties.

We compete with numerous developers, owners and operators of shopping center properties, many of which own properties similar to ours in the same sub markets in which our real estate investments are and will be located. Similar competition exists in our target markets. If our competitors offer space at rental rates below current market rates, or below the rental rates we charge our tenants, we may lose existing or potential tenants and we may be pressured to reduce our rental rates below those we would otherwise charge or to offer more substantial rent abatements, tenant improvements or other concessions, early termination rights or below- market renewal options in order to retain tenants when our tenants’ leases expire. As a result, our financial condition, results of operations, cash flow and per share trading price of our common stock could be adversely affected.

We will depend on tenants for our revenue, and accordingly, lease terminations and/or tenant defaults or bankruptcies, particularly by one of our larger tenants, could adversely affect the income produced by the initial real estate investments and any properties we acquire in the future, which may harm our operating performance, thereby limiting our ability to make distributions to our stockholders.

The results from our investments materially depend on the financial stability of our tenants, any of whom may experience a change in their business at any time. For example, economic downturns have adversely affected and may in the future adversely affect one or more of our tenants. As a result, our tenants may delay lease commencements, decline to extend or renew their leases upon expiration, fail to make rental payments when due or declare bankruptcy. Any of these actions could result in the termination of the tenants’ leases, expiration of existing leases without renewal and the loss of rental income attributable to the terminated or expired leases. If we are unable to renew such leases or find replacement tenants for the subject space, our results of operations, our ability to pay dividends and our share price could suffer.

In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment and re-letting the initial real estate investments or any properties we acquire in the future. It is unlikely that a bankrupt tenant will pay, in full, amounts owed to us under a lease. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages. Any unsecured claim we hold may be paid only to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims. Restrictions under bankruptcy laws limit the amount of the claim we can make if a lease is rejected. As a result, it is likely that we will recover substantially less than the full value of any unsecured claims we hold. If significant leases are terminated or defaulted upon, we may be unable to lease the initial real estate investments or any future properties for the rent previously received or sell the initial real estate investments without incurring a loss.

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Many real estate costs are fixed, even if income from our properties decreases.

Many real estate costs, such as real estate taxes, insurance premiums and maintenance costs, generally are not reduced even when a property is not fully occupied, rental rates decrease, a tenant fails to pay rent or other circumstances cause a reduction in property revenues. In addition, newly acquired properties may not produce significant revenues immediately, and any such properties operating cash flow may be insufficient to pay the operating expenses and debt service associated with these new properties. If we are unable to offset real estate costs with sufficient revenues from our properties, our financial performance and liquidity could be materially and adversely affected.

We may be unable to renew leases, lease vacant space or re-let space as leases expire.

Leases in our initial real estate investments (or any properties we acquire in the future) may not be renewed or may not be re-let at net effective rental rates equal to or above the current average net effective rental rates and substantial rent abatements, tenant improvements, early termination rights or below-market renewal options may need to be offered to attract new tenants or retain existing tenants. If the rental rates for the initial real estate investments decrease or rental rates decrease for future properties subsequent to their acquisition, our existing or any future tenants do not renew their leases or we do not re-let a significant portion of our available space and space for which leases will expire, our financial condition, results of operations, cash flow and per share trading price of our common stock could be adversely affected.

We depend on key personnel whose continued service is not guaranteed.

Our ability to manage our business and anticipated future growth depends, in large part, upon the efforts of key personnel, particularly Martin Landis, our Chairman, John Hartman, our Chief Executive Officer, and Rosemary Mendoza, our Executive Vice President. These individuals have extensive real estate market knowledge and relationships and exercises substantial influence over our operational, financing, acquisition and disposition activity. He also has significant real estate experience and assists us in negotiations with lenders, existing and potential tenants and industry personnel. Mr. Landis is 81 years of age as of the date of this prospectus and if we lose his services unexpectedly for any reason such as a necessary retirement, disability or death, our relationships with sources of transactions, including purchasers and lenders, and our ability to evaluate transactions would diminish and our viability as a company would be materially impaired.

We expect to appoint other directors to our board that also have appropriate experience and relationships in the real estate industry. There is significant competition in our industry for experienced personnel and there is a risk that we may not be able to retain our key personnel. The loss of services of one or more members of our management team, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners, existing and prospective tenants and industry personnel, which could adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

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Termination of our management agreement with Landwin Management could be costly.

The management agreement with Landwin Management that we will have entered into on the effective date of this prospectus provides that we do not have the right to terminate Landwin Management for any reason other than cause which has a material detriment to us and has been proven by a non-appealable court decision. We expect to amend our agreement upon the closing of the first financing we close after the date hereof. Such amendment may provide that we would be required to pay a termination fee in the event that we terminate the Management Agreement other than for cause. Currently, Landwin Management will require a termination fee that is at least $7 million and require that we assist the sale of our common stock then held by Martin Landis or any of his heirs or affiliates in order to consent to any amendment. Such costs and obligations may hinder us from terminating the agreement even if our Board determines that such action would be advisable and in our best interests. There cannot be any assurance that Landwin Management will agree to amend the Management Agreement and if it does not agree to amend the Management Agreement with market terms, then our ability to attract additional capital and be able to purchase any additional real estate investments would be materially and adversely affected.

Future terrorist attacks in any locations in which we acquire future properties could significantly impact the demand for, and value of, our properties.

Future terrorist attacks and other acts of terrorism or war would severely impact the demand for, and value of, our properties. Terrorist attacks in any of the metropolitan areas in which we acquire properties also could directly impact the value of our properties through damage, destruction, loss or increased security costs, and could thereafter materially impact the availability or cost of insurance to protect against such acts. A decrease in demand could make it difficult to renew or re-let our properties at lease rates equal to or above historical rates, or at all. To the extent that any future terrorist attack otherwise disrupts our tenants’ businesses, it may impair their ability to make timely payments under their existing leases with us, which would harm our operating results and could materially and adversely affect us.

Potential losses, including from adverse weather conditions, natural disasters and title claims, may not be covered by insurance.

Upon completion of the Merger, we will carry commercial property, liability and terrorism coverage on the initial real estate investments under a blanket insurance policy. We will select policy specifications and insured limits that we believe to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. However, we will not carry insurance for losses such as loss from riots or war because such coverage is not available or is not available at commercially reasonable rates. Some of our policies, like those covering losses due to terrorism, will be insured subject to limitations involving large deductibles or co-payments and policy limits that may not be sufficient to cover losses, which could adversely affect our operations. We may discontinue terrorism or other insurance on the real estate investments and any properties in the future if the cost of premiums for any such policies exceeds, in our judgment, the expected benefit from carrying the policies. If following the termination or failure to renew any insurance policy we experience an adverse uninsured event, we may be required to incur significant costs, which could materially adversely affect our business and financial performance.

If we or one or more of our tenants experiences a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the initial real estate investments as well as the anticipated future cash flows therefrom. In addition, if the damaged property is subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if the initial real estate investments were irreparably damaged. Furthermore, we may not be able to obtain adequate insurance coverage at reasonable costs in the future as the costs associated with property and casualty renewals may be higher than anticipated.

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In the event that we experience a substantial or comprehensive loss of the initial real estate investments or any properties we may acquire in the future, we may not be able to rebuild such property or properties to its or their existing specifications. Further reconstruction or improvement of such property or properties would likely require significant upgrades to meet zoning and building code requirements.

We may become subject to litigation, which could have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

In the future we may become subject to litigation, including claims relating to our operations, properties, offerings, and otherwise in the ordinary course of business. Some of these claims may result in significant defense costs and potentially significant judgments against us, some of which are not, or cannot be, insured against. We generally intend to vigorously defend ourselves; however, we cannot be certain of the ultimate outcomes of any claims that may arise in the future. Resolution of these types of matters against us may result in our having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, could adversely impact our earnings and cash flows, thereby having an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock. Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, which could adversely impact our results of operations and cash flows, expose us to increased risks that would be uninsured, and/or adversely impact our ability to attract officers and directors.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on co-ventures’ financial condition and disputes between us and our co-ventures.

We currently invest in a syndicated or co-investment structure and may co-invest in the future with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity. In such event, we would not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives, and they may have competing interests in our markets that could create conflict of interest issues. Such investments may also have the potential risk that may lead to impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. In addition, prior consent of any joint venture partners may be required for a sale or transfer to a third party of our interests in the joint venture, which would restrict our ability to dispose of our interest in the joint venture. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or each director from focusing their time and effort on our business. Consequently, actions by or disputes with partners or co-venturers might result in subjecting any properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers. Any such joint ventures may be subject to debt and the risks of refinancing of such debt in the current volatile credit market.

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If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud and to operate as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results would be harmed.

As part of our ongoing monitoring of internal controls we may discover material weaknesses or significant deficiencies in our internal controls. As a result of weaknesses that may be identified in our internal controls, we may also identify certain deficiencies in some of our disclosure controls and procedures that we believe require remediation. If we discover weaknesses, we will make efforts to improve our internal and disclosure controls, but there is a risk that we may be unable to make any improvements in a timely manner or at all. Our failure to maintain effective controls or timely effect any necessary improvement of our internal and disclosure controls could harm operating results or cause us to fail to meet our reporting or listing obligations. Ineffective internal and disclosure controls could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our common stock and could result in regulatory action.

Loss of our exemption from registration under the Investment Company Act would adversely affect our results of operations, the market price of shares of our common stock and our ability to distribute dividends.

We intend to implement an investment strategy and company structure so as to qualify for an exemption from having to register as an “investment company” under the Investment Company Act.

The Investment Company Act registration requirements are applicable to any company that is defined as an “investment company” under the Investment Company Act unless there is an application exemption from such requirements. The Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities under Section 3(a)(1)(A) of the Investment Company Act or a company that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the such company’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, under Section 3(a)(1)(C), which we refer to as the “40% Test”. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by any majority-owned subsidiary that is not an investment company and is not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Accordingly, under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if (i) it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and (ii) the 40% Test is not satisfied.

Upon the consummation of the Merger, Landwin Sub will acquire all assets of the Predecessor Funds. Landwin Sub expects to rely on an exemption from the Investment Company Act registration requirements under Section 3(c)(5)(C) of the Investment Company Act (the “3(c)(5)(C) Exemption”), which provides that a company that satisfies certain asset tests and does not issue redeemable securities is deemed to not be an investment company. The asset tests required in order to rely upon the 3(c)(5)(C) Exemption, as interpreted by the staff of the SEC, are that:

●	at least 55% of a company’s total assets must consist of “mortgages and other liens on and interests in real estate,” which we refer to as “qualifying interests,” and

●	at least 80% of such company’s total assets must consist of qualifying interests or other real estate-related assets.

Qualifying interests include pass-through certificates representing beneficial interests in whole mortgage loan pools guaranteed by the Federal National Mortgage Association (FNMA), the Government National Mortgage Association (GNMA), and/or the Federal Home Loan Mortgage Corporation (FHLMC), which we refer to as “Qualifying REIT Securities”.

In August 2011, the SEC issued a concept release soliciting public comments on a wide range of issues relating to companies, which are typically REITs, engaged in the business of acquiring mortgages and mortgage-related instruments and that rely on the 3(c)(5)(C) Exemption, including the nature of the assets that qualify for purposes of the 3(c)(5)(C) Exemption and whether REITs like us should be regulated in a manner similar to investment companies. Therefore, there can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, or guidance from the SEC or its staff regarding the 3(c)(5)(C) Exemption, will not change in a manner that adversely affects our operations. If we fail to maintain an exclusion or exemption from the Investment Company Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions to our stockholders, which could, in turn, materially adversely affect us and the market price of our stock.

In order to qualify for the 3(c)(5)(C) Exemption, to the extent that is necessary to satisfy the asset test, we will use our cash and cash equivalents to invest in Qualifying REIT Securities.

To comply with the applicable exemptions under the Investment Company Act, each Landwin Entity may be unable to sell assets which we would otherwise want to sell and may need to sell assets which we would otherwise wish to retain. In addition, a Landwin Entity may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and that may be important to our investment strategy. If any Landwin Entity fails to satisfy the requirements of any exemption or exclusion under the Investment Company Act, such Landwin Entity and its direct and indirect parent entities could be characterized as an investment company. Landwin Management, as our manager, will review our investment activity to attempt to ensure that no Landwin Entity will be required to register as an investment company. Among other things, our manager will attempt to monitor the proportion of our portfolio that is placed in investments in securities. The occurrence of any of these events could materially adversely affect our business, results of operations, financial condition and ability to make distributions to our stockholders.

If we do not qualify for the exemptions from the registration requirements under the Investment Company Act, then we would be deemed to be an investment company and be required to register under the Investment Company Act. Registered investment companies are subject to a variety of substantial requirements that could significantly impact our operations. The costs and expenses we would incur to register and operate as an investment company, as well as the limitations placed on our operations, could have a material adverse impact on our operations and your investment return.

For more information on issues related to compliance with the Investment Company Act, see “Policies with Respect to Certain Activities — Policies Relating to the Investment Company Act.”

We plan on investing in government agency securities to qualify as a REIT for U.S. Federal income tax purposes and be exempt from the registration requirements under the Investment Company Act and there can be no assurance that we will implement our core investment strategy described in this prospectus.

Upon the consummation of the Merger, we will acquire the cash and cash equivalents of the Predecessor Funds. We intend to invest in certain securities as part of our investment strategy to qualify as a REIT for U.S. Federal income tax purposes and to be exempt from the registration requirements under the Investment Company Act under Section 3(c)(5)(C). See “Policies with Respect to Certain Activities — Policies Relating to the Investment Company Act.” To the extent that we are not able to invest in other interests in real estate that qualify for the 3(c)(5)(C) Exemption, due to factors beyond our control, including, but not limited to, adverse real estate market conditions, competition from other real estate investors, inability to obtain financing on favorable terms, or at all, or required additional investments in our initial real estate investments, we may be required to hold such securities for a longer period than anticipated. In addition, investments in such certain securities, including Qualifying REIT Securities, are subject to investment risk which may be significant and provide an investment return that is not consistent with our core investment strategy. Until we make investments that are consistent with our core investment strategy, our income will be primarily based on the returns of certain securities, including Qualifying REIT Securities. There cannot be any assurance that we will be able to implement our core investment strategy described in this prospectus.

A change in the U.S. government policy with regard to Fannie Mae and Freddie Mac could adversely impact our financial condition.

Fannie Mae and Freddie Mac are a major source of financing for the real estate sector. We and other participants in the real estate sector depend heavily on Fannie Mae and Freddie Mac to finance growth by purchasing or guaranteeing loans. In addition, in order to qualify for the exemption under Section 3(c)(5)(C) of the Investment Company Act, we intend to purchase Qualifying REIT Securities. In February 2011, the U.S. Treasury released a white paper entitled “Reforming America’s Housing Finance Market” in which the U.S. Treasury outlined three possible options for reforming the U.S. federal government’s role in housing finance. Under each option, the role of the U.S. federal government in the mortgage market would be reduced. Each of Fannie Mae and Freddie Mac could be dissolved and the U.S. federal government could determine to stop providing liquidity support of any kind to the mortgage market. We do not know when or if Fannie Mae or Freddie Mac will restrict their support of lending to the real estate industry or to us in particular. A final decision by the government to eliminate Fannie Mae or Freddie Mac, or reduce their acquisitions or guarantees of real estate mortgage loans, may adversely affect interest rates, capital availability and the ability to refinance existing debt obligations as they come due and to obtain additional long-term financing on favorable terms or at all, which could have a material negative impact on the revenues we expect to derive from our investments in real estate properties and otherwise increase the credit risk of our investments, and as a result, materially adversely affect our business, results of operations, financial condition and ability to make distributions to our stockholders.

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Risks Related to the Real Estate Industry

Our value is subject to risks associated with real estate assets and the real estate industry.

Our ability to pay expected dividends to our stockholders depends on our ability to generate revenues in excess of expenses, scheduled principal payments on debt and capital expenditure requirements. Events and conditions generally applicable to owners and operators of real property that are beyond our control may decrease cash available for distribution and the value of the initial real estate investments, and any properties we may acquire in the future. These events include the following:

●	adverse changes in financial conditions of buyers, sellers and tenants of properties, including any failure of tenants to obtain sufficient financing for their business operations;

●	vacancies or our inability to rent space on favorable terms, including possible market pressures to offer tenants rent abatements, tenant improvements, early termination rights, below-market renewal options, or other concessions and the need to periodically repair, renovate and re-let space;

●	increased operating costs, including insurance premiums, utilities, real estate taxes and assessments and state and local taxes;

●	civil unrest, acts of war, terrorist attacks and natural disasters, including earthquakes and floods, which may result in uninsured or under insured losses;

●	reductions in the level of demand for space in shopping centers and changes in the relative popularity of properties;

●	increases in the supply of space for shopping centers;

●	fluctuations in interest rates, which could adversely affect our ability, or the ability of buyers and tenants of properties, to obtain financing on favorable terms or at all;

●	decreases in the underlying value of our real estate;

●	changes in, and changes in enforcement of, laws, regulations and governmental policies, including, without limitation, health, safety, environmental, zoning and tax laws, governmental fiscal policies and the Americans with Disabilities Act, or ADA; and

●	changing sub market demographics.

In addition, periods of economic downturn or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases, which would adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

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Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of the initial real estate investments, and any properties we may acquire, and harm our financial condition.

The real estate investments made, and to be made, by us are relatively difficult to sell quickly. As a result, our ability to promptly sell the initial real estate investments, or any future properties we acquire, in response to changing economic, financial and investment conditions is limited. Return of capital and realization of gains, if any, from an investment generally will occur upon disposition or refinancing of the underlying property. We may be unable to realize our investment objectives by sale, other disposition or refinancing at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. In particular, our ability to dispose of one or more properties within a specific time period is subject to certain limitations imposed by any tax protection agreements we may enter into in the future, as well as weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, such as the current economic downturn, and changes in laws, regulations or fiscal policies of jurisdictions in which the initial real estate investments are, or any future properties are, located.

In addition, the Code imposes restrictions on a REIT’s ability to dispose of properties that are not applicable to other types of real estate companies. In particular, the tax laws applicable to REITs effectively require that we hold the initial real estate investments and any future properties for investment, rather than primarily for sale in the ordinary course of business, which may cause us to forego or defer sales of properties that otherwise would be in our best interest. Therefore, we may not be able to vary our initial portfolio in response to economic or other conditions promptly or on favorable terms, which may adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

We will be subject to extensive environmental regulation which creates uncertainty regarding future environmental expenditures and liabilities.

Environmental laws regulate, and impose liability for, releases of hazardous or toxic substances into the environment. Under some of these laws, an owner or operator of real estate may be liable for costs related to soil or groundwater contamination on or migrating to or from its property. In addition, persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of cleaning up contamination at the disposal site. These laws often impose liability regardless of whether the person knew of, or was responsible for, the presence of the hazardous or toxic substances that caused the contamination. The presence of, or contamination resulting from, any of these substances, or the failure to properly remediate them, may adversely affect our ability to sell or rent the initial real estate investments, or any properties we acquire in the future, or to borrow funds using such property or properties as collateral. In addition, persons exposed to hazardous or toxic substances may sue for personal injury damages. For example, some laws impose liability for release of or exposure to materials containing asbestos. In addition, the initial real estate investments, and any properties we may acquire in the future, may have been affected by contamination from past operations or from off-site sources. As a result, we may be liable for investigation and significant cleanup costs, penalties and damages under environmental laws and we might have to pay substantial sums, which could adversely affect our results of operations, cash flow and the market value of our securities.

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The initial real estate investments have been subjected to preliminary environmental assessments, known as Phase I assessments, by independent environmental consultants that identify conditions that could pose potential environmental liabilities. The Phase I assessments noted that asbestos-containing materials may been used as building materials at the initial real estate investments, and renovation of structures potentially containing these materials will have to comply with Federal and other governmental requirements regarding asbestos. Further, sites near the initial real estate investments have been identified as undergoing remediation, and such sites may pose a threat of groundwater contamination to the initial real estate investments. The Phase I assessments also identified that there has been leakage from a transformer at the site that may contain PCBs. Phase I assessments are limited in scope, and may not include or identify all potential environmental liabilities or risks associated with the initial real estate investments. Unless required by applicable law or our lenders, we may decide not to further investigate, remedy or ameliorate the liabilities disclosed in the Phase I assessments. Further, these or other environmental studies may not identify all potential environmental liabilities or accurately assess whether we will incur material environmental liabilities in the future. If we do incur material environmental liabilities in the future, we may face significant remediation costs, and we may find it difficult to sell or finance any affected properties.

The initial real estate investments, and any properties we may acquire in the future, may contain or develop harmful mold or suffer from other air quality issues, which could lead to liability for adverse health effects and costs of remediation.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources, and other biological contaminants such as pollen, viruses and bacteria. Indoor exposure to airborne toxins or irritants above certain levels can be alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of mold or other airborne contaminants at the initial real estate investments, and any properties we may acquire in the future, could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants from the affected property or increase indoor ventilation. In addition, the presence of mold or other airborne contaminants could expose us to liability from our tenants, employees of our tenants or others if property damage or personal injury is alleged to have occurred.

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We may incur significant costs complying with various Federal, state and local laws, regulations and covenants that are applicable to the initial real estate investments, and any properties we may acquire in the future.

Any acquisition of property in our intended regions can be expected to be subject to extensive government regulation. The initial real estate investments are, and any properties we acquire in the future will be, subject to various covenants and Federal, state and local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers may restrict our use of such property or properties and may require us to obtain approval from local officials of community standards organizations at any time with respect to the initial real estate investments and any future properties, including prior to acquiring future properties or when undertaking renovations of our existing property. Among other things, these restrictions may relate to fire and safety, seismic or hazardous material abatement requirements. Existing laws and regulatory policies may adversely affect us or the timing or cost of any potential future acquisitions or renovations. Additional regulations may be adopted that increase delays or result in additional costs. Our growth strategy may be affected by our ability to obtain permits, licenses and zoning relief. Our failure to obtain such permits, licenses and zoning relief or to comply with applicable laws could have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

In addition, Federal and state laws and regulations, including laws such as the ADA, impose further restrictions on the initial real estate investments and our operations. Under the ADA, all public accommodations must meet Federal requirements related to access and use by disabled persons. The initial real estate investments may not be fully compliant with such regulations. If the initial real estate investments, or any other property we may acquire an interest in, is not in compliance with the ADA or any other regulatory requirements, we may be required to incur additional costs to bring the property into compliance and we might incur governmental fines or the award of damages to private litigants. In addition, we do not know whether existing requirements will change or whether future requirements will require us to make significant unanticipated expenditures that will adversely impact our financial condition, results of operations, cash flow and per share trading price of our common stock.

We are exposed to risks associated with property development and redevelopment.

We may engage in development and redevelopment activities with respect to the initial real estate investments and any properties we acquire in the future. To the extent that we do so, we will be subject to certain risks, including the availability and pricing of financing on favorable terms or at all; construction and/or lease-up delays; cost overruns, including construction costs that exceed our original estimates; contractor and subcontractor disputes, strikes, labor disputes or supply disruptions; failure to achieve expected occupancy and/or rent rates within the projected time frame, if at all; and delays with respect to obtaining or the inability to obtain necessary zoning, occupancy, land use and other governmental permits, and changes in zoning and land use laws. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development activities once undertaken, any of which could have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

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Risks Related to Our Structure

Our relationships with Landwin Management and the Chairman of our Board of Directors create significant conflicts of interests.

Our Management Agreement with Landwin Management provides significant authority to Landwin Management and its principal, Martin Landis. Our fee structure under the Management Agreement is transaction based and, accordingly, provides an incentive for Landwin Management to acquire properties and lease our properties, sell our properties and take other transactions even if the transaction is not in our best interests. We have limited oversight over Landwin Management and Martin Landis and do not have the right to terminate our Management Agreement other than for cause, which is narrowly defined under the Management Agreement and requires the final adjudication of any such claim.

You are relying on us appointing, or our stockholders electing independent directors, that have the ability and experience to review and approve transactions that are proposed by Landwin Management. As of the date of this prospectus, we have two independent directors and three non-independent directors, including Mr. Landis . There can be no assurance that we will be able to continue to attract and retain qualified individuals that agree to serve as our independent directors.

The Chairman of our Board of Directors is Martin Landis. Martin Landis is the principal of, and has sole control of, Landwin Management, is the beneficial owner of 51% of the equity interests in Landwin Management and will receive benefits from our Management Agreement, including a base salary and his pro rata share of the equity based compensation that we will pay Landwin Management under the Management Agreement. While we have appointed two independent directors, Martin Landi s, as our Chairman, may still have significant influence over the decisions of the Board.

All of our initial investments are in properties that are owned and controlled by affiliates of Martin Landis. A decision by Mr. Landis to cause a refinancing, sale or other disposition of any such investment by any such affiliate may be taken by Mr. Landis or Landwin Management on behalf of such affiliate and such decision may not be in the best interests of us or our stockholders. We do not have any effective rights to control any such decision by Mr. Landis or Landwin Management.

Martin Landis will beneficially own approximately 16.16% of our common stock as a result of his ownership of interests in the Predecessor Funds. This provides Mr. Landis with the largest single shareholding of our common stock. No other individual is permitted to own more than 8.4% or our common stock. As such, Mr. Landis has significant influence over the decisions of our Board of Directors and other stockholder matters.

Other conflicts of interest may arise in the future as a result of the relationships between us and our affiliates, on the one hand, and the stockholders, on the other. Our current director s , and any future directors, and our officers have duties to our company under applicable Maryland law in connection with their management of our company. Our current director s , and any future directors, and our officers are exculpated from liability to the fullest extent not prohibited by applicable law. If we become subject to and are unable to resolve any of these or similar conflicts of interests, our business and results of operations could be materially and adversely impacted.

Our Management Agreement with Landwin Management provides a conflict of interest in that Landwin Management is compensated for transactions, for example an acquisition, a financing or refinancing or for construction work. Landwin Management will be paid such amounts based on the transaction value even if the transaction is on terms and conditions that are not favorable to us. See “Certain Relationships and Related Transactions — Landwin Management Agreement”. Your only protection from this conflict will be our independent directors.

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Our current director s , and any future directors, and our officers and their respective affiliates are, or may in the future become, affiliated with entities that are engaged in a similar business. Our current director s , and any future directors, and our officers and their respective affiliates may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. For example, Martin Landis, our Chairman, controls the entities in which we have made all of our initial investments. Mr. Landis has agreed to give us the right of first offer on all opportunities for real estate investments that are consistent with our investment guidelines , subject to certain exceptions, including that he may pursue, without such right of first offer, one transaction per calendar year that could be a corporate opportunity for us and transactions related to like kind of exchanges on behalf of syndicated real estate entities that are an affiliate of Martin Landis, provided that he does not use our resources for such transaction . Additional directors that are elected or other executive officers that may be appointed by Martin Landis, or their respective affiliates, may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and as a result, a potential business opportunity may be presented to another entity prior to its presentation to us.

Our Chairman, Martin Landis will receive benefits in connection with the Merger, which creates a conflict of interest because he has interests in the completion of the Merger that may influence his decisions regarding the terms and circumstances under which the Merger is completed.

In connection with the Merger, we will issue shares of our common stock to the investors of each of the Predecessor Funds, including Martin Landis as current owner of the Predecessor Funds. Our sole senior executives will be our Chairman, Martin Landis, our Chief Executive Officer, John Hartman, and our Executive Vice President, Rosemary Mendoza. Accordingly , these transactions create a conflict of interest because Mr. Landis has interests in the completion of the Merger and the issuance of our common stock, which may affect the terms and circumstances under which the Merger are completed.

Our charter and amended and restated bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control transaction, even if such a change in control may be in your interest, and as a result may depress the market price of our common stock.

Our charter contains various provisions that are intended, among other purposes, to preserve our qualification as a REIT and, subject to certain exceptions, authorize our Board of Directors to take such actions as are necessary or appropriate to preserve our qualification as a REIT. The restrictions on ownership and transfer of our stock may:

●	discourage a tender offer or other transactions or a change in management or of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interests; or

●	result in the transfer of shares acquired in excess of the restrictions to a trust for the benefit of a charitable beneficiary and, as a result, the forfeiture by the acquirer of the benefits of owning the additional shares.

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Our charter, our amended and restated bylaws and Maryland law also contain other provisions that may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest. See “Material Provisions of Maryland Law and of our Charter and Amended and Restated Bylaws — Removal of Directors,” “— Control Share Acquisitions,” “— Advance Notice of Director Nominations and New Business”.

We could increase or decrease the number of authorized shares of stock, classify and reclassify unissued stock and issue stock without stockholder approval.

Our Board of Directors, without stockholder approval, has the power under our charter to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue, to authorize us to issue authorized but unissued shares of our common stock or preferred stock and to classify or reclassify any unissued shares of our common stock or preferred stock into one or more classes or series of stock and set the terms of such newly classified or reclassified shares. See “Description of Stock — Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common Stock and Preferred Stock.” As a result, we may issue series or classes of common stock or preferred stock with preferences, dividends, powers and rights, voting or otherwise, that are senior to, or otherwise conflict with, the rights of holders of our common stock. Although our Board of Directors has no such intention at the present time, it could establish a class or series of preferred stock that could, depending on the terms of such series, delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest.

Certain provisions of Maryland law could inhibit changes in control, which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest.

Certain provisions of the Maryland General Corporation Law, or MGCL, may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

●	“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof or an affiliate or associate of ours who was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding voting stock at any time within the two-year period immediately prior to the date in question) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter impose fair price and/or supermajority and stockholder voting requirements on these combinations; and

●	“control share” provisions that provide that “control shares” of our company (defined as shares that, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

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The “business combination” provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the Board of Directors prior to the time that the interested stockholder becomes an interested stockholder.

Also, pursuant to a provision in our amended and restated bylaws, we have exempted any acquisition of our stock from the control share provisions of the MGCL. However, our Board of Directors may by amendment to our amended and restated bylaws opt in to the control share provisions of the MGCL at any time in the future.

Certain provisions of the MGCL permit our Board of Directors, without stockholder approval and regardless of what is currently provided in our charter or amended and restated bylaws, to implement certain corporate governance provisions, some of which are not currently applicable to us. These provisions may have the effect of limiting or precluding a third party from making an unsolicited acquisition proposal for us or of delaying, deferring or preventing a change in control of us under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then current market price. Our charter contains a provision whereby we elect, at such time as we become eligible to do so, to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our Board of Directors and adjusting the size of the Board of Directors . See “Material Provisions of Maryland Law and of our Charter and Amended and Restated Bylaws.”

Certain provisions in our charter documents may delay or prevent unsolicited acquisitions of us.

Provisions in our charter documents may delay or make more difficult unsolicited acquisitions of us or changes of our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions include, among others:

●	our authority to grant redemption rights;

●	transfer restrictions on units;

●	restrictions on ownership of more than a specified amount of stock;

●	the right to issue a new class of preferred stock.

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Our Board of Directors may change our investment and financing policies without stockholder approval and we may become more highly leveraged, which may increase our risk of default under our debt obligations.

Our investment and financing policies are exclusively determined by our Board of Directors. Accordingly, our stockholders do not control these policies. Further, our organizational documents do not limit the amount or percentage of indebtedness, funded or otherwise, that we may incur. Our Board of Directors may alter or eliminate our current policy on borrowing at any time without stockholder approval. If this policy changed, we could become more highly leveraged which could result in an increase in our debt service. Higher leverage also increases the risk of default on our obligations. In addition, a change in our investment policies, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk, real estate market fluctuations and liquidity risk. Changes to our policies with regards to the foregoing could adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

Our rights and the rights of our stockholders to take action against any director and officers are limited.

As permitted by Maryland law, our charter eliminates the liability of each director and officer to us and our stockholders for money damages, except for liability resulting from:

●	actual receipt of an improper benefit or profit in money, property or services; or

●	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

As a result, we and our stockholders may have more limited rights against any director and officer than might otherwise exist. Accordingly, in the event that actions taken by any director or officer impede the performance of our company, your ability to recover damages from such director or officer may be limited.

We are a holding company with no direct operations and, as such, we will rely on funds received, directly or indirectly, from Landwin Investments to pay liabilities, and the interests of our stockholders will be structurally subordinated to all liabilities and obligations of our wholly - owned subsidiary , Landwin Investments , and any of its current or future subsidiaries.

We are a holding company and will conduct substantially all of our operations through Landwin Investments and its current and future subsidiaries. We do not have, apart from an interest in Landwin Investments, any independent operations. As a result, we will rely on distributions from Landwin Investments directly to us and to Landwin TRS to pay any dividends we might declare on shares of our common stock. We will also rely on distributions from Landwin Investments to meet any of our obligations, including any tax liability on taxable income allocated to us from Landwin Investments.

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We may determine to cause Landwin Investments or any of its current or future subsidiaries to issue securities or incur indebtedness. Your rights as a stockholder in us will be structurally subordinated to all existing and future liabilities and obligations (whether or not for borrowed money) of Landwin Investments and any of its current or future subsidiaries, including any future subsidiary that owns an interest in real property or a real property related investment, which may include third persons such as owners of a partnership type entity that we make an investment. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of Landwin Investments and any of its current or future subsidiaries will be available to satisfy the claims of our stockholders only after all of our and Landwin Investments’ and any of its subsidiaries’ liabilities and obligations have been paid in full.

We may assume unknown liabilities in connection with our Merger.

As part of our Merger, we will acquire assets that are subject to existing liabilities on the underlying assets, some of which may be unknown or unquantifiable on the date of this prospectus. These liabilities might include liabilities for cleanup or remediation of undisclosed environmental conditions, claims by tenants, vendors or other persons dealing with our Predecessor Funds (that had not been asserted or threatened prior to the date of the Merger), tax liabilities and accrued but unpaid liabilities incurred in the ordinary course of business. While in some instances we may have the right to seek reimbursement against an insurer, any recourse against third parties, including the contributor of our asset, for certain of these liabilities will be limited. There is a risk that we may not be entitled to any such reimbursement and be unable to recover in respect of such rights for any of these historical liabilities.

Risks Related to Our Status as a REIT

Failure to qualify as a REIT would have significant adverse consequences to us and the value of our common stock.

We believe we will operate in such a manner as to qualify, and we intend to elect to be treated, as a REIT for U.S. Federal income tax purposes commencing with our taxable year ending December 31, 2015. We have not requested and do not plan to request a ruling from the Internal Revenue Service, or IRS, that we qualify as a REIT, and the statements in the prospectus are not binding on the Internal Revenue Service, which we refer to herein as the IRS, or on any court. Therefore, there is a risk that we will not qualify as a REIT, or that we will not remain qualified as such in the future. Although we do not intend to request a ruling from the IRS as to our REIT status, we have received the opinion of our U.S. Federal income tax counsel, Herrick, Feinstein LLP, with respect to our qualification as a REIT. This opinion has been issued in connection with this issuance of stock to the investors in the Predecessor Funds. Investors should be aware, however, that opinions of counsel are not binding on the IRS or on any court. The opinion of Herrick, Feinstein LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. Herrick, Feinstein LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Herrick, Feinstein LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code. See “Material U.S. Federal Income Tax Considerations — Taxation of Our Company.”

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If we fail to qualify as a REIT or subsequently lose our REIT status, we will face serious and adverse tax consequences that would substantially reduce the funds available for distribution to you for each of the years involved because:

●	we would not be allowed a deduction for the amount of our distributions qualifying as dividends to stockholders in computing our taxable income;

●	we also could be subject to the Federal alternative minimum tax and possibly increased state and local taxes; and

●	unless we are entitled to relief under applicable statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified.

Any corporate tax liability resulting from us failing to qualify as a REIT could be substantial and would reduce our cash available for, among other things, our operations, necessary capital expenditures and distributions to stockholders. As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital, and could materially and adversely affect the value of our common stock.

Qualifying as a REIT involves highly technical and complex provisions of the Code.

Qualification as a REIT involves the application of highly technical and complex Code provisions with respect to which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to qualify as a REIT, we must satisfy a number of requirements, including requirements regarding the ownership of our stock, requirements regarding the composition of our assets and a requirement that at least 95% of our gross income in any year must be derived from qualifying sources, such as “rents from real property.” Also, we must make distributions to stockholders aggregating annually at least 90% of our net taxable income, excluding net capital gains.

Legislative or regulatory changes could adversely affect our investors.

The rules dealing with U.S. Federal income taxation are often the subject to review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. The recent changes to the US Congress may result in numerous changes to legislation and we cannot predict the scope of the Congressional review or changes, if any, to the tax laws or changes to tax laws from Executive Orders by the President of the United States or the regulatory process of the IRS and the U.S. Department of the Treasury.

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Investments in other REITs and real estate partnerships could subject us to the tax risks associated with the status of such entities.

We may invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation, may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity’s ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.

Our ownership of taxable REIT subsidiaries will be limited, and we will be required to pay a 100% penalty tax on certain income or deductions if our transactions with our taxable REIT subsidiaries are not conducted on arm’s length terms.

We may own an interest in one or more taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to Federal income tax as a regular C corporation. In addition, a 100% excise tax will be imposed on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s length basis.

A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset tests applicable to REITs. However, not more than 25% of our total assets may consist of securities (including securities of one or more taxable REIT subsidiaries), other than those securities includable in the 75% asset test. We anticipate that the aggregate value of the stock and securities of our taxable REIT subsidiaries and other nonqualifying assets will be less than 25% of the gross value of our total assets, and we will monitor the value of these investments to ensure compliance with applicable ownership limitations. In addition, we intend to structure our transactions with any taxable REIT subsidiaries to ensure that they are entered into on arm’s length terms to avoid incurring the 100% excise tax described above. There is a risk, however, that we will not be able to comply with the 25% limitation or avoid application of the 100% excise tax discussed above.

We may be forced to sell assets or borrow funds to fund distributions that are required to be made to maintain our REIT status.

To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our net taxable income each year, excluding net capital gains, and we will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our net taxable income each year. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

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In order to fund such distributions to maintain our REIT status and avoid the payment of income and excise taxes, we may need to sell assets or borrow funds even if the prevailing market conditions are not favorable for these transactions. Even if we have positive cash flow from operations, our taxable income could be more than the amount we need to make these distributions. Additionally, we may need to maintain cash to fund future operations, capital expenditures or acquisitions. As such, in order to make distributions to maintain our REIT status, we could be required to forego favorable investment opportunities or enter into transactions that we consider unfavorable.

We may in the future choose to pay dividends in our own stock, in which case you may be required to pay tax in excess of the cash you receive.

We may distribute taxable dividends that are payable in our stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. Federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of the cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. For more information on the tax consequences of distributions with respect to our common stock, see “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.” Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, such sales may have an adverse effect on the trading price of our common stock.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from “qualified dividends” payable to U.S. stockholders that are individuals, trusts and estates is 15% (20% in the case of taxpayers whose income exceeds certain thresholds). Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although these rules do not adversely affect the taxation of REITs or dividends payable by REITs, to the extent that the reduced rates continue to apply to regular corporate qualified dividends, investors who are individuals, trusts and estates may perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including the per share trading price of our common stock. See “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.”

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Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

●	Part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if (i) shares of our common stock are predominately held by qualified employee pension trusts, (ii) we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and (iii) we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

●	Part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

●	Part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from U.S. Federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

See “Material U.S. Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders.”

Foreign investors may be subject to FIRPTA on the sale of common stock if we are unable to qualify as a domestically controlled qualified investment entity.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax pursuant to the Foreign Investment in Real Property Tax Act of 1980, which we refer to herein as FIRPTA, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled qualified investment entity” or, in certain cases, if such foreign person owns less than five percent of the value of our outstanding common stock. A domestically controlled qualified investment entity is a REIT if, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. There is a risk that we will not qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gains realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than five percent of the value of our outstanding common stock. See “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Dispositions.”

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The tax imposed on REITs engaging in “prohibited transactions” may limit our ability to engage in transactions which would be treated as sales for U.S. Federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% penalty tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Although we do not intend to hold any properties that would be characterized as held for sale to customers in the ordinary course of our business, unless a sale or disposition qualifies under certain statutory safe harbors, such characterization is a factual determination and no guarantee can be given that the IRS would agree with our characterization of the initial real estate investments or any future properties or that we will always be able to make use of the available safe harbors.

The stock ownership limit imposed by the Code for REITs and our charter may restrict business combination opportunities.

To qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after our first year in which we qualify as a REIT. Our charter, with certain exceptions, authorizes our Board of Directors to take the actions that are necessary or appropriate to preserve our qualification as a REIT, including restricting the percentage of ownership that any person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code. Under the provisions of our charter, the term amount that may be owned or the “Applicable Amount” is defined to be 9.8% or such lesser amount as determined by our Board of Directors that would provide that we will satisfy the ownership requirement for a REIT under the Code. On the date of this prospectus, Martin Landis will beneficially own approximately 16.16% of our common stock. Accordingly, the Applicable Amount as of the date of this prospectus for all other stockholders is 8.4%.

We may enter into certain hedging transactions which may have an impact on our REIT status.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. We have no current expectation of using any such hedging or derivative transactions. Any such hedging activities may include entering into interest rate and/or foreign currency swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the determination of whether we qualify under various REIT income tests. We do not currently expect to engage in any such activities other than interest rate swaps and similar instruments. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to continue to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. Furthermore, compliance with the statutory REIT requirements may limit our ability to implement hedging strategies that may otherwise reduce risk, thereby increasing our risk profile.

Any purported transfer of shares that results in a violation of REIT ownership limits will be transferred and sold on the market and the stockholder may not realize the full value of such shares.

Under our charter, if a purported transfer of our stock results in a violation the REIT ownership limits, such excess shares are transferred to a trust and are sold to us or another purchaser. The stockholder shall receive an amount (i) equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of shares to the trust (or, in the event of a gift, devise or other such transaction, the median sales price reported on the applicable stock market or exchange on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the median sale price reported on the applicable stock market or exchange on the date that we or another purchaser accepts such offer, (ii) less any dividends or distributions, which the stockholder owed to the trustee. Due to our timing restrictions in making such sale to the market, the formula for determining the sales price, and the market conditions and demand for such shares at the time of the sale, such stockholder may not realize the full value of such shares.

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Risks Related to this Issuance of Common Stock issued in the Merger

There has been no public market for our common stock prior to the issuance of our common stock to the investors in the Predecessor Funds and an active trading market for our common stock may not develop following the date of this prospectus.

There has been no public market for our common stock, and there is a risk that no active trading market will develop or be sustained and that shares of our common stock will not be resold at or above the initial trading price. The market value of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops for our common stock following the completion of the Merger, the extent of institutional investor interest in us, the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies), our financial performance and general stock and bond market conditions.

We have been informed by one broker dealer that it intends to make a market for our common stock and apply for admission to quotation of our securities on the OTC Bulletin Board after the date of this prospectus. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. Any broker dealer that makes a market in our common stock may terminate such market making or restrict such activities.

We may allocate net cash position of the Predecessor Funds in ways with which you may not agree.

Our management will have discretion in using any and all cash balances, which may be in ways with which you may not agree. We are not required to allocate the net cash balances that we will acquire from the Predecessor Funds to any specific investment or transaction and, therefore, you cannot determine at this time the value or propriety of our application of the proceeds. Moreover, you will have not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. We may use the proceeds for corporate purposes that do not immediately enhance our prospects for the future or increase the value of your investment. As a result, you and other stockholders may not agree with our decisions. See “Use of Proceeds” for additional information.

We may be unable to make distributions at expected levels and we may be required to borrow or otherwise raise funds to make distributions.

If sufficient cash is not available for distribution from our operations, we may have to fund distributions from other sources to the extent available, borrow to provide funds for such distributions, or reduce the amount of such distributions. If cash available for distribution generated by our assets is less than our current estimate, or if such cash available for distribution decreases in future periods from expected levels, our inability to make the expected distributions could result in a decrease in the market price of our common stock.

All distributions will be made at the discretion of our Board of Directors and will be based upon, among other factors, our historical and projected results of operations, financial condition, cash flows and liquidity, maintenance of our REIT qualification and other tax considerations, capital expenditure and other expense obligations, debt covenants, contractual prohibitions or other limitations and applicable law and such other matters as our Board of Directors may deem relevant from time to time. We may not be able to make distributions in the future. In addition, some of our distributions may include a return of capital. To the extent that we decide to make distributions in excess of our current and accumulated earnings and profits, such distributions would generally be considered a return of capital for U.S. Federal income tax purposes to the extent of the holder’s adjusted tax basis in its shares, and thereafter as gain on a sale or exchange of such shares. See “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.” If we borrow to fund distributions, our future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been.

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Your percentage of ownership will be diluted as we issue new shares of stock or other securities to fund our investments.

To raise necessary capital to maintain and grow our business, we expect to conduct financings in the future through the issuance of additional shares of stock or other securities. We may issue common stock, convertible debt or preferred stock in public offerings or private placements, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors that receive shares in the Merger who do not participate in any future stock issuances will experience dilution in the percentage of the issued and outstanding stock they own.

In the event an active market for our common stock develops, the market price and trading volume of our common stock may be volatile following the Merger.

Even if an active trading market develops for our common stock, the trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the trading price of our common stock declines significantly, you may be unable to resell your shares at a profit. There is a risk that the trading price of our common stock will fluctuate or decline significantly in the future.

Any market maker that we have for our securities on the date of this prospectus may terminate or restrict its market making activities. In addition, members in the Predecessor Funds that will be our stockholders may want liquidity or desire to sell our shares of common stock for any other reason. We may have a market imbalance that results from stockholders selling our stock in a market that we do not expect to have any significant liquidity. This may result in a significant reduction of our share price.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

We may not be able to successfully raise capital to properly implement our investment strategy.

Our investment strategy requires that we raise additional capital to fund acquisitions. We intend to raise capital through private placements of our equity securities. In any such offering, we may be required to amend the terms of our management agreement with Landwin Management to provide more favorable terms that are accepted by the investors. Any such amendment may provide that the portfolio of assets that we acquired in the Merger, including the net profits from such assets, will be managed under the terms of the existing management agreement with Landwin Management. The terms of our management agreement may not be accepted by the investing public. We expect that the compensation and termination provisions of our Management Agreement will provide a material impediment to our ability to raise additional capital. There can be no assurance that we will be able to raise sufficient capital.

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If our stockholders sell shares and there is a market imbalance due to the fact that we do not have a sufficient number of market maker s that provide an orderly trading market or for any other reason, then the resulting lower share price may make it difficult or impossible for us to raise sufficient capital on terms and conditions that we find acceptable or which due not result in a significant dilution to our existing stockholders.

Market interest rates may have an effect on the value of our common stock.

One of the factors that will influence the price of our common stock will be the dividend yield on the common stock (as a percentage of the price of our common stock) relative to market interest rates. Our stock price would likely decrease if investors are able to receive interest or dividends at a higher rate on other investments in our asset class. An increase in market interest rates, which recently have been at historically low levels, would also likely increase our borrowing costs, may impair the fair value of our assets and could potentially decrease our funds available for distribution. Thus, higher market interest rates could cause the market price of our common stock to decrease.

The requirements of being a public company may strain our resources and divert management’s attention, and, as a result, we may not be able to operate as a REIT or a public company.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, (the “Exchange Act”), the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We have engaged outside consultants to comply with these requirements, and we may hire employees in the future, which will increase our costs and expenses.

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In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and operating results.

Furthermore, the members of our Board of Directors and our executive officers have no prior experience operating a publicly-traded REIT. There is a risk that the past experience of our management team will not be sufficient to properly operate our company as a REIT or a publicly-traded company and that will be unable to timely meet disclosure requirements of the Securities and Exchange Commission, or SEC, or otherwise comply with the Sarbanes-Oxley Act. Our failure to operate as a public company or maintain our qualification as a REIT would have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock. See “— Risks Related to Our Status as a REIT — Failure to qualify as a REIT would have significant adverse consequences to us and the value of our common stock.”

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make an investment our common stock less attractive to investors. In particular, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and we intend to take advantage of certain exemptions from various disclosure and reporting requirements that are otherwise generally applicable to public companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

40

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an “emerging growth company.” We will cease to be an “emerging growth company” on the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act which would occur if the fair market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period, or (iv) the end of the fiscal year following the fifth anniversary of our initial public offering. We have irrevocably opted-out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. As a result, we will comply with new or revised accounting standards on the same time frames as other public companies that are not “emerging growth companies.”

To the extent we take advantage of some or all of the reduced reporting requirements applicable to emerging growth companies, you will receive less information than would otherwise be provided and an investment in our common stock may be less attractive to investors.

As a result of becoming a public company, we will be obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for the first fiscal year beginning after the date of this prospectus. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting.

We are in the very early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we may not be able to assert that our internal controls are effective.

If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC.

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We will be required to disclose changes made in our internal control and procedures on a quarterly basis. However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the recently enacted JOBS Act, if we take advantage of the exemptions contained in the JOBS Act. We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31. To comply with the requirements of being a public company, we will need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Our remediation efforts may not enable us to avoid a material weakness in the future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus that are forward-looking statements within the meaning of the Federal securities laws. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our pro forma financial statements and all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

●	adverse economic or real estate developments in or affecting our markets;

●	our ability to manage potential conflicts of interest between us and Mr. Landis;

●	defaults on, early terminations of or non-renewal of leases by tenants;

●	fluctuations in interest rates and increased operating costs;

●	our failure to obtain necessary outside financing;

●	our failure to generate sufficient cash flows to pay anticipated dividends or distributions or to service our outstanding indebtedness;

●	lack or insufficient amounts of insurance;

●	decreased rental rates or increased vacancy rates;

●	difficulties in identifying properties to acquire and completing acquisitions;

●	our failure to operate acquired properties and operations in a manner that generates positive cash flow and net profit;

●	our failure to qualify as a REIT and qualify for an exemption from registration requirements under the Investment Company Act ;

●	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

●	financial market fluctuations;

●	changes in real estate and zoning laws and increases in real property tax rates;

●	factors affecting the real estate industry in the Western United States; and

●	other factors affecting the real estate industry generally.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors.”

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USE OF PROCEEDS

We will acquire the cash and cash equivalents of Predecessor Funds. We expect to use such balances to provide deposits for real estate investments, investments in real estate investments and for general working capital, as well as approximately $1,000,000 for the payment of the costs and expenses of the Merger and the registration of our shares of common stock issued to the investors in the Predecessor Funds. Prior to the Merger, the Predecessor Funds will declare a distribution of cash that is equal, in the aggregate, to $1,050,000 (the “Merger Transaction Distribution”). This distribution is intended to approximate (but is not equal to), the aggregate estimated income tax liability of the members of the Predecessor Funds resulting from the Merger, as computed by us. See “Structure and Formation of our Company — The Merger Transactions”. Until these future investments can be identified and consummated, we intend to invest our cash and cash equivalents in interest-bearing short-term investment-grade securities or money-market accounts that are consistent with our intention to qualify as a REIT, including, for example, Qualifying REIT Securities and certificates of deposit and interest-bearing bank deposits and that qualify for an exemption from registration under the Investment Company Act.

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DISTRIBUTION POLICY

We intend to make regular distributions to our stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by our Board of Directors. Our Board of Directors expects to declare distributions, generally, on an annual basis using the first day of each year or such other date as determined by our Board of Directors as the record date. In order for an investor to receive a distribution, he or she must be a stockholder of record as of the record date. We expect to declare and pay distributions annually. However, in the future, our Board of Directors, in its discretion, may determine to declare distributions on another basis.

We are required to distribute annually at least 90% of our REIT taxable income to maintain our objective of qualifying as a REIT. Generally, income distributed will not be taxable to us under U.S. Federal income tax laws if we comply with the provisions relating to qualification as a REIT. If the cash available to us is insufficient to pay such distributions, we may obtain the necessary funds by borrowing, issuing new securities, or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs. To the extent that distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for U.S. Federal income tax purposes, although such distributions might not reduce stockholders’ aggregate invested capital. Distributions in kind will, generally, not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of our company and the liquidation of our assets in accordance with the terms of our articles of incorporation; or distributions of in-kind property as long as the Board of Directors (1) advise each stockholder of the risks associated with direct ownership of the property, (2) offer each stockholder the election of receiving in-kind property distributions, and (3) distribute in-kind property only to those stockholders who accept the Board of Directors’ offer.

Distributions will be made at the discretion of our Board of Directors, depending primarily on net cash from operations (which includes cash received from tenants, distributions from joint ventures, and interest income from borrowers under loans, less expenses paid) and our general financial condition, subject to considerations for us to qualify and remain qualified as a REIT for U.S. Federal income tax purposes. We intend to increase distributions in accordance with increases in net cash from operations, if any.

During the two most recent fiscal years and subsequent interim periods, the Predecessor Funds have made the following distributions on its limited liability company interests:

Distribution Period	Predecessor Fund I	Predecessor Fund II
2013	$282,786	$44,426
2014	$276,264	$43,400

As of the date of this prospectus we do not have any material restrictions on our ability to transfer funds from any of our subsidiaries to us the form of cash dividends, loans or advances or that materially limit our ability to pay dividends or that we believe would likely to limit materially the future payment of dividends on our common stock.

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PRO FORMA INFORMATION

The following tables describe our unaudited pro forma financial position as of June 30, 2015 and December 31, 2014 and the results of operations for the six and three month periods ended June 30, 2015 and 2014, and the years ended December 31, 2014 and 2013, and the adjustments we have made thereto in order to estimate the effect of the Merger (subject to the assumptions and risks set forth in this section and elsewhere in this prospectus). The Merger includes the combination of the financial information of the Predecessor Funds and is described under “Structure and Formation of our Company - The Merger Transactions”.

The following unaudited pro forma information should be read in conjunction with our consolidated financial statements as of and for the periods ended June 30, 2015 and December 31, 2014 that is included elsewhere in this prospectus.

PRO FORMA FINANCIALS

	Historical				Pro Forma
	Landwin PF I	Landwin PF II	Reclassifications/		Combined
	June 30, 2015	June 30, 2015	Eliminations		June 30, 2015
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and cash equivalents	$11,720,965	$2,047,451	$(1,050,000	)(2)	$12,718,416
Investments in real estate companies	213,754	-	-		213,754
Preferred investments in / advances to real estate companies	4,950,000	-	-		4,950,000
Loans receivable, including accrued interest	-	326,321	-		326,321
Due from Landwin Partners Fund II, LLC	3,680	-	(3,680	)(1)	-
Deferred reorganization costs	484,044	80,490	-		564,534
Total assets	$17,372,443	$2,454,262	$(1,053,680)		$18,773,025

LIABILITIES AND MEMBERS’ CAPITAL
Liabilities:
Due to Landwin Partners Fund I, LLC	$-	$3,680	$(3,680	)(1)	$-
Other liabilities	219,669	35,209	-		254,878
Total liabilities	219,669	38,889	(3,680)		254,878

Members’ capital	17,152,774	2,415,373	(1,050,000	)(2)	18,518,147
Total liabilities and members’ capital	$17,372,443	$2,454,262	$(1,053,680)		$18,773,025

	Historical				Pro Forma
	Landwin PF I	Landwin PF II	Reclassifications/		Combined
	December 31, 2014	December 31, 2014	Eliminations		December 31, 2014
			(unaudited)		(unaudited)
ASSETS
Cash and cash equivalents	$11,658,899	$2,169,858	$-		$13,828,757
Investments in real estate companies	223,034	-	-		223,034
Preferred investments in / advances to real estate companies	4,950,000	-	-		4,950,000
Loans receivable, including accrued interest	570,795	320,071	-		890,866
Due from Landwin Partners Fund II, LLC	3,680	-	(3,680	)(1)	-
Deferred reorganization costs	174,324	33,194	-		207,518
Total assets	$17,580,732	$2,523,123	$(3,680)		$20,100,175

LIABILITIES AND MEMBERS’ CAPITAL
Liabilities:
Due to Landwin Partners Fund I, LLC	$-	$3,680	$(3,680	)(1)	$-
Accrued expenses	220,318	41,980	-		262,298
Total liabilities	220,318	45,660	(3,680)		262,298

Members’ capital	17,360,414	2,477,463	-		19,837,877
Total liabilities and members’ capital	$17,580,732	$2,523,123	$(3,680)		$20,100,175

(1)	Eliminate receivables / payables between Landwin Partners Fund I, LLC (“Landwin PF I”) and Landwin Partners Fund II, LLC. (“Landwin PF II”)

(2)	Immediately before the Merger, each of the Predecessor Funds will declare a distribution for the Merger, which has been calculated to be approximately $1,050,000.

	Historical			Pro Forma
	Landwin PF I	Landwin PF II		Combined
	Six Months Ended June 30, 2014	Six Months Ended June 30, 2014	Eliminations	Six Months Ended June 30, 2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues
Equity in loss of investments in real estate companies	$(10,750)	$-	$-	$(10,750)
Earnings on preferred equity	7,530		-	7,530
Interest - loans receivable	63,000	6,250	-	69,250
Total revenues	59,780	6,250	-	66,030

Operating expenses:
Legal	20,509	3,815	-	24,324
Professional fees and other expenses	105,202	25,431	-	130,633
Total operating expenses	125,711	29,246	-	154,957

Net operating loss	(65,931)	(22,996)	-	(88,927)
Other income:
Gains on marketable securities (net), dividends and interest	114,036	25,537	-	139,573
Net income	$48,105	$2,541	$-	$50,646

	Historical			Pro Forma
	Landwin PF I	Landwin PF II		Combined
	Three Months Ended June 30, 2014	Three Months Ended June 30, 2014	Eliminations	Three Months Ended June 30, 2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues
Equity in earnings of investments in real estate companies	$230	$-	$-	$230
Equity earnings on preferred equity	3,765			3,765
Interest - loans receivable	31,500	3,125	-	34,625
Total revenues	35,495	3,125	-	38,620

Operating expenses:
Legal	15,264	3,815	-	19,079
Professional fees and other expenses	52,828	13,576	-	66,404
Total operating expenses	68,092	17,391	-	85,483

Net operating loss	(32,597)	(14,266)	-	(46,863)
Other income:
Gains on marketable securities (net), dividends and interest	41,535	10,304	-	51,839
Net income (loss)	$8,938	$(3,962)	$-	$4,976

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	Historical			Pro Forma
	Landwin PF I	Landwin PF II		Combined
	Six Months Ended June 30, 2015	Six Months Ended June 30, 2015	Eliminations	Six Months Ended June 30, 2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Equity in loss of investments in real estate companies	$(9,280)	$-	$-	$(9,280)
Earnings on preferred equity	60,000		-	60,000
Interest - loans receivable	17,178	6,250	-	23,428
Total revenues	67,898	6,250	-	74,148

Operating expenses:
Legal	15,798	3,290	-	19,088
Professional fees and other expenses	258,878	65,751	-	324,629
Total operating expenses	274,676	69,041	-	343,717

Net operating loss	(206,778)	(62,791)	-	(269,569)
Other income:
Gains on marketable securities (net), dividends and interest	3,344	701	-	4,045
Net loss	$(203,434)	$(62,090)	$-	$(265,524)

	Historical			Pro Forma
	Landwin PF I	Landwin PF II		Combined
	Three Months Ended June 30, 2015	Three Months Ended June 30, 2015	Eliminations	Three Months Ended June 30, 2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Equity in earnings of investments in real estate companies	$(2,906)	$-	$-	$(2,906)
Equity on preferred equity	30,000			30,000
Interest - loans receivable	3,616	3,125	-	6,741
Total revenues	30,710	3,125	-	33,835

Operating expenses:
Legal	9,886	2,164	-	12,050
Professional fees and other expenses	145,464	43,917	-	189,381
Total operating expenses	155,350	46,081	-	201,431

Net operating loss	(124,640)	(42,956)	-	(167,596)
Other income:
Gains on marketable securities (net), dividends and interest	5,536	280	-	5,816
Net loss	$(119,104)	$(42,676)	$-	$(161,780)

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	Historical				Pro Forma
	Landwin PF I	Landwin PF II			Combined
	Year Ended December 31, 2014	Year Ended December 31, 2014	Eliminations		Year Ended December 31, 2014
			(unaudited)		(unaudited)
Revenues
Equity in loss of investments in real estate companies	$(6,978)	$-	$-		$(6,978)
Interest - loans receivable	137,795	12,500	-		150,295
Total revenues	130,817	12,500	-		143,317

Operating expenses:
Legal	83,757	15,862	(97,046	)(1)	2,573
Professional fees and other expenses	395,974	83,023	(21,980	)(1)	457,017
Total operating expenses	479,731	98,885	(119,026)		459,590

Net operating loss	(348,914)	(86,385)	119,026		(316,273)
Other income:
Gains on marketable securities (net), dividends and interest	88,608	25,830	-		114,438
Net income (loss)	$(260,306)	$(60,555)	$119,026		$(201,835)

(1)	Eliminate non-recurring charges directly related to the preparation of the S-4.

	Landwin PF I	Landwin PF II	Total
Legal	$81,537	$15,509	$97,046
Other	18,460	3,520	21,980
	$99,997	$19,029	$119,026

	Historical			Pro Forma
	Landwin PF I	Landwin PF II		Combined
	Year Ended December 31, 2013	Year Ended December 31, 2013	Eliminations	Year Ended December 31, 2013
			(unaudited)	(unaudited)
Revenues
Equity in loss of investments in real estate companies	$(60,011)	$-	$-	$(60,011)
Interest - loans receivable	104,628	12,500	-	117,128
Total revenues	44,617	12,500	-	57,117

Operating expenses:
Legal	371,306	4,162	-	375,468
Professional fees and other expenses	150,939	29,473	-	180,412
Total operating expenses	522,245	33,635	-	555,880

Net operating loss	(477,628)	(21,135)	-	(498,763)
Other income:
Gains on marketable securities (net), dividends and interest	12,623	4,930	-	17,553
Net loss	$(465,005)	$(16,205)	$-	$(481,210)

CAPITALIZATION

The following table sets forth the Company’s pro forma capitalization as of June 30, 2015(1):

	Historical				Pro Forma
	Landwin PF I	Landwin PF II	Reclassifications /		Combined
	June 30, 2015	June 30, 2015	Eliminations		June 30, 2015
			(unaudited)		(unaudited)

Members’ capital	$17,152,774	$2,415,373	$(1,050,000	)(2)	$18,518,147

(1)	The capitalization table is based on the historical financial information for Landwin Partners Fund I, LLC (“Landwin PF I”) and Landwin Partners Fund II, LLC (“Landwin PF II”) as of June 30, 2015 .

(2)	Immediately before the Merger, each of the Predecessor Funds will declare a distribution for the Merger, which has been calculated to be approximately $1,050,000.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with selected financial data and the audited financial statements of the Predecessor Funds for the years ended December 31, 2014 and 2013, and the unaudited quarterly financial statements for the six and three month periods ended June 30, 2015 and 2014, and, in each case, the related notes thereto, appearing elsewhere in this prospectus. Where appropriate, the following discussion includes analysis of the effects of the Merger and certain other transactions. These effects are reflected in the pro forma financial statements located elsewhere in this prospectus. Our analysis is a composite of the analysis of the Predecessor Funds and assumes that the Merger has occurred.

Overview

Our Company

We were formed as a Maryland corporation. Upon completion of the Merger, we will own the initial real estate investments, which are cash and minority equity investments in and loans to two properties. The first of these two properties is a retail shopping center known as Tempe Square, located in Tempe, Arizona. The second of these two properties is a stand-alone retail building known as 32nd Street, located in Phoenix, Arizona. We intend to elect to be taxed as a real estate investment trust beginning with the taxable year ending 2015.

We are externally managed by Landwin Management, LLC (“Landwin Management”). Landwin Management is a privately-held entity that is an affiliate of our Chief Executive Officer and Chairman. Landwin Management is not a registered investment adviser and is not required to register as an investment adviser under applicable law and regulation, as its total assets under management do not meet the applicable threshold requirements for registration under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Merger Transactions

We expect to specialize in the ownership, acquisition, management and financing of neighborhood essentials-anchored retail shopping centers (“NEARs” tm ) and other retail properties that focus on non-luxury consumer products and services in relatively densely populated, middle and upper income markets in the Western United States. The size of our target properties will be between 50,000 and 250,000 square feet, although we may acquire properties outside of these parameters.

We will complete the Merger, pursuant to which each of the Predecessor Funds will merge into our indirect wholly-owned subsidiary in exchange for an aggregate of 10,000,000 shares of our common stock.

Landwin Management will use similar performance indicators to manage and assess our business as they have used to manage their prior real estate investments. The most important factors in assessing any particular real estate project are the quality of the location, the site plan of the property, including the location of the entrance and exits and the number of parking spaces, and the credit or financial ability of tenants to pay their rental obligations, including their business prospects. Landwin Management will monitor each property for developments such as tenant delinquencies, upcoming vacancies, anticipated capital expenditures, projected cash flow, insurance matters, deferred maintenance, and sales volumes. Rental performance indicators for real estate properties include percent occupancy and long term leases with a proportion of tenants that have a financial position and prospects to continue to pay their rental obligations during the term of their lease. We will target national companies as potential tenants. Landwin Management will oversee experienced, professional property management teams to manage properties owned by us pursuant to the terms of our management agreement.

We intend to elect to be taxed as a REIT for U.S. Federal income tax purposes commencing with our taxable year ending December 31, 2015, thereby generally avoiding U.S. Federal income taxes on our taxable income that we distribute to our stockholders.

Financial Statement Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

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Critical Accounting Policies and Management Estimates

Our financial statements are prepared in accordance with GAAP. The application of these accounting principles requires our management to make certain judgments and estimates that directly affect our financial reporting results. We consider the policies discussed below to be critical to an understanding of our financial statements. Specific risks for these critical accounting policies are described in the following paragraphs. In regard to these principles, we caution you that we have limited operating history and future events rarely develop exactly as forecasted, and the best estimates of our management will likely require adjustment.

Investments in Real Estate Companies

Our investments in real estate companies are recorded under the equity method of accounting. Under this method, the investment is adjusted for contributions, distributions and our proportionate share of the net earnings or losses of each respective venture.

We assess whether there has been impairment in the value of our investments periodically. An impairment charge is recorded when events or changes in circumstances indicate that a decline in the fair value below the carrying value has occurred and such decline is other-than temporary.

Cash and Cash Equivalents

We define cash and cash equivalents as cash on hand, demand deposits with financial institutions and short term liquid investments with an initial maturity of less than 3 months. Cash balances in individual banks may exceed the federally insured limit of $250,000 by the Federal Deposit Insurance Corporation (the “FDIC”). No losses have been experienced related to such accounts. At June 30, 2015, December 31, 2014 and 2013, we had approximately $12.3 million, $12.3 million and $11.6 million, respectively, in excess of the insured limit.

We expect to use a sufficient amount of our cash and cash equivalents to purchase an amount of Qualifying REIT Securities so that we qualify as a REIT and satisfy the asset tests of the 3(c)(5)(C) Exemption. Any such investment in Qualifying REIT Securities would be intended as a temporary investment until we are able to investment in mortgages or commercial real properties that are consistent with our core investment strategy. See “— Liquidity and Capital Resources.”

Marketable Securities

Our portfolio of marketable securities comprises equity and debt securities that are classified as trading. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are recognized as unrealized and realized gains or losses in the Statements of Operations. The estimated fair values of financial instruments are determined using available market information and appropriate valuation methods.

Fair Value of Financial Instruments

A fair value measurement is based on the assumptions that market participants would use in pricing an asset or liability. The hierarchy for inputs used in measuring fair value is as follows:

1.	Level 1 Inputs—quoted prices in active markets for identical assets or liabilities

2.	Level 2 Inputs—observable inputs other than quoted prices in active markets for identical assets and liabilities

3.	Level 3 Inputs—unobservable inputs

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement. Financial assets and liabilities whose fair values we measure on a recurring basis using Level 2 inputs consist of preferred equities, fixed income and municipal securities. We measure the fair values of these assets and liabilities based on prices provided by independent market participants that are based on observable inputs using market-based valuation techniques. These valuation models and analytical tools use market pricing or similar instruments that are both objective and publicly available, including matrix pricing or reported trades, benchmark yields, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids and/or offers. The Predecessor Funds did not adjust any of the valuations received from these third parties with respect to any of its level 2 securities at December 31, 2014 and 2013.

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Income Taxes

Each of the Predecessor Funds is a partnership for U.S. Federal income tax purposes and therefore is not liable for any U.S. Federal income taxes and thus, no provision has been made. All items of income and expense flow through to its members.

Each of the Predecessor Funds is subject to the provision of Accounting Standard Codification (“ASC”) 740, Income Taxes which sets forth a minimum threshold for financial statement recognition of the benefit of a tax position taken or expected to be taken in a tax return. Management does not believe that either Predecessor Fund has any material uncertain tax positions that would require recognition or measurement in our financial statements. Our conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

For our taxable year ending December 31, 2015, we intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code and, upon the election being made, we will be taxed as such beginning with our taxable year ending December 31, 2015. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of our REIT taxable income to stockholders. As a REIT, we generally will not be subject to U.S. Federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to U.S. Federal income taxes on our taxable income at regular corporate rates starting with that year and will not be permitted to qualify for treatment as a REIT for U.S. Federal income tax purposes for four years following the year during which qualification is lost unless the IRS were to grant us relief under certain statutory provisions. Such an event could have a material adverse effect on our net income and net cash available for distribution to stockholders. However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and we intend to operate in the foreseeable future in such a manner so that we will qualify as a REIT for U.S. Federal income tax purposes.

The Predecessor Funds not been audited by federal, state or local tax authorities: therefore all open years are subject to examination by all taxing authorities. Tax years 2012 and onward are still subject to examination. Should any uncertain tax positions be identified by us, we will account for any interest on such taxes and penalties as a deemed distribution to members. There are no interest or penalties in the statement of operations.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers.”  This ASU requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. This ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. This new standard is effective for us on January 1, 2018. This standard permits the use of either the retrospective or cumulative effect transition method. We are evaluating the effect that ASU 2014-09 will have on our financial statements and related disclosures. This standard is not expected to have an effect on our leasing activities. We have not determined the effect of the adoption of this standard on other aspects of our ongoing financial reporting.

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new standard is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability companies, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). This new standard is effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. We are evaluating the standard and have not yet determined the effect on our financial reporting .

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Results of Operations

Landwin Partners Fund I

Comparison of the Three Months Ended June 30, 2015 to the Three Months Ended June 30, 2014

Revenues for the three months ended June 30, 2015 were approximately $31,000 compared to approximately $35,000 for the three months ended June 30, 2014. The decrease in revenues was mainly due to a decrease in interest on loans receivable.

Operating expenses for the three months ended June 30, 2015 were approximately $155,000 compared to approximately $68,000 for the three months ended June 30, 2014. The increase in operating expenses was mainly due to increased accounting expenses in 2015.

Other income for the three months ended June 30, 2015 was approximately $6,000 compared approximately $42,000 for the three months ended June 30, 2014. The decrease in other income was mainly due to the sale of all securities positions in the 2014 period.

Comparison of the Six Months Ended June 30, 2015 to the Six Months Ended June 30, 2014

Revenues for the six months ended June 30, 2015 were approximately $68,000 compared to approximately $60,000 for the six months ended June 30, 2014. The increase in revenues was mainly due to an increase in earnings on preferred equity.

Operating expenses for the six months ended June 30, 2015 were approximately $275,000 compared to approximately $126,000 for the six months ended June 30, 2014. The increase in operating expenses was mainly due to increased accounting and independent financial audit expenses in 2015.

Other income for the six months ended June 30, 2015 was approximately $3,000 compared approximately $114,000 for the six months ended June 30, 2014. The decrease in other income was mainly due to the sale of all securities positions in the 2014 period.

Comparison of the Year Ended December 31, 2014 to the Year Ended December 31, 2013

Revenues for the year ended December 31, 2014 were approximately $131,000 compared to approximately $45,000 for the year ended December 31, 2013. The increase in revenues was mainly due to lower equity in loss of investments in real estate companies and an increase in interest on loans receivable.

Operating expenses for the year ended December 31, 2014 were approximately $480,000 compared to approximately $522,000 for the year ended December 31, 2013. The decrease in operating expenses was mainly due to lower litigation related legal expenses in 2014.

Other income for the year ended December 31, 2014 was approximately $89,000 compared approximately $13,000 for the year ended December 31, 2013. The increase in other income was mainly due to higher securities gains.

Landwin Partners Fund II

Comparison of the Three Months Ended June 30, 2015 to the Three Months Ended June 30, 2014

Revenues for both the three months ended June 30, 2015 and 2014 were $3,125.

Operating expenses for the three months ended June 30, 2015 were approximately $46,000 as compared to approximately $17,000 for the three months ended June 30, 2014. The increase in operating expenses was mainly due to increased accounting and independent financial audit expenses in 2015.

Other income for the three months ended June 30, 2015 was $280 as compared to approximately $10,000 for the three months ended June 30, 2014. The decrease in other income was mainly due to the sale of all securities positions in the 2014 period.

Comparison of the Six Months Ended June 30, 2015 to the Six Months Ended June 30, 2014

Revenues for both the six months ended June 30, 2015 and 2014 were $6,250.

Operating expenses for the six months ended June 30, 2015 were approximately $69,000 as compared to approximately $29,000 for the six months ended June 30, 2014. The increase in operating expenses was mainly due to independent financial audit expenses in 2015.

Other income for the six months ended June 30, 2015 was $701 as compared to approximately $26,000 for the six months ended June 30, 2014. The decrease in other income was mainly due to the sale of all securities positions in the 2014 period.

Comparison of the Year Ended December 31, 2014 to the Year Ended December 31, 2013

Revenues for both the years ended December 31, 2014 and 2013 were $12,500.

Operating expenses for the year ended December 31, 2014 were approximately $99,000 as compared to approximately $34,000 for the year ended December 31, 2013. The increase in operating expenses was mainly due to legal, consulting, accounting, and audit expenses.

Other income for the year ended December 31, 2014 was approximately $26,000 as compared to approximately $5,000 for the year ended December 31, 2013. The increase in revenues was mainly due to higher securities gains and dividends.

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Liquidity and Capital Resources

In order to qualify as a REIT and to avoid corporate-level tax on the income we distribute to our stockholders, we are required to distribute at least 90% of our REIT taxable income on an annual basis. Our sources of funds will primarily be the net cash balance acquired from the Predecessor Funds, operating cash flows and borrowings. Operating cash flows will consist primarily from payments of rent from tenants in our buildings, payments of interest and principal under mortgage loans and income from other real estate related investments. Liquidity will also be generated through lines of credit with commercial banks.

In order to qualify for the 3(c)(5)(C) Exemption and avoid being deemed an investment company, we are required to hold at least 55% in qualifying interests, at least 25% of our total assets in real estate related assets (subject to reduction to the extent that we invest more than 55% of our total assets in qualifying interests) and no more than 20% of our total assets in miscellaneous investments. We expect to invest a significant amount of our cash and cash equivalents in such qualifying interests, including Qualifying REIT Securities, in order to satisfy this exemption.

We expect to conduct one or more private or public offerings of our securities to raise additional capital to implement our property acquisition and investment strategy. We believe that we will be able to obtain financing in amounts and on terms that are acceptable to us and consistent with our business strategy. We believe that these cash resources will be sufficient to satisfy our immediate liquidity requirements, and we do not anticipate a need to raise funds from other than these sources within the next 12 months other than to acquire additional real property investments.

We currently have no outstanding debt. Depending on market conditions, we may incur debt up to an amount determined by our Board of Directors. We expect to negotiate and obtain short term lines of credit with commercial banks to permit us to make deposits for the acquisition of property investments. However, we currently do not have any commitment from any financial institution to provide such a line of credit to us. Any indebtedness we incur will likely be subject to continuing covenants, and we will likely be required to make continuing representations and warranties about ourselves in connection with such debt. Moreover, some or all of our debt may be secured by some or all of our assets. If we default in the payment of interest or principal on any such debt, breach any representation or warranty in connection with any borrowing or violate any covenant in any loan document, our lender may accelerate the maturity of such debt requiring us to immediately repay all outstanding principal. If we are unable to make such payment, our lender could foreclose on our assets that are pledged as collateral to that lender. The lender could also sue us or force us into bankruptcy. Any of these events would likely have a material adverse effect on the value of an investment in our common stock.

Our income calculated for tax purposes may differ from income calculated in accordance with GAAP. The distinction between taxable income and GAAP income is important to our stockholders because distributions are declared on the basis of taxable income. While we generally will not be required to pay income taxes as long as we satisfy the REIT provisions of the Internal Revenue Code, each year we will be required to complete a U.S. Federal income tax return wherein taxable income is calculated. This taxable income level will determine the minimum level of distributions we must pay to our stockholders.

We currently have no off-balance sheet arrangements or contractual obligations requiring disclosure under this item.

Cash Flows

Landwin Partners Fund I

Six Months Ended June 30, 2015 and 2014

Net cash used in operations was approximately $174,000 and approximately $209,000 for the six months ended June 30, 2015 and 2014, respectively. The decrease in net cash used in operations was mainly due to the reduction in purchases of marketable securities. Net cash provided by investing activities was $550,000 and $0 for the six months ended June 30, 2015 and 2014, respectively. The increase in net cash provided by investing activities was mainly due to the $550,000 repayment of a loan. Net cash used in financing activities was approximately $314,000 and approximately $63,000 for the six months ended June 30, 2015 and 2014, respectively. The increase in net cash used in financing activities was related to the increase in deferred reorganization costs.

Year Ended December 31, 2014 and 2013

Net cash provided by (used in) operations was approximately $796,000 and approximately ($771,000) for the year ended December 31, 2014 and 2013, respectively. The increase in net cash provided by operations was mainly due to proceeds of Predecessor Fund I’s 2014 sale of approximately $867,000 in marketable securities. Net cash provided by investing activities was approximately $500,000 and approximately $3,432,000 for the year ended December 31, 2014 and 2013, respectively. The decrease in net cash provided by investing activities was mainly due to the approximately $4,469,000 distribution received in 2013 from Predecessor Fund I’s investment in WIDBPP. Net cash used in financing activities, mostly for distributions, was approximately $451,000 and approximately $283,000 for the year ended December 31, 2014 and 2013, respectively.

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Landwin Partners Fund II

Six Months Ended June 30, 2015 and 2014

Net cash used in operations was approximately $75,000 and approximately $11,000 for the six months ended June 30, 2015 and 2014, respectively. The increase in cash used in operations was mainly due to the net loss in the 2015 period. Net cash used in financing activities was approximately $47,000 and $12,000 for the six months ended June 30, 2015 and 2014, respectively. The increase in net cash used in financing activities was related to the increase in deferred reorganization costs.

Year Ended December 31, 2014 and 2013

Net cash provided by (used in) operations was approximately $171,000 and approximately ($227,000) for the year ended December 31, 2014 and 2013, respectively. The increase in cash provided by operations was mainly due to proceeds of Predecessor Fund II’s 2014 sale of approximately $233,000 in marketable securities. Net cash used in financing activities, mostly for distributions, was approximately $77,000 and approximately $44,000 for the year ended December 31, 2014 and 2013, respectively.

Quantitative and Qualitative Disclosures About Market Risk

Market risk refers to the risk of loss from adverse changes in the level of one or more market prices, rate indices or other market factors.

There is presently no public market for our common stock and there has never been a market for our common stock. In order to quote on the OTCQB, a market maker must agree to file an application on our behalf in order to make a market for our common stock. There is no guarantee that any application filed by a market maker to make a market for our common stock will be accepted, or that a market for your common stock will develop or be sustained. We are also exposed to market risk primarily from changes in interest rates which are very sensitive to a variety of factors including political, economic and other factors outside of our control.

Interest rate risk arises primarily as a result of our business activities related to acquiring mortgage loans and funding a portion of the purchases with borrowings and the associated asset and liability management required to match maturities of loans to funding sources. The principal objective of our asset and liability management is to preserve principal, increase stockholder value and distribute a stable rate of dividends while operating within acceptable limits established for interest rate risk and maintaining adequate levels of liquidity.

The primary interest rate exposure to which we are subject relates to our mortgage loan portfolio. Any change in the general level of interest rates in the market can affect our net interest income and net income in either a positive or negative manner. Net interest income is the difference between the income earned from interest bearing assets less the expense incurred relating to interest bearing liabilities. Fluctuations in the interest rate environment can also affect our ability to acquire new loans, the value of our loans for sale portfolio and our ability to sell the loans held for sale and the related income associated with a sale.

We may use derivative or synthetic instruments to manage our interest rate exposure and do not currently intend to use any other derivative or synthetic instruments. Given the short time horizon of our anticipated investments and our related borrowings. In addition, our actions are limited by rules with which REITs must comply.

Prior Investment Programs

Martin Landis has managed, indirectly through Landwin Management and its affiliates, real estate investments for high net worth individuals, foundations and institutions. Since 1995, Martin Landis has sponsored private pooled investment vehicles that invested in real estate and related assets, including development and re-development or re-habilitation of real property assets. All of these prior programs had investment objectives that are, generally, substantially similar to ours.

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BUSINESS AND PROPERTIES

General

We are a Maryland corporation that was formed in 2015 that intends to elect to be taxed as a real estate investment trust, or REIT, for U.S. Federal income tax purposes, organized to continue and grow the investment activity of two pre-existing private real estate funds that will be merged into us on the date of this prospectus. Our core investment strategy is to acquire, own, operate, and realize the value of a portfolio of income-producing commercial real estate and related investment assets. We will invest on an opportunistic basis in equity, debt or any combination in existing and/or to-be-developed/redeveloped real properties primarily in the Western United States. We will focus on neighborhood essentials-anchored retail shopping centers (“NEARs” TM ), although our investment portfolio may also include other classes of real property, including residential and commercial properties. In addition, our investment strategy includes making investments in qualifying interests, including Qualifying REIT Securities, so that we are able to qualify as a REIT under the Internal Revenue Code and be exempt from registration requirements under the Investment Company Act.

We are externally managed by Landwin Management, LLC (“Landwin Management”). Landwin Management is not a registered investment adviser and is not required to register as an investment adviser under applicable law and regulation, as its total assets under management do not meet the applicable threshold requirements for registration under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Landwin Management has been managing the Predecessor Funds since their formation and is a privately-held entity that is an affiliate of our Chairman and an active real estate investment and development management services company that currently manages a portfolio of real property assets in the Western United States with an approximate current market value of more than $150 million dollars. Landwin Management was co-founded in 2005 by our Chairman of our Board of Directors, Martin Landis. Landwin Management was formed and organized as the successor to a commercial real estate investment, development, and management business originally established in 1969 by Martin Landis.

Martin Landis is an accomplished real estate investment professional who brings over 28 years of experience in real estate investing. Collectively, over the last 28 years Landwin Management and its predecessors have acquired, leased, developed, redeveloped, constructed, operated, managed, disposed of, and replaced through tax-free exchanges over ten million square feet of income-producing commercial real property assets in seventeen states within the United States, including property types similar to those which we intend to acquire and in states where we intend to operate. In its normal course of day-to-day business, Landwin Management routinely sources, evaluates, and submits offers to acquire real property investment opportunities through a continually-renewing, multi-billion dollar, nationwide pipeline of deal flow from an expanding network of industry contacts and relationships developed over the last 28 years. Under the terms of our management agreement with Landwin Management, we have, subject to certain exceptions, the first right to invest, or co-invest alongside other funds under Landwin Management’s management or other entities, in opportunities sourced through Landwin Management’s pipeline.

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Landwin Management:

●	Was the sole manager to each of the Predecessor Funds and currently is the sole manager for five syndicated real estate limited entities, including the entities in which we have our initial investments.

●	Over the last 28 years, Landwin Management and its predecessors have collectively acquired, leased, developed, redeveloped, constructed, operated, managed, disposed of, and replaced over 10 million square feet of commercial real property assets in the United States, including property types similar to those which we intend to acquire and operate.

We believe that our affiliation with Landwin Management provides us with several significant benefits:

●	We receive the benefit of a cohesive team of real estate professionals with decades of experience and who provide many senior executive functions to us, effectively permitting us to outsource such functions on a cost effective basis.

●	Landwin Management will charge us fees based on completed transactions such as acquisitions, dispositions, refinancings and leases, which we believe provides us with a better alignment of fees to actual services and saves us the fees and expenses associated with the identification and evaluation of such transactions or costs and expenses for such transactions that are not completed.

Merger of our Predecessor Real Estate Funds

On the date of this prospectus we will consummate the Merger of our two Predecessor Funds into Landwin Sub, our wholly-owned indirect subsidiary limited liability company. These two Predecessor Funds are:

●	Landwin Partners Fund I, LLC (“Predecessor Fund I”), and

●	Landwin Partners Fund II, LLC (“Predecessor Fund II” ).

Predecessor Fund I and Predecessor Fund II (collectively, the “Predecessor Funds”) were formed in 2006 and 2007, respectively. Landwin Management is the sole manager of each of the Predecessor Funds and is authorized under the terms of the limited liability company agreement of each of the Predecessor Funds to consummate the Merger of our Predecessor Funds into us. No vote or proxy of any member of any of the Predecessor Funds has been solicited or is required to authorize the Merger. The limited liability company agreement of each of the Predecessor Funds provides that the manager of such Predecessor Fund, which is Landwin Management, has the power and authority to merge each Predecessor Fund if the members receive the common stock of a public corporation. The Merger qualifies as merger that is authorized without the vote or consent of the members of a Predecessor Fund. Under the Delaware limited liability company act, no member of a Predecessor Fund has any appraisal or similar rights. Landwin Management considered terminating the Predecessor Funds and liquidating their assets on the respective termination dates of December 31, 2016 and 2017. Landwin Management has determined that the general economic conditions were not generally beneficial to liquidating the assets and that the liquidation of the assets would require the disposition of its share in the underlying real estate, which would not likely result in the best and highest price at this time. Landwin Management determined that the tax advantaged structure for continuing the investment objectives of the Predecessor Funds as a public company is a REIT.

The Predecessor Funds were formed and organized as blind-pool private equity funds focused on commercial real estate. Our investment strategy described in “Business and Properties” - “Our Strategy” reflects the investment strategy that was developed by the Predecessor Funds. The Predecessor Funds did not implement this strategy and held their available cash as reserves primarily because of the unprecedented capital market and liquidity crises that started in 2007 and because certain litigation, which was ultimately dismissed in our favor, chilled the opportunity for the Predecessor Funds to access mortgage or similar debt financings. Landwin Management, the sole manager of the Predecessor Funds, determined that deploying a significant amount of the cash resources as an equity investment without mortgage financing in the then prevailing economic environment would result in a concentration of assets that was not prudent.

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As consideration for the Merger, each member in each of the Predecessor Funds will receive their ratable amount of the 10,000,000 shares of our common stock that are issued in the Merger, which will be equal to: 10,000,000 multiplied by (1) the percentage interest of such member in the applicable Predecessor Fund, multiplied by (2) the percentage of the net assets of such Predecessor Fund to the aggregate net assets of the Predecessor Funds. The value of the net assets of each Predecessor Fund was determined by us as of June 30, 2015 based on our estimated value of our real estate portfolio assets and the amount of our cash and cash equivalents, reduced by the amount of the liabilities of such Predecessor Fund and the amount of the Merger Transaction Distribution made by such Predecessor Fund described in “Structure and Formation of our Company - The Merger Transactions”. Our valuation of our real estate portfolio assets was based on our analysis of the amount that we would receive if the underlying real estate investment was sold at the fair value and the net proceeds of any such sale were distributed to us and other indirect owners of the real estate assets. Landwin Management determined the fair value of such underlying real estate assets by using the valuation process that it customarily uses to underwrite real estate investments or determine the value it would expect may be realized in a sale of real estate assets. This process included estimating the market value for the underlying real estate assets, including obtaining expected market values from real estate brokers that have significant experience in real estate transactions in the applicable local real estate market, taking into account any material changes in the local real estate markets that we expect would materially affect the valuation and considering appraisals of our real estate investments by Colliers International Valuation & Advisory Services, LLC (“Colliers”) and valuation consulting services that were provided by a nationally-recognized valuation firm , GlassRatner Advisory & Capital Group LLC. See “Structure and Formation of our Company— Opinion of our Valuation Firm.” As a result of the Merger, each investor in a Predecessor Fund will receive shares of our common stock that are registered and the separate existence of each of the Predecessor Funds, and each investor’s limited liability company interests in each of the Predecessor Funds, will terminate. The limited liability company interests of each of the Predecessor Funds were not registered under the Securities Act, were subject to contractual restrictions on transfer and had limited rights to participate in the management and business of each of the Predecessor Funds. We have been informed by a broker dealer that it intends to make a market for our shares of common stock and apply for the shares to be listed for trading on the OTCQB.

Our Initial Investments

Prior to the Merger, we had no business activities or investments of any kind. On the date of this prospectus, we will acquire through the Merger the following investments and assets of the Predecessor Funds:

●	Cash and securities totaling approximately $12,700,000 as of June 30 , 2015, after considering the Merger Transaction Distribution.

●	The following equity investments in our affiliates (our “initial real estate investments” ):

●	Watavision II, L.L.C (“Watavision”): 5.02% equity interest and a $2,200,000 preferred interest that are held by Predecessor Fund I. Watavision is the holding company of a multi-tenant retail shopping center known as Tempe Square, located in Tempe, Arizona (“Tempe Square”);

●

32nd St . LLC (“32nd St.”): an equity interest that is held by Predecessor Fund I in 32nd St . , which is one of two tenants-in-common investors in a multi-tenant stand-alone retail building known as 32nd St reet , located in Phoenix, Arizona (“32nd St reet ”) . This investment represents an 11.36% indirect equity interest in this property. In addition, we have a $2,750,000 preferred interest held by Predecessor Fund I in 32 nd St.

●	The following debt investment in our affiliate :

●	a $250,000 loan made by Predecessor Fund II to 32nd St. This loan, made on February 26, 2009, is payable on demand and accrues interest at a rate of 5% per annum.

Prior to the Merger, the Predecessor Funds will declare a cash distribution related to certain deemed tax liabilities of the Predecessor Funds members. See “Structure and Formation of our Company — The Merger Transactions”.

Watavision is an affiliate because it is managed indirectly by Martin Landis. There are 41 members of Watavision, including Predecessor Fund I and interests that are beneficially owned by Martin Landis. Martin Landis has an indirect ownership of 7.88% in Watavision, in addition to his indirect ownership as a member of Predecessor Fund I.

32nd St. is an affiliate because it is managed indirectly by Martin Landis. There are 31 members of 32nd St., including Predecessor Fund I and interests that are beneficially owned by Martin Landis. Martin Landis has an indirect ownership of 38.14% in 32nd St., in addition to his indirect ownership as a member of Predecessor Fund I and he also is the beneficial owner of the other tenant in comment of the property.

Each of Watavision , 32nd St. and Lincoln View are affiliated entities and our initial investments were made to participate in the underlying real property interest.

Each of our investments was made as part of a property specific improvement plan developed by Landwin Management for properties managed by Landwin Management. The current portfolio of properties currently managed by Landwin Management may provide us with additional investment opportunities. In addition, several third party joint venture partners of Landwin Management who also have portfolios of properties under their management may also provide us with additional investment opportunities.

Tempe Square

Tempe Square is a 114,309 square feet multi-tenant retail shopping center owned by Watavision. The property is located in Tempe, Arizona, and is occupied by 21 retail and restaurant tenants. Tempe Square has an average occupancy rate of approximately 72%. Currently, two tenants occupy 10% or more of the rentable square footage. In 2014 and 2013, four and two leases, respectively, were originated, and none of the leases during those periods were renewed, and three leases expired. During 2014 and 2013, ten leases for each year were subject to rent increases, with an average percentage increase of 4% and 4.64%, respectively.

In 2014 and 2013, there were no material leasing commissions, tenant concessions or tenant improvement costs. In 2013, two leases were terminated early due to bankruptcy or failure to pay rent.

Tempe Square is encumbered by a mortgage securing a loan in the original amount of 14,000,000 pursuant to a loan agreement dated April 19, 2006 between Watavision and Column Financial, Inc., bearing an interest rate of 6.09% per annum, which matures on May 11, 2016. Under the terms of the loan, there is generally no prepayment allowed other than within three months prior to the loan’s maturity date. Payments are made in the amount of $84,748.86 per month through April 11, 2016, with the balance due on May 11, 2016. As of June 15, 2015, there was $12,899,417 outstanding under the loan. The balance of the loan due at maturity is approximately $12,675,000.

32nd St reet

32nd St reet is an approximately 14,090 square feet multi-tenant stand-alone retail building. The property is located in Phoenix, Arizona, and is occupied by four retail and pet service providers. 32nd St reet has an occupancy rate of 100%. Currently, all of our tenants occupy 10% or more of rentable square footage. In 2014 and 2013, one and no leases, respectively, were originated. In 2014 and 2013, no lease was renewed, expired or was subject to a rent increase. In 2014 and 2013, there were no material leasing commissions, tenant concessions or tenant improvement costs.

32nd Street is encumbered by a mortgage securing a loan in the amount of $3,660,000, pursuant to a loan agreement dated May 1, 2007, between 32nd St. and 32nd St. Landis Family LLC and Column Financial, Inc., bearing interest at a rate of 6.0% per annum, which matures on May 11, 2017. Interest-only payments are made through April 11, 2017. Under the terms of the loan, there is generally no prepayment allowed other than within three months prior to the loan’s maturity date. The full amount of the loan is due at maturity.

The following chart sets forth the principal provisions of the leases of tenants occupying 10% or more of the rentable square footage, including rent per annum, lease expiration date and renewable options.

	Rent Per Annum(1)	Lease Expiration Date	Renewal Option
Tempe Square
Bookstore	$162,518	08/31/2019	None.
Retail Chain	$244,380	07/31/2056	Options to terminate at 240, 300, 360, 420, 480, 540, 600 and 640 months with six-months notice.
Retail Chain	$319,524	06/30/2021	3-5 years with 180-days notice.
32nd Street
Food Chain	$69,960	2/28/2022	4-5 years
Pet Services Provider	$116,721	12/31/2019	1-7 years
Pet Services Provider	$134,772	3/14/2020	2-5 years
Pet Services Provider	$143,517	2/9/2022	1-5 years

(1) “Rent Per Annum” is calculated by annualizing contractual rental income as of March 31, 2015.

The following chart sets forth the occupancy rates of Tempe Square and 32nd Street for the last five years:

	2014	2013	2012	2011	2010
Tempe Square	72%	72%	70%	71%	70%
32nd Street	100%	85%	85%	29%	0%

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The following table sets forth the lease expirations for leases for the next ten years, assuming that tenants do not exercise any renewal options or early termination options:

	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Tempe Square
Number of Expiring Leases	0	1	3	4	6	0	1	0	1	0	0
Total Square Footage of Expiring Leases	—	1,000	26,065	9,662	21,621	—	1,000	—	1,000	—	—
Annual Rent of Expiring Lease	—	$21,900	$380,564	$174,278	$376,438	—	$21,028	—	$34,500	—	—
Percentage of Property’s Gross Annual Rent	—	1.25%	21.68%	9.47%	19.95%	—	1.11%	—	1.81%	—	—
32nd Street
Expiring Leases	0	0	0	0	1	1	0	2	0	0	0
Total Square Footage of Expiring Leases	—	—	—	—	3,537	4,084	—	6,469	—	—	—
Annual Rent of Expiring Lease	—	—	—	—	$123,792	$134,772	—	$277,547	—	—	—
Percentage of Property’s Gross Annual Rent	—	—	—	—	24.16%	25.86%	—	51.77%	—	—	—

The following chart represents the average effective annual rental per square foot for Tempe Square and 32nd Street for the last five years:

	2014	2013	2012	2011	2010
Tempe Square	$18.02	$15.80	$16.73	$15.87	$15.32
32nd Street	$33	$33	$33	$33	$0

We intend to elect to be taxed and to operate in a manner that will allow us to qualify as a REIT for U.S. Federal income tax purposes, commencing with our taxable year ending December 31, 2015. We will conduct substantially all of our business through Landwin Investments and its subsidiaries. Martin Landis, our Chairman of our Board of Directors, will beneficially own shares of our outstanding common stock that are issued in exchange for his 16.04% ownership in Predecessor Fund I and 17.00% ownership in Predecessor Fund II.

The following table sets forth depreciation information for the properties as of December 31, 2014:

	Basis	Depreciation Rate	Method of Depreciation	Useful Life Claimed
Tempe Square	$10,701,494	2.5%	Straight-Line	40 Years
32nd Street	$2,248,700	2.56%	Straight-Line	37.9 Years(1)

(1) This number reflects depreciation prior to its appraisal and revaluation.

Our Strategy

We will continue the investment strategies that Landwin Management and its predecessors have employed for more than 28 years for the benefit of numerous real estate syndication ventures and the Predecessor Funds. Landwin Management has codified its investment and operating methods, originally developed by Martin Landis and refined by Landwin Management into a dynamic, comprehensive, proprietary system, including a copyrighted real property investment methodology (collectively, the “Landwin System”). The Landwin System encompasses the material functions of the commercial real estate investment, development, and management business designed and used by Martin Landis and Landwin Management, including sourcing, analyzing, offering, negotiating, obtaining financing for, acquiring, developing, redeveloping, leasing, building and constructing, remodeling and repositioning, and day-to-day management of income-producing real property assets in the United States. Landwin Management uses the Landwin System, and regularly implements and updates the Landwin System to properly manage and response to changing market forces. We believe that Landwin Management’s provide us with three core competitive advantages in real estate analysis and development: (i) creativity, (ii) planning and structuring, and (iii) problem-solving.

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The primary objectives of our overall investment policy are to:

–	Preserve principal, such as by

●	prioritizing safety over aggressive returns;

●	making sound investments with appropriate leverage ratios;

●	acquiring properties with below market rent rates that protect us in an economic downturn and provide us an opportunity to increase rental income as leases expire;

●	acquiring properties in locations that we believe are the most desirable to our tenant base; and

●	acquiring properties that are in neighborhoods that have stable or growing economic fundamentals,

–	Increase stockholder value, such as by

●	developing and implementing property specific improvement plans,

●	increasing leasable square footage,

●	attracting the right mix of national, regional and local credit tenants,

●	negotiating favorable financing terms,

●	negotiating favorable lease terms, and

●	repurposing properties to achieve the highest and best uses.

–	Distribute a stable rate of dividends.

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Our Property Focus - NEARs TM

We expect to continue the traditional geographic focus of Landwin Management on densely populated, middle to upper income urban and suburban submarkets primarily in the Western United States where Landwin Management and its predecessors have focused their prior real estate investment activities, including Arizona, California, Colorado, Hawaii, Nevada, Oregon, and Washington. We may also make investments outside these areas in states including New York and Florida where Landwin Management also has significant prior experience, knowledge, relationships, expertise, and/or access to suitable investment opportunities.

We also expect to maintain our property-type focus primarily on small-to-midsized neighborhood essentials-anchored retail shopping centers, or NEARs TM . This class or commercial real estate typically has small commercial tenants that focus on products and services that are typically located in most neighborhoods. These retail tenants sell non-luxury consumer products and services in relatively densely populated, middle and upper income markets. These retail tenants would include hair salons, cell phone stores, local or franchised restaurants including pizzerias, coffee shops, bakeries, or donut shops or wine or liquor stores. These are the tenants that may have a stronger connection to shoppers that live or work in the local neighborhoods and are leased by the “mom and pops” that own or operate the retail facility. We believe that most real estate investment funds and REITS that are larger than us do not focus on small to mid-size real estate investments, resulting in an investment opportunity that we will exploit utilizing our Landwin System. In addition, we expect our investments to vary in size based on property type and numerous other factors but in general to range between 50,000 and 250,000 square feet, although we may acquire properties outside these parameters.

We believe that there is a favorable investment environment for small-to-midsized, value-added NEARs TM and other property types within our target markets primarily throughout the Western United States. We believe we will have opportunities to acquire, finance, improve, and better manage quality income producing properties.

We believe that our Landwin System and the senior executives of Landwin Management position us well to exploit this niche real estate investment class. Investing in this niche requires refined skills, including:

●	Understanding the needs of both national and regional credit tenants as well as the local and small business tenants.

●	Developing and implementing effective procedures that enable us to interact and lease space to tenants on a cost effective basis.

●	Developing and implementing creative marketing strategies designed to increase the value of our properties by increasing tenant sales, such as by actively participating in local sponsorship programs, hosting community events and concerts, re-branding the shopping center, and refreshing the shopping center’s appearance and tenant “curb appeal”.

●	Understanding the local property dynamics to lease to the appropriate mix of tenants.

●	Building a valuable base of local relationships.

●	Quickly reposition properties to effectively react to tenant dynamics, including vacancies caused by a tenant bankruptcy.

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We may also invest in other property types, including multi-family apartment complexes, light industrial, office buildings, and other property types with which Landwin Management has extensive collective prior experience, knowledge, relationships, expertise, and access to investment opportunities.

We expect to raise additional capital for our investment programs through the offering of securities in private investments in a public entity, or PIPEs, and/or through public offerings. The terms and conditions of any such securities offerings will be determined by our Board of Directors and may include any type of security. We expect that our initial financing will be in amounts that we determine reasonable to acquire property investments that we expect to close or invest.

Acquisition Pipeline

Through Landwin Management and our senior executives, we have an extensive proprietary relationship network that provides us with a constantly renewing source of numerous investment opportunities that meet our investment criteria, including off-market, first-look, and special circumstance investments. Our relationship network includes other property owners and developers, real estate brokers and agents, mortgage and mezzanine lenders, family offices, investment bankers, attorneys, accountants and other professionals referring opportunities. We believe that Landwin Management’s reputation for professionalism and integrity enhances our access to quality investment opportunities.

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Regulation

Any of our real property investments will be subject to numerous and complex laws, ordinances and regulations. We believe that Landwin Management has the experience to properly and efficiently comply with this regulatory regime.

Americans with Disabilities Act

Title III of Americans with Disabilities Act (or the ADA) requires properties that are “public accommodations” as defined by the ADA to reasonably accommodate persons with disabilities by removing structural barriers to access in certain public areas. Compliance costs with the ADA may be substantial when redeveloping or repositioning a property.

Environmental Matters

Under various Federal, state and local laws and regulations relating to the environment, as a current or former owner or operator of real property, we may be liable for costs and damages resulting from the presence or discharge of hazardous or toxic substances, waste or petroleum products at, on, in, under, or migrating from such property or properties, including costs to investigate, clean up such contamination and liability for natural resources. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such contamination, and the liability may be joint and several. These liabilities could be substantial and the cost of any required remediation, removal, fines, or other costs could exceed the value of the property and/or our aggregate assets. In addition, the presence of contamination or the failure to remediate contamination at the initial real estate investments and any properties we acquire in the future may expose us to third-party liability for costs of remediation and/or personal or property damage or materially adversely affect our ability to sell, lease or develop the initial real estate investments and any properties we acquire in the future or to borrow using such property or properties as collateral. In addition, environmental laws may create liens on contaminated sites in favor of the government for damages and costs it incurs to address such contamination. Moreover, if contamination is discovered on the initial real estate investments or any future properties, environmental laws may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures.

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The initial real estate investments may, and any properties we acquire in the future may contain, have contained, or be adjacent to or near other properties that have contained or currently contain storage tanks for the storage of petroleum products or other hazardous or toxic substances. Similarly, the initial real estate investments and any future property that we acquire may have been used in the past for commercial or industrial purposes, or are currently used for commercial purposes, that involve or involved the use of petroleum products or other hazardous or toxic substances, or are adjacent to or near properties that have been or are used for similar commercial or industrial purposes. As a result, such property or properties may have been or may be impacted by contamination arising from the releases of such hazardous substances or petroleum products. If we deem it appropriate in the future, we may take steps to address identified contamination or mitigate risks associated with such contamination; however, we are unable to ensure that further actions will not be necessary. As a result of the foregoing, we could potentially incur material liabilities.

Independent environmental consultants have conducted Phase I Environmental Site Assessments at the initial real estate investments using the American Society for Testing and Materials. A Phase I Environmental Site Assessment is a report prepared for real estate holdings that identifies potential or existing environmental contamination liabilities. Site assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. These assessments do not generally include soil samplings, subsurface investigations or an asbestos survey. The reports noted that asbestos-containing materials may been used as building materials at the initial real estate investments, and renovation of structures potentially containing these materials will have to comply with Federal and other governmental requirements regarding asbestos. Further, sites near the initial real estate investments have been identified as undergoing remediation, and although we believe that the responsible parties have been identified for these sites, such sites may pose a threat of groundwater contamination to the initial real estate investments. The reports also identified that there has been leakage from a transformer at the site that may contain PCBs. However we do not believe that any of these situations would have a material adverse effect on our business, assets or operations. However, the assessments are limited in scope and may have failed to identify all environmental conditions or concern. A prior owner or operator of a property or historic operations at the initial real estate investments or any properties we acquire in the future may have created a material environmental condition that is not known to us or the independent consultants preparing the site assessments. Material environmental conditions may have arisen after the review was completed or may arise in the future, and future laws, ordinances or regulations may impose material additional environmental liability.

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Environmental laws also govern the presence, maintenance and removal of asbestos-containing building materials, or ACBM, and may impose fines and penalties for failure to comply with these requirements or expose us to third-party liability (e.g., liability for personal injury associated with exposure to asbestos). Such laws require that owners or operators of buildings containing ACBM (and employers in such buildings) properly manage and maintain the asbestos, adequately notify or train those who may come into contact with asbestos, and undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. The initial real estate investments or any properties we acquire in the future may contain ACBM and we could be liable for such damages, fines or penalties.

In addition, the initial real estate investments also are, and any properties we acquire in the future will be, subject to various Federal, state, and local environmental and health and safety requirements, such as state and local fire requirements. Such environmental and health and safety laws and regulations could subject us or our tenants to liability resulting from these activities. Environmental liabilities could affect a tenant’s ability to make rental payments to us. In addition, changes in laws could increase the potential liability for noncompliance. We sometimes require our tenants to comply with environmental and health and safety laws and regulations and to indemnify us for any related liabilities. But in the event of the bankruptcy or inability of any of our tenants to satisfy such obligations, we may be required to satisfy such obligations. In addition, we may be held directly liable for any such damages or claims regardless of whether we knew of, or were responsible for, the presence or disposal of hazardous or toxic substances or waste and irrespective of tenant lease provisions. The costs associated with such liability could be substantial and could have a material adverse effect on us.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources, and other biological contaminants such as pollen, viruses and bacteria. Indoor exposure to airborne toxins or irritants above certain levels have been alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold or other airborne contaminants at the initial real estate investments or any future properties could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants from the affected property or increase indoor ventilation. In addition, the presence of significant mold or other airborne contaminants could expose us to liability from our tenants, employees of our tenants or others if property damage or personal injury occurs. We are not presently aware of any material adverse indoor air quality issues at the initial real estate investments.

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Insurance

Upon completion of the Merger, we will carry commercial property, liability and other types of coverages on our initial real estate investments, in addition to other coverages that may be appropriate for the initial real estate investments. We believe the policy specifications and insured limits are appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice; however, our insurance coverage may not be sufficient to fully cover our losses. We will not carry insurance for certain losses, including, but not limited to, losses caused by riots or war. Any insurance policies, including any policy covering losses due to terrorism and floods , earthquakes or similar risks, will be insured subject to limitations involving substantial self-insurance portions and significant deductibles and co-payments for such events. Further, we may reduce or discontinue terrorism or other insurance on the initial real estate investments in the future if the cost of premiums for any of these policies exceeds, in our judgment, the value of the coverage discounted for the risk of loss. In the event that we experience a substantial or comprehensive loss of the initial real estate investments, we may not be able to rebuild the initial real estate investments due to current zoning and land use regulations. In addition, our title insurance policies may not insure for the current aggregate market value of the initial real estate investments, and we do not intend to increase our title insurance coverage as the market value of our initial portfolio increases. See “Risk Factors — Risks Related to Our Business and Properties — Potential losses, including from adverse weather conditions, natural disaster and title claims, may not be covered by insurance.”

Competition

We believe that the identification and operation of quality realty investments are subject to intense competition by numerous market participants, including other niche investment funds and REITs, larger REITs and private equity funds, private family owned businesses and, more recently, to non US investors that are willing to pay a premium for US based assets.

Our strategy focuses on certain niche markets and property types, specifically NEARs TM . While we believe that this niche is presently fragmented and has fewer active competitors, other property investors have recently been increasing their participation in our core niche markets.

We face competition to maintain a valuable tenant base from other existing properties and from properties that may be developed or are under development. Local zoning regulations and building codes that restrict competing properties are subject to variance and modification, which may permit additional competition.

We face significant competition when renewing lease terms to quality tenants which may adversely affect our ability to maintain our targeted price per square foot as other competing properties may offer tenants with lease grace periods, construction and other allowances that make other properties more attractive in the near term.

Employees

We are managed by Landwin Management and do not expect to have any employees or officers, other than Martin Landis, the Chairman of the Board of Directors and our treasurer, John Hartman , our chief executive officer and a director and Rosemary Mendoza , our executive vice president and secretary . Our officers and employees that will not be paid any compensation by us and will receive compensation either as a member, officer, employee or independent contractor of Landwin Management. Mr. Landis is the chief executive officer of Landwin Management and the beneficial owner of more than 50% of the voting ownership interest in Landwin Management. He has sole control of Landwin Management. No other person or entity has, directly or indirectly, either a voting or an economic interest of 5% or more in Landwin Management.

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Principal Executive Offices

Our headquarters is located at 17200 Ventura Boulevard, Suite 206, Encino, California 91316. We believe that our current facilities are adequate for our present and future operations; however, based on the anticipated growth of our company, we may add regional offices or relocate our headquarters, depending upon our future operational needs.

Legal Proceedings

From time to time, we are party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, to any legal proceedings that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operation if determined adversely to us.

On July 20, 2010, Paul Wagner and other investors in Predecessor Fund I filed suit in the Southern District of California against Predecessor Fund I and certain affiliated companies and individuals alleging violations of the Securities Exchange Act of 1934, the California Corporate Securities Law, and California common law, which was transferred to the Central District of California on January 10, 2011. On March 8, 2011, pursuant to a stipulated dismissal, the claims asserted by all plaintiffs in the action except for Caroline Shanks, Charlin Yen, Yu-Sze Yen, and Yu-Sze Yen, as Executor of the James S. Wong were dismissed with prejudice. On October 24, 2011, the action was stayed pending the outcome of appeals in certain related cases. The stay resulted in the action being closed and terminated as of October 24, 2011, although there was not a formal dismissal with prejudice. The last appeals in the related cases were resolved on December 16, 2013, and in March 2014, counsel for the remaining plaintiffs in the Wagner action agreed to execute a stipulated dismissal with prejudice of the action. The court found that none of the actions had merit and Predecessor Fund I prevailed at every stage of litigation. For these reasons, we believe the litigation was frivolous.

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MANAGEMENT

Our Directors and Executive Officers

Upon completion of the Merger, our Board of Directors will consist of up to five directors. Our initial Board of Directors consist ed of our Chairman, Martin Landis , who has nominated and appointed four other directors to our Board of Directors, including two directors who are “independent” within the meaning of the listing standards of the Nasdaq Capital Market. Our Board of Directors also has the authority to appoint any individual to fill any vacancy. From the date of our first annual stockholders meeting, subject to our bylaws, each director will be elected in the class with the term that expires in such year by our stockholders to serve until the expiration of the term of such class and until his or her successor is duly elected and qualifies.

The following table sets forth certain information concerning the individuals who are our directors and executive officers and key employees:

Director	Age	Title

Martin Landis	81	Chairman of the Board of Directors and Treasurer

John Hartman	49	Chief Executive Officer and Director

Rosemary Mendoza	46	Executive Vice President and Secretary

Richard Morris	54	Director

Bruce Shapiro	57	Director

Paul Sigelman	73	Director

Biographical Summaries of Directors, Executive Officers and Key Employees

The following are biographical summaries of the experience of our director s and our executive officers.

Martin Landis. Mr. Landis is our Chairman since our formation. Since 1987, Mr. Landis serves as the Managing Principal of Landwin Management, its predecessor and its affiliates. As Managing Principal for Landwin Management, Mr. Landis oversees all aspects of its real estate focused business including human resources, accounting, investor relations, acquisitions, dispositions, underwriting, due diligence and capital markets. Landwin Management is the sole manager of each of the Predecessor Funds and, accordingly, since the formation of each of these funds in 2006 and 2007, Mr. Landis continued these responsibilities on behalf the Predecessor Funds. Mr. Landis has been actively involved in the commercial real estate industry since 1969 when he founded and served as Chairman and CEO of Prosher Corporation, a nationwide, publicly-traded commercial real estate investment, development, and management company based in Century City, California. Throughout the 1970’s, Mr. Landis financed, developed, built, leased, managed, and sold more than 10 million square feet of commercial properties across the United States. He established Landwin Management’s predecessor in 1987 as a boutique advisory and asset management business serving the interests of high net worth individual investor clientele. Over the past three decades, Mr. Landis acquired, managed, leased, developed, redeveloped, disposed and replaced through 1031 exchanges several million square feet of retail, office, industrial and condominium/multi-family properties. Mr. Landis, directly or indirectly, controls each of the Predecessor Funds and each of Watavision , 32nd St. and Lincoln View and has been responsible for directing all investment, executive and administrative activities for Landwin Management, the Predecessor Funds and our affiliated entities. Mr. Landis developed the Landwin System to institutionalize his more than 40 years of real estate investment experience. Prior to his real estate career, Mr. Landis founded and served as Chairman & CEO of D.L. Blair, Inc., a New York-based marketing company that became one of the largest marketing companies in the United States serving Fortune 500 clients. Mr. Landis earned a B.B.A. degree from Hofstra University. He is also a graduate of the IBM Institute in Endicott, NY, and served in the United States Army. Mr. Landis also served as an Arbitrator on the Board of Arbitrators of the National Association of Security Dealers and Arbitrator to the Panel of American Arbitration. We believe that Mr. Landis should be a member of our Board due to his expertise in the real estate industry and as he has developed the management and investment practices of Landwin Management.

John Hartman. Mr. Hartman is our Chief Executive Officer since April 2015 and a director . Mr. Hartman has a 30-year career in commercial real estate and finance. Over the last five years, Mr. Hartman has held leadership roles at private and public real estate firms including institutionally backed private equity real estate funds, where he managed capital formation, due diligence, underwriting and acquisitions. In these positions, Mr. Hartman also oversaw hiring, audit, investor relations and marketing. From 2014 to 2015, Mr. Hartman served as Managing Director and equity partner of Republic Capital Partners, a commercial real estate merchant bank, where he oversaw the investor marketing and capital formation activities, including deal sourcing and negotiation. In 2012, Mr. Hartman served as Managing Director of Astrum Investment Management, a $50 million private equity real estate fund focused on non-credit middle market industrial sale/leasebacks, where he was responsible for formulating the overall capital strategy, sourcing acquisitions, directing and coordinating all underwriting, due diligence, and directing all capital raising activities with private, public, and institutional sources, as well as oversight of accounting and audit functions, and investor relations. In 2010, Mr. Hartman provided capital markets, capital raising and financial modeling consulting services for multiple development and financial companies. In 2009, Mr. Hartman served as Chief Financial Officer for Global Facilities Development (GFD), a national commercial real estate development and site selection company. GFD is focused on the restoration, rehabilitation, and adaptive re-use of historic properties for data center and high-tech uses through complex community redevelopment financing and Federal & State tax credit subsidies. As CFO, he held the top financial position and directed financial strategy and planning. He also supervised investments and was responsible for the raising of equity, debt, and the monetization of federal and state historic tax credits. Previously, Mr. Hartman was President of Dunmore Capital, the capital markets division of a 50-year old family development company, where he created an institutional private equity fund focused solely on land entitlement and developed the marketing strategy to provide capital raising for Dunmore Capital Fund, a $200 million institutional private equity real estate fund, securing a $75 million commitment from a top 20 global pension fund as lead investor. Mr. Hartman was also President and Chief Executive Officer for Silverado Financial (SLVO), a publicly traded consumer finance company. He also served as Senior Vice-President of 1st Cleveland Securities, a high-net-worth investment advisory firm that was acquired by NEXT Advisors, a family office advisory company, where Mr. Hartman continued to serve as President. Prior to NEXT Advisors, Mr. Hartman spent six years with Morgan Stanley focusing on retail sales of new issue REITs. He has been Managing Partner for Realty Capital Partners, a California land developer, responsible for land acquisition and entitlement of commercial, industrial, and residential projects. Mr. Hartman earned his MBA from California Coast University in Santa Ana, California and his BS degree in Business Administration from San Jose State University in San Jose, California. We believe that Mr. Hartman should serve as chief executive officer due to his expertise in the real estate industry.

Rosemary Mendoza. Ms. Mendoza is our Executive Vice President and Secretary since March 2015, and the sole owner of RMZM, LLC, a Delaware company that provide services to Landwin Management. Ms. Mendoza has over 17 years of experience in all aspects of the real estate industry heading various corporate positions. Since 2005, Ms. Mendoza has been a significant service provider to Landwin Management, assuming responsibility of Landwin Management ’s corporate finances. During this time, Ms. Mendoza has taken part in the acquisition, re-development and disposition of over 1,000,000 square feet of commercial real estate for Landwin, LLC. Prior to joining Landwin, she served as a senior manager with a national investment group involved in mergers and acquisitions in the industrial sector. In this capacity, Ms. Mendoza provided investment valuations for all potential purchases as well as advising on new management, structure and team training. Ms. Mendoza had restructured debt under a federal bankruptcy case under Chapter 13 which was confirmed on March 7, 2006 and was completed on September 30, 2009.

Richard M. Morris. Mr. Morris is a director. Since 1997, Mr. Morris has practiced law at Herrick, Feinstein LLP, our legal counsel (“Herrick”) where he became a partner in January, 2002. As a partner of Herrick, Mr. Morris represents a variety of clients, primarily in corporate and regulatory matters. Prior to becoming a lawyer, Mr. Morris was a certified public account and held audit positions in the securities industry. Mr. Morris has a B.S. in Accounting from New York University (1982) and a J.D. from Fordham University School of Law (1990), with bar admissions in New York and Connecticut. Mr. Morris is also the Secretary of Cardax, Inc. (OTCQB: “CDXI”). We believe that Mr. Morris should be a member of our Board due to his expertise in corporate and governance matters. Herrick, Feinstein LLP is our counsel and the duties of Mr. Morris as a director are separate from our relationship with Herrick, Feinstein LLP as our counsel. Retaining or modifying our relationship with Herrick, Feinstein LLP will be subject to our policies with respect to related persons. See “Policies with Respect to Certain Activities – Conflict of Interest Policies”.

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Bruce Shapiro. Mr. Shapiro is an independent director. Mr. Shapiro has been involved in the real estate business for over thirty years as an agent, owner, developer, manager and leasing agent. Mr. Shapiro began his career at a national brokerage firm where he specialized in selling retail shopping centers. Since 1994, Mr. Shapiro co-founded and serves as a Partner at, M.B.S. LLC d/b/a Arizona Partners in Scottsdale, Arizona, a real estate investment company which owns approximately two million square feet of retail property where he has focused on acquiring and redeveloping retail shopping centers. Mr. Shapiro graduated from Arizona State University in 1979 where he received a B.S. in Business. Mr. Shapiro is a member of our Investment Committee, Audit Committee and Nominating and Corporate Governances Committee . We believe Mr. Shapiro should be a member of our Board due to his extensive experience in retail shopping center acquisition and redevelopment.

Paul Sigelman. Mr. Sigelman is an independent director. Since 1970 through the present date, Mr. Sigelman has been the Managing Partner of the Sigelman Law Firm. In that capacity, Mr. Sigelman has focused his practice on business transactions primarily in the real estate industry, including purchases, leasing, land use and planning, and has represented various entities affiliated with our Chairman and Chief Executive Officer Martin Landis in numerous real estate transactions as counsel. Mr. Sigelman received both his B.A. and J.D. from the University of Minnesota in 1964 and 1967, respectively. Mr. Sigelman is a member of our Investment Committee, Audit Committee and Nominating and Corporate Governances Committee . We believe that Mr. Sigelman should be a member of our Board due to his extensive professional background in real estate transactions.

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders.

Members of our Board of Directors will stay informed about our business by attending meetings of our Board of Directors (in person or by telephonic means) and its committees and through supplemental reports and communications. O ur independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors will administer this oversight function directly, with support from its three standing committees: the A udit C ommittee, the I nvestment C ommittee, and the Nominating and Corporate Governance Committee, each of which will address risks specific to its respective areas of oversight. In particular, our A udit C ommittee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The A udit C ommittee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our I nvestment C ommittee will monitor all current and proposed property investments, and evaluate the performance of such investments.

Board Committees

We currently have three standing committees of the Board:

●	an Investment Committee that will review the terms and conditions of the acquisitions, dispositions and financings that are proposed by Landwin Management and determine if such transaction will be approved . Mr. Shapiro and Mr. Sigelman, our two independent directors, serve as the members of committee, which is chaired by Mr. Sigelman.

●	an Audit Committee that shall have the authority with respect to our annual audit process, including the retention and oversight of our independent registered public accounting firm. Mr. Shapiro and Mr. Sigelman, our two independent directors, which is chaired by Mr. Sigelman.

●

an Nominating and Corporate Governance Committee that shall have the authority, among other things, to identify, consider and nominate candidate to serve on the board of directors and develop and recommend corporate governance guidelines and our code of ethics. Mr. Shapiro and Mr. Sigelman, our two independent directors, serve as the members of committee, which is chaired by Mr. Sigelman.

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Code of Business Conduct and Ethics

Upon completion of the Merger, our Board of Directors will establish a code of business conduct and ethics that applies to each of our directors, officers and employees. Among other matters, our code of business conduct and ethics will be designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

●	compliance with applicable governmental laws, rules and regulations;

●	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

●	accountability for adherence to the code of business conduct and ethics.

Any waiver of the code of business conduct and ethics must be approved by a majority of any independent directors or if there are no independent directors, by our Board of Directors. A copy of the code of business conduct and ethics will be posted on our website at www.landwinrealtytrust.com.

Limitation of Liability and Indemnification

We intend to enter into indemnification agreements with each of our executive officers and directors, including any director that will also serve as an executive officer, that will obligate us to indemnify them to the maximum extent permitted by Maryland law as discussed under “Material Provisions of Maryland Law and of Our Charter and Amended and Restated Bylaws — Indemnification and Limitation of Directors’ and Officers’ Liability.” The indemnification agreements will provide that, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of his or her status as a director, officer, employee or agent of our company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that he or she is or was serving in such capacity at our request, we must indemnify the director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, to the maximum extent permitted under Maryland law, including in any proceeding brought by the director or executive officer to enforce his or her rights under the indemnification agreement, to the extent provided by the agreement. The indemnification agreements will also require us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

●	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

●	a written unsecured undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification.

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The indemnification agreements will also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.

Our charter permits us and our amended and restated bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any of our present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (2) any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity, as discussed under “Material Provisions of Maryland Law and of our Charter and Amended and Restated Bylaws — Indemnification and Limitation of Directors’ and Officers’ Liability.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EXECUTIVE COMPENSATION

Outsourced Management

We do not have any employment agreements with any of our executives. Our executives are not compensated directly by us. The executives are members, officers or independent contractors of Landwin Management and are compensat ed by Landwin Management. We are not responsible for any compensation payable to any of our officers and we do not have any employees.

Compensation

When we appoint, or our stockholders elect, non-executive directors, we intend to approve and implement a compensation program for each non-executive director that may consist of annual retainer fees and/or long-term equity awards. We intend to reimburse each of our directors for his or her travel expenses incurred in connection with his or her attendance at full Board of Directors and committee meetings. We have not made any payments to any of our non-employee director to date.

Each of our directors that are not employed by, or a principal of, Landwin Management, has been issued 15,000 shares of our common stock. The shares of restricted stock vest over a seven-month period in equal monthly installments so that they are fully vested on March 31, 2016.

The above description is qualified in its entirety by reference to the forms of such restricted stock grant filed as an exhibit to the registration statement of which this prospectus forms a part.

Executive Compensation

Our management agreement with Landwin Management provides that Landwin Management is responsible for managing our affairs, subject to our board of director’s oversight. Accordingly, we pay Landwin Management certain fees and we do not have any officers or employees other than our Chief Executive Officer, our Executive Vice President and Secretary, and our Treasurer, who do not receive any compensation from us.

We also have retained the services of Chord Advisors to provide certain accounting and financial management services, including services that would customarily be performed by a chief financial officer and a controller.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All monetary, share and unit amounts and percentages are based on the mid-point of the pricing range set forth on the cover page of this prospectus.

Landwin Management Agreement

Each of the Predecessor Funds had entered into a management agreement with Landwin Management. These agreements will be terminated upon the Merger and we will enter into a new real property management services agreement with Landwin Management (our “Management Agreement”) that will include substantially all of the terms of the prior agreement with Predecessor Fund I and include certain other terms. Our agreement with Landwin Management will be for an initial term of five (5) years and will renew at the option of Landwin Management for successive two (2) year periods.

Under our Management Agreement Landwin Management will provide comprehensive asset management services, including the following:

●	general management and supervision of our operations, including day-to-day business functions, financial and operating reporting, overseeing property management and the leasing of our properties,

●	sourcing our investments and financings, such as mortgages and mezzanine debt, of our assets,

●	providing analysis of our investments, financing and financing options,

●	provide senior executive services in the negotiation of the terms and conditions of our investments and the financing of our investments,

●	determining if and when any of our assets should be re-finances, sold, syndicated or otherwise disposed, and the proposed terms and conditions of any such financing, sale, syndication or disposition ,

●

advising us regarding the maintenance of our exemption from the status of an investment company required to register under the Investment Company Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from such status,

●

advising our board of directors and us regarding the maintenance of our ability to qualify as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and regulations thereunder and using commercially reasonable efforts to cause us to continue to qualify for taxation as a REIT, and

●	undertaking such additional asset management tasks as from time to time requested by us.

All of our material decisions are made by Landwin Management. As part of the asset management services, our manager is required to use its commercially reasonable efforts to recommend transactions and actions that (1) enable us to qualify as a REIT and qualify for an exemption from the registration requirements under the Investment Company Act , (2) are consistent with our investment guidelines, and (3) enable us to comply with our charter and bylaws and with the applicable laws, rules and regulations of any governmental body or agency having jurisdiction over us or of any securities exchange on which our securities may become listed.

Landwin Management is  entitled to certain fees for services. The fees payable by us to Landwin Management reflect the fees payable under the agreement between Landwin Management and Predecessor Fund I immediately prior to the Merger, which are the following:

●	Acquisition Fees: 2.5% of the total purchase price (equity plus debt) of any real property that we acquire, paid in cash at closing;

●	Property Management Fees: 5.5% of actual gross monthly receipts from any real property we acquire, but not less than $5,000 per month for any real property that we acquire after the date of this prospectus;

●	Leasing Fees: Negotiated on a case-by-case basis subject to factors including, but not limited to, term lengths of leases, creditability of tenants, location of space within properties, competition, market rates, etc.;

●	Financing and Refinancing Fees: Negotiated on a case-by-case basis but not to exceed 1.25% of the amount of new and refinanced loans;

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●	Development, Redevelopment and/or Construction Management Fees: Negotiated on a case-by-case basis subject to factors related to specific projects, typically a minimum of 7% of the amounts expended;

●	Disposition Fees: 2.5% of the total sales price of any real property sold, paid in cash at closing, in addition to any third party brokerage or similar fees, and;

●	Fees based on Distributed Income: Landwin Management will receive a fee based on the distributions that are made on account of the 10,000,000 shares of our common stock issued to the members of the Predecessor Funds equal to 30% of all distributions after a specified hurdle amount is paid on account of such shares of Common Stock, such hurdle amount being mutually determined on the date of this prospectus to be equal to the aggregate amount of the unreturned capital contributions by the members in the Predecessor Funds plus a return on such unreturned capital contributions equal to 7% per annum. The Fees based on Distributed Income will not be paid with respect to any shares of common stock or other securities issued by us after the date of this prospectus.

●	Other Fees: Landwin Management will be paid certain other fees for additional activities and services that we request from time to time to be performed by Landwin Management and which are accepted by Landwin Management, which would be services that are not in the ordinary course of administering the REIT and which are not activities noted above. These additional activities may include diligence and analysis of an acquisition of a company and appearances in court. Any fee would be proposed by Landwin Management as the amount that would be charged for a similar service by a non-affiliated firm and subject to our acceptance including acceptance by our independent directors.

●

Reimbursement Expenses: Landwin Management will be reimbursed for reasonable direct out-of-pocket expenses that are incurred for our benefit and are consistent with guidelines by the Internal Revenue Service for expenses that qualify as a deduction.

●	The Management Agreement does not have any payments for severance or other termination.

In addition, under the management agreement, we will pay Landwin Management, an annual fixed amount of approximately $190,000 to cover 100% of its out-of-pocket expenses for compensation, including tax obligations, for employees of Landwin Management whose employment is dedicated exclusively to our business. Mr. Hartman, our chief executive officer, has entered into an employment agreement with Landwin Management. Under the employment agreement, Mr. Hartman will receive a base salary of $120,000 per annum, and may receive a discretionary performance bonus and equity based compensation, and reimbursement for out-of-pocket expenses incurred for the benefit of the Company, its subsidiaries or Landwin Management. The employment contract terminates upon (i) mutual agreement, (ii) Mr. Hartman’s death or disability, (iii) upon 60 day written notice by Mr. Hartman (or 90 days, if a periodic or annual report is required to be filed within 60 days) and (iv) upon termination by Company, its subsidiaries or Landwin Management for any reason or no reason.

Our manager may delegate certain of its duties under the Management Agreement to any of its affiliates without the approval of our board of directors provided that our manager remains liable for any such affiliate’s performance. Our manager may not assign the Management Agreement unless: (i) such assignment is consented to in writing by us and with the consent of a majority of the independent and disinterested directors of our board of directors or (ii) such assignment is to an affiliate that is registered as an investment adviser under the Advisers Act.

Our Management Agreement provides that we do not have the right to terminate Landwin Management for any reason other than for events except for the final adjudication of intentional wrongdoing to the substantial detriment of Partners Fund, and in any litigation regarding Manager and Associates, same shall have the right to choose its attorney(s) and use Partners Fund assets in its defense.

Under the Management Agreement, we agree to indemnify and hold Landwin Management and its principals, associates, consultants, employees, officers, directors, agents, brokers, contractors, parent or subsidiary entities harmless, to the fullest extent permitted by law, except for any act that is determined by a final adjudication of intentional wrongdoing by such person that was to the substantial detriment of us. We do not pay Landwin Management any costs or expenses incurred in connection with their services.

Our Management Agreement provides certain conflicts of interests that are described under “Risks Related to Our Structure - Our relationships with Landwin Management and the Chairman of our Board of Directors create significant conflicts of interests”.

We expect to amend the Management Agreement when we raise additional capital through a private placement of our securities. Such amendment may provide that we would be required to pay a termination fee in the event that we terminate the Management Agreement other than for cause. Currently, Landwin Management will require a termination fee that is at least $7 million and require that we assist the sale of our common stock then held by Martin Landis or any of his heirs or affiliates in order to consent to any amendment. In the event that we undertake an investment that requires any Landwin Entity to register as an investment company under the Investment Company Act and such investment was made contrary to the investment recommendation by Landwin Management, Landwin Management may terminate the Management Agreement, with such termination deemed to occur immediately before such event, and we would be required to pay Landwin Management the termination fee. The actual termination fee will be determined on terms that are acceptable to us based on market conditions and other factors. Any such amendment shall only provide terms that, in the aggregate, are more favorable to us than under the current Management Agreement.

As of December 31, 2014, the aggregate payable to Landwin Management for services under the Management Agreement was $93,516, which will be paid in the ordinary course.

Predecessor Fund I Loan Guarantee

In connection with a refinancing that took place on January 9, 2015, Predecessor Fund I provided a guarantee in the event of certain triggering events on a loan received by Landwin Chandler, LLC (“Borrower”), a related party through Landwin Management, from Starwood Mortgage Capital LLC (“Lender”), in an aggregate principal amount of $15,500,000. Events that trigger the guarantee include (i) Borrower’s misrepresentations or violation of covenants regarding property ownership or debt, (ii) Borrower’s failure to obtain consent of Lender prior to subordinated financing, liens, or transfer of certain property, (iii) bankruptcy, or the filing of consent to join a bankruptcy, by the Borrower, its sole member or Predecessor Fund I, (iv) appointment of a custodian for Borrower for certain property, (v) assignment for the benefit of creditors or written admission of insolvency, by the Borrower, its sole member, or Predecessor Fund I and (vi) seeking judicial intervention or equitable relief against the Lender not made in good faith, by the Borrower, its sole member or Predecessor Fund I. Predecessor Fund I received a fee from Borrower for providing the guarantee.

Indemnification of Officers and Directors

We expect to enter into an indemnification agreement with each executive officer and director as described in “Management — Limitation of Liability and Indemnification.”

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POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of our investment, financing and other policies. Each of the policies described in this Section “Policies with Respect to Certain Activities” has been determined by our Board of Directors and may be amended or revised from time to time by our Board of Directors without a vote of our stockholders. Our investments will be identified by Landwin Management and will be subject to the approval of our Board of Directors. See “Certain Relationships and Related Transactions — Landwin Management Agreement” and “Conflict of Interest Policies - Overview”. We will provided a notice of any material change of our policies by filing with the SEC a Current Report on Form 8-K.

Investment Policies

We intend to invest in a portfolio of real estate and real estate related investments, focusing both on investments that produce current income and on investments with a potential to increase in value. Our investment policies will be managed by Landwin Management. See “Certain Relationships and Related Transactions — Landwin Management Agreement”. We also expect to, from time to time, make temporary investments in Qualifying REIT Securities to the extent we deem appropriate and necessary for us to qualify for the 3(c)(5)(C) Exemption. We expect such investments to be held only for the period of time that such investments are required to satisfy the asset tests under the 3(c)(5)(C) Exemption. See “—Policies Relating to the Investment Company Act”.

Acquisition and Investment Policies

We intend to invest in a portfolio of real estate and real estate related investments, focusing both on investments that produce current income and on investments with a potential for capital appreciation. We intend to invest in a variety of property types, including apartments, office buildings, industrial buildings and shopping centers. We will seek to maximize long-term stockholder value by generating sustainable growth in cash flow and portfolio value. In order to achieve these objectives, we may invest using a number of investment structures which may include direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate through other real estate related investments.

In addition, when and as determined appropriate by Landwin Management, the portfolio may also include real estate or real estate related investments relating to properties in various stages of development other than those producing current income. These stages would include, without limitation, unimproved land both with and without entitlements and permits, property to be redeveloped and repositioned, newly constructed properties and properties in the midst of lease-up or other stabilization, all of which will have limited or no relevant operating histories and no current income. Landwin Management will make this determination based upon a variety of factors, including the available risk adjusted returns for such and all other properties, the appropriate diversification of the portfolio, and our objectives of realizing capital appreciation upon the ultimate sale of properties.

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For each of our investments, regardless of product type, Landwin Management will seek to invest in properties with the following attributes:

●	Quality. We will seek to acquire properties that are suitable for our intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted capital improvements.

●	Location. We will seek to acquire properties that are located in established markets for comparable properties, with access and visibility suitable to meet the needs of its occupants. We also will consider the proximity of a potential investment to our other investments.

●	Market; Supply and Demand. We will focus on local or regional markets which have potential for stable and growing property level cash flow over the long-term. These determinations will be based in part on an evaluation of market economic, demographic and regulatory factors affecting the property. For instance, we will favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, such as barriers to new construction. Barriers to new construction include lack of available land or stringent zoning restrictions. In addition, we will generally seek to limit our investments in areas that have limited potential for demand growth and no barriers to new construction.

●	Predictable Capital Needs. We will seek to acquire properties where the future expected capital needs can be reasonably projected in a manner that would allow us to meet our objectives of preservation of capital and stability and growth in cash flow.

●	Cash Flow. We will seek to acquire properties where the current and projected cash flow, including the potential for appreciation in value, would allow us to meet our overall investment objectives. We will evaluate cash flow relative to expected growth and appreciation.

 Landwin Management will provide recommendations for investments that are consistent with our intention to qualify as a REIT for U.S. Federal income tax purposes and comply with an exemption from the registration requirements under the Investment Company Act.

We are not limited as to the geographic area where we may conduct our operations. If Landwin Management determines that it is our best interest to make investments outside the United States, we may make investments in other countries in the same types of properties that we will acquire within the United States. We are not specifically limited in the number or size of properties we may acquire or real estate related investments we may make or on the percentage of our assets that we may invest in a single property or investment. The number and mix of properties we acquire and other investments we make will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and making our investments and the amount of proceeds we raise in this and potential future offerings.

We also expect that we will acquire some properties which Landwin Management believes are underperforming assets that present “value added” opportunities. These would be properties that have been neglected by existing owners or management, have not been physically maintained and are in need of renovation or that have not had adequate asset management to maximize their income potential. Although these would be income producing properties at the time we acquire them, they would be properties for which Landwin Management believes there is the potential to increase income or value through more active asset management and/or physical improvements.

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In purchasing, owning and operating real estate and real estate related investments, we will be subject to risks generally incident to the ownership of real estate, including:

●	changes in general economic or local conditions and levels of employment;

●	changes in supply of or demand for similar or competing properties in a market area;

●	changes in interest rates, tight money supply and availability of permanent mortgage funds which may render the acquisition or sale of a property or other investment difficult or unattractive;

●	changes in tax, real estate, environmental and zoning laws; and

●	tenant turnover.

Real Estate Investments

We intend to invest in a portfolio of properties, focusing primarily on properties that produce current income. We will generally seek investments in the product types described below; however, we may invest in other product types.

NEARs TM Retail Shopping Centers. We generally will seek investments in shopping centers, including, but not limited to, shopping malls and neighborhood and community centers intended to serve a local market, typically anchored by a supermarket, drug or discount store; we will also consider small, well-located strip centers.

Office Buildings. We generally will seek investments in multi-tenant and net lease office buildings in excess of 50,000 square feet, depending upon the proximity to other properties owned by us, located in established office markets with expected future job growth and/or markets with some barriers to entry.

Industrial Buildings. We generally will seek investments in industrial warehouse and distribution buildings in excess of 50,000 square feet, depending upon the proximity to other properties owned by us, in major industrial/distribution markets with a focus on transportation hubs and gateway cities.

Multi-Family & Apartment Buildings. We generally will seek investments in apartment communities of all sizes, depending upon the proximity to other properties owned by us, located in markets expected to exhibit future household formation and job growth and/or markets with some barriers to entry.

Mixed Use Buildings. We generally will seek investments in mixed use buildings, focusing primarily on properties in expanding markets.

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While Landwin Management will generally seek to acquire properties on our behalf of the types described above, Landwin Management will select properties that will best enable us to meet out investment objectives, taking into account the diversification of our portfolio at the time, relevant real estate and financial factors, the location, income-producing capacity and the prospects for long-range appreciation of a particular property and other considerations. As a result, we may acquire properties other than the types described above. These other property types in which we may invest are medical office buildings, motels, parking lots and structures, restaurant facilities, self-storage properties and special purpose manufacturing facilities. In addition, we may acquire properties that vary from the parameters described above for a particular property type, although we would not expect significant variation from those parameters. For instance, we may acquire larger shopping centers, and smaller apartments, office or industrial buildings.

Our investments in real estate generally will take the form of holding fee title and may be made either directly or indirectly through investments in joint ventures, limited liability companies, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of the managers or members of Landwin Management or other persons. See “—Joint Venture Investments” below.

We intend to obtain adequate insurance coverage for all properties in which we invest. However, there are types of losses, generally catastrophic in nature, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders.

We intend to engage in such future investment activities in a manner that is consistent with our intention to qualify as a REIT for U.S. Federal income tax purposes and to qualify for an exemption from registration under the Investment Company Act.

Real Estate Related Investments

In addition to direct investments in real estate, we may also make or acquire first mortgages or second or more junior mortgages, mezzanine loans and preferred equity investments, which we refer to collectively as real estate related investments as from time to time determined by our Board of Directors. There is no limitation on the amount of funds we may invest in these real estate related investments. We may invest individually or in portfolios of these real estate related investments and such investments may be made either directly or indirectly through investments in joint ventures, partnerships or other entities with other third party investors or affiliates of the managers or members of Landwin Management. While we currently expect to only invest in mortgages on commercial properties, we may invest in mortgages that secure any type or class of real estate, including multi-family and commercial properties, and improved or unimproved land.

We may acquire, potentially at a discount to par, loans secured by first or second priority mortgages on properties. If we obtain appropriate mortgage licenses, we may originate loans meeting the same criteria. We may be subject to certain state-imposed licensing regulations related to commercial mortgage lenders, with which we intend to comply. However, because we are not currently a bank or a federally chartered lending institution, we are not subject to the state and Federal regulatory constraints imposed on such entities. The first or second mortgage loans that we make or acquire may or may not have participation features. There are no current plans for us to obtain mortgage licenses. To date, we have taken no steps to obtain mortgage licenses.

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We may also invest at different levels of a real estate asset’s capital structure by making short-term loans, mezzanine loans and equity investments. Mezzanine loans that we make will be secured by junior liens on the property or, in appropriate cases and provided certain REIT tax law requirements are satisfied, secured by a first priority lien on the borrower’s interest in a partnership or limited liability company that owns the related property. Preferred equity investments will be purchases of preferred equity interests in partnerships or limited liability companies that own the related property. Mezzanine loans will bear an interest rate, will be paid currently or accrued in whole or in part and generally would have a term of up to 10 years. Mezzanine loans may also require fees to be paid to us by the borrower and prepayment penalties to be paid in the case of early repayment and may provide for a participation in cash flow and/or appreciation at maturity of the underlying property. We expect that preferred equity investments we would make would provide for a preferred return to us, would be paid currently or accrued in whole or in part and would have a mandatory redemption within 10 years. These investments may also require fees paid to us by the primary owner of the asset, penalties for early redemption and a participation in cash flow and/or appreciation upon redemption. Some mortgage holders will not permit an owner of property secured by their mortgages to incur junior mortgages on the property. We expect that we will primarily make preferred equity investments in entities that own properties with respect to which we would make junior mortgage loans except for such prohibitions on junior mortgages. As result, those preferred equity investments would have economic terms, such as those described above, which are similar to junior mortgages. In addition, the criteria we will use in selecting preferred equity investments will be similar to the criteria described below that apply to mortgages that we will make or acquire. For example, the primary three factors that we use to evaluate real estate are the quality of the location of the real estate, the site plan of the property, including the location of the entrance, exit and parking, and the creditworthiness of the tenant. We do not have any criteria regarding the issuer of such preferred equity securities, such as having the securities listed, any minimum net worth requirements or prior period of operation of the issuer.

The types of properties subject to real estate related investments in which we propose to invest will be the same types of properties that we may acquire directly, subject to the same parameters. With respect to our preferred equity investments, we expect to invest in partnerships or limited liabilities companies whose sole business will be the ownership of properties meeting those parameters. We are not limited in the number or size of real estate related investments we may make or the percentage of our assets that we may invest in a particular investment.

We will not make loans to other entities or other persons unless secured by mortgages or other real property interest, which may be an interest in a security issued by the borrower or its affiliate. We will not make or invest in mortgage loans, including first or second mortgages or mezzanine loans, unless we obtain either an internal valuation in accordance with our approved process or externally prepared appraisal concerning the underlying property from a certified independent appraiser except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

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We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85.0% of the value (determined either internally or externally) of the property, unless we find reasonable justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. These restrictions on mortgage lending will apply both to mortgages on individual properties as well as to each mortgage included in any pool or portfolio of mortgages in which we invest.

Mortgage loans in which we invest may or may not be insured or guaranteed by the Veteran’s Administration, the Federal Housing Authority or another third party.

Except as disclosed above, we have not established final underwriting criteria we will use to acquire or make mortgage loans. If and when we begin making mortgage loans of any type, our management team, subject to Board approval, will establish final underwriting criteria. We expect that the criteria we will use in evaluating mortgage loans will be similar to the criteria we use to evaluate real estate that we will acquire. For example, the primary three factors that we use to evaluate real estate are the quality of the location of the real estate, the site plan of the property, including the location of the entrance, exit and parking, and the creditworthiness of the tenant.

Joint Venture Investments

We may enter into joint ventures for the purpose of acquiring real estate or making real estate related investments. We may enter into joint ventures with affiliates or unaffiliated third parties. Such joint ventures may be leveraged with debt financing or unleveraged. We may enter into joint ventures to further diversify our investments or to access investments which meet our investment criteria that would otherwise be unavailable to us. Joint ventures may also provide opportunities to acquire an investment that is held by a limited partnership or entity with a similar tax profile by allowing us to participate in an investment without causing a sale or exchange by all of the third party investors.

We may invest at different levels of a real estate asset’s capital structure by entering into joint ventures. Although we may enter into joint ventures with other existing or future Landwin real estate programs managed by the managers or members of Landwin Management, we do not currently expect to do so. We may also enter into joint ventures with unaffiliated third parties where the investment made by us and the co-venturer are structured to be on substantially different terms and conditions. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. Further, if we enter into a joint venture in the future, the investment may be structured so that management fees are allocated between the parties, and Landwin Management may receive only that portion of the total management fee relating to our interest in the joint venture.

In determining whether to invest in a particular joint venture, Landwin Management will evaluate the real estate that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our other real estate and real estate related investments.

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Borrowing Policies

The number of different properties or real estate related investments we can acquire will be affected by the amount of funds available to us. Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

We do not expect to borrow money to pay overhead costs, unless otherwise authorized by our Board of Directors. We expect to borrow funds for our real estate investment projects. When determining whether money should be borrowed to finance the acquisition or origination of mortgage loans, Landwin Management will analyze the appropriate terms of any borrowings based on an evaluation of the expected profitability of the real estate project, based on the three primary factors of location of the real estate, site plan of the property, and creditworthiness of the tenant. Based on these primary factors, and other factors, Landwin Management will determine the size of the mortgage loan that is appropriate for any particular project and the length of time for which the mortgage loan should be outstanding.

Our indebtedness may be in the form of secured and unsecured bank borrowings and publicly and privately placed debt offerings. There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the acquisition of any property or real estate related investment. However, our aggregate secured and unsecured borrowings will be reasonable in relation to our net assets and shall be reviewed by our Board of Directors at least quarterly.

By operating on a leveraged basis, we will have more funds available for investment. Our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. Although we will seek for our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, we may be required to provide an additional guarantee on the full amount of such indebtedness. As a result, lenders may have recourse to other of our assets not securing the repayment of the indebtedness. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. Landwin Management will use its best efforts to obtain financing on our behalf on the most favorable terms available.

Landwin Management will refinance properties during the term of a loan where it deems it to be commercially prudent, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

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Other than costs associated with the organization of our company and with this offering, we may not borrow money from any director or from Landwin Management or any of their respective affiliates unless such loan is approved in accordance with applicable obligations of each director.

Our borrowing policies do not eliminate or reduce the risks inherent in using leverage to purchase properties.

Our leverage policy is determined from time to time by the Board based on proposals by Landwin Management. Any leverage policy that we adopt will reflect current debt terms that we expect would be available to us, and other material factors such as the type of debt and the unencumbered value of our assets. Currently, we have not adopted any specific amount of leverage ratio and our current direct investments do not have any leverage. We will disclose any leverage ratio amount that we will require under a leverage policy. Subject to qualifying and maintaining our qualification as a REIT and qualifying for an exemption from registration under the Investment Company Act, we expect to maintain a maximum leverage ratio, determined as of the time of any material incurrence of indebtedness, of 45% of our total assets across the portfolio of real estate and real estate related investments, with no single asset with a leverage ratio greater than 50%.

Disposition Policies

We intend to hold each property or real estate related investment we acquire for an extended period. However, circumstances might arise which could result in the early sale of some investments. The determination of whether a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and factors specific to the condition, value and financial performance of the investment. We expect to periodically sell investments in order to dispose of underperforming investments or to realize value in favorably priced investments and reinvest some or all of the proceeds in other investments. In connection with our sales of investments we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See “U.S. Federal Income Tax Considerations — Failure to Qualify.” The terms of payment will be affected by custom in the area in which the investment being sold is located and the then-prevailing economic conditions.

Issuing Securities for Property

Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares of our stock or interests exchangeable for shares of our stock in any manner (and on such terms and for such consideration) in exchange for real estate. Existing stockholders have no preemptive rights to purchase such shares or limited partnership units in any such offering, and any such offering might cause a dilution of a stockholder’s initial investment. We do not expect to underwrite securities of other issuers.

Policies Relating to the Investment Company Act

We intend to implement an investment strategy and company structure so as to qualify for an exemption from having to register as an “investment company” under the Investment Company Act. The Investment Company Act registration requirements are applicable to any company that is defined as an “investment company” under the Investment Company Act unless there is an application exemption from such requirements. The Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities under Section 3(a)(1)(A) of the Investment Company Act or a company that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the such company’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, under Section 3(a)(1)(C), which we refer to as the “40% Test”. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by any majority-owned subsidiary that is not an investment company and is not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Accordingly, under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if (i) it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and (ii) the 40% Test is not satisfied.

Upon the consummation of the Merger, Landwin Sub will acquire all assets of the Predecessor Funds. Landwin Sub expects to rely on an exemption from the Investment Company Act registration requirements under Section 3(c)(5)(C) of the Investment Company Act (the “3(c)(5)(C) Exemption”), which provides that a company that satisfies certain asset tests and does not issue redeemable securities is deemed to not be an investment company. The asset tests required in order to rely upon the 3(c)(5)(C) Exemption, as interpreted by the staff of the SEC, are that:

●	at least 55% of a company’s total assets must consist of “mortgages and other liens on and interests in real estate,” which we refer to as “qualifying interests,” and

●	at least 80% of such company’s total assets must consist of qualifying interests or other real estate-related assets.

Qualifying interests include pass-through certificates representing beneficial interests in whole mortgage loan pools guaranteed by the Federal National Mortgage Association (FNMA), the Government National Mortgage Association (GNMA), and/or the Federal Home Loan Mortgage Corporation (FHLMC), which we refer to as “Qualifying REIT Securities”.

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Landwin Sub expects to satisfy these asset tests by having investments that are consistent with our core investment strategy of acquiring, owning, and operating income-producing commercial real estate and related assets. However, we expect that our assets will not, as of the consummation date of the Merger, satisfy asset tests of the 3(c)(5)(C) Exemption. Rule 3a-2 of the Investment Company Act and no-action letters granted by the Staff of the SEC provide that an issuer would have a temporary period of up to one year from the date of an offering to satisfy the asset test requirements of the 3(c)(5)(C) Exemption or qualify under any other exemption that may be applicable, if any. We intend to comply with the asset test requirements of the 3(c)(5)(C) Exemption prior to such one-year date and our board has adopted a resolution directing that we make qualifying investments. We expect that, to the extent that we do not timely purchase a sufficient amount of commercial real estate properties, we will use a sufficient amount of our cash and cash equivalents to purchase an amount of Qualifying REIT Securities so that we satisfy the asset tests of the 3(c)(5)(C) Exemption. Any such investment in Qualifying REIT Securities would be intended as a temporary investment until we are able to invest in mortgages or commercial real properties that are consistent with our core investment strategy.

Landwin Sub is a majority-owned subsidiary of Landwin REIT through Landwin REIT’s wholly-owned or majority-owned subsidiaries. The Investment Company Act provides that a “majority-owned subsidiary” of a person is a company, 50 per centum or more of the outstanding voting securities of which are owned by such person, or by a company which is a majority-owned subsidiary of such person. The Investment Company Act further provides that “voting securities” are any security presently entitling the owner or holder thereof to vote for the election of directors of a company or individuals that act in a similar capacity. Accordingly, if Landwin Sub is not an investment company as defined under the Investment Company Act and is not relying on the exemptions under Sections 3(c)(1) or 3(c)(7) of the Investment Company Act, then neither Landwin REIT, Landwin TRS nor Landwin Investments will be an investment company under the Investment Company Act. We may acquire assets under Landwin Investments directly or through any other majority-owned subsidiary of Landwin Investments. In any such asset acquisition, we intend to structure such acquisition in a manner so that neither Landwin REIT nor any of its subsidiaries are an investment company under the Investment Company Act.

To comply with the applicable exemptions under the Investment Company Act, each Landwin Entity may be unable to sell assets which we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, a Landwin Entity may be required to acquire additional income- or loss -generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and that may be important to our investment strategy. If any Landwin Entity fails to satisfy the requirements of any exemption or exclusion under the Investment Company Act , such Landwin Entity and its direct and indirect parent entities could be characterized as an investment company. Landwin Management, as our manager, will review our investment activity to attempt to ensure that no Landwin Entity will be required to register as an investment company. Among other things, our manager will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

Conflict of Interest Policies

Overview

Conflicts of interest could arise in the future as a result of the relationships between us and our affiliates (including Martin Landis), Landwin Management which is controlled by Mr. Landis, on the one hand, and us, on the other. Mr. Landis provides services to us through his services to Landwin Management. Landwin Management has sole management and control of special purpose real estate investment entities. All of Mr. Landis’s professional time and attention is provided to Landwin Management. We believe that Landwin Management, including Mr. Landis and other investment, operational and administrative professionals, will provide sufficient time and attention to our portfolio and investment activities and the administration of our business. Each director and officer has duties to our company under applicable Maryland law in connection with their management of our company.

Under the terms of our Management Agreement with Landwin Management, we will receive recommendations as to acquisitions, financings, refinancings and dispositions or other alienation of our investment interest. Our I nvestment C ommittee will determine if a proposal will be accepted and, if accepted, the definitive material terms of the applicable transaction. In making such determination, the I nvestment C ommittee may obtain additional information from Landwin Management or retain other professionals. Our initial portfolio of assets are investments in affiliates of Landwin Management. Landwin Management may take actions with respect to these assets on behalf of such affiliates.

Landwin Management has agreed under the terms of our Management Agreement, to provide us a first right to invest, or co-invest alongside other funds under Landwin Management’s management, in opportunities sourced through Landwin Management’s pipeline, except that Landwin Management or any of its affiliates or principals may independently pursue one real estate investment transaction per calendar year.

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In addition, the limited liability company agreement of Landwin Investments (and of each of its subsidiaries) provides for indemnification of us, our affiliates and each of our respective officers, directors and any persons we may designate from time to time in our sole and absolute discretion to the fullest extent permitted by applicable law against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the REIT, provided that we will not indemnify such person for (i) any act or omission of such person that was material to the matter giving rise to a proceeding, and was (A) committed in bad faith; or (B) the result of active and deliberate dishonesty, (ii) any transaction for which such person received an improper personal benefit in violation or breach of any provision of the limited liability company agreement, or (iii) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful, as set forth in the limited liability company agreement.

Policies Applicable to All Directors and Officers

Concurrently with the closing of the Merger, we intend to adopt certain written policies that are designed to eliminate or minimize certain potential conflicts of interest, including a policy for the review, approval or ratification of any related party transaction, which is any transaction or series of transactions in which (i) we or any of our subsidiaries, are to be a participant or any of our assets or assets of any of our subsidiaries are subject, (ii) the amount involved exceeds the amount specified by our Board of Directors from time to time and (iii) a “related person” (as defined under SEC rules) , including any “related person” of Landwin Management or any successor manager of the Company, has a direct or indirect material interest. This policy will provide that the N ominating and C orporate G overnance C ommittee of our Board of Directors will review the relevant facts and circumstances of each related party transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. Based on its consideration of all of the relevant facts and circumstances, the N ominating and C orporate G overnance C ommittee will decide whether or not to approve such transaction. If we become aware of an existing related party transaction that has not been pre-approved under this policy, the transaction will be referred to the N ominating and C orporate G overnance C ommittee, which will evaluate all options available, including ratification, revision or termination of such transaction. Subject to certain exclusions, this policy also will require any director who may be interested in a related party transaction to recuse himself or herself from any consideration of such related party transaction. Further, we will adopt a code of business conduct and ethics that prohibits conflicts of interest between us on the one hand, and our employees, officers and directors on the other hand, unless such transactions are approved by a majority of our disinterested directors. In addition, as discussed below (see — “Interested Director and Officer Transactions”), our Board of Directors is subject to certain provisions of Maryland law that are designed to eliminate or minimize conflicts. However, we cannot assure you that these policies or provisions of law will always eliminate the influence of such conflicts. If such policies or provisions of law do not limit the conflicts of interests that arise in our business, decisions could be made that might fail to reflect fully the interests of all stockholders.

To mitigate the potential for conflicts with Mr. Landis regarding potential property acquisitions, our Management Agreement with Landwin Management provides that Landwin Management, and its principal Martin Landis, will refer all opportunities for real estate investments that are consistent with our investment guidelines to us, subject to the right to pursue transactions that do not use our resources as long as he does not invest in more than one such outside deal per calendar year and transactions related to like kind of exchanges on behalf of syndicated real estate entities that are an affiliate of Martin Landis.

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We did not conduct arm’s length negotiations with respect to all of the terms of the Merger. In the course of structuring the Merger, Mr. Landis, our Chairman of the Board of Directors and treasurer, Mr. Hartman , our chief executive officer and a director and Ms. Mendoza , our executive vice president and secretary had the ability to influence the type and level of benefits that they and our other officers will receive from us.

Other Business Interests

All of the members of our management team have outside business interests that are not being contributed to our company and that could require time and attention. In addition, all members of our management team will have certain management and fiduciary obligations related to these business interests and will only devote a portion of their time to our business and affairs, which may adversely affect our business. We cannot accurately predict the amount of time and attention that will be required of these officers to perform their ongoing duties related to outside business interests; however, we expect that Mr. Landis will devote sufficient time and attention to our affairs to fulfill the obligations of Landwin Management under our Management Agreement.

Interested Director and Officer Transactions

Pursuant to the MGCL, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, provided that:

●	the fact of the common directorship or interest is disclosed or known to our Board of Directors or a committee of our board, and our board or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

●	the fact of the common directorship or interest is disclosed or known to our stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm or other entity; or

●	the transaction or contract is fair and reasonable to us at the time it is authorized, ratified or approved.

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Certain Policies With Respect To Our Securities and Other Activities

We will have authority to offer common stock, preferred stock or options to purchase stock, notes, equity interests in one or more subsidiaries, such as Landwin Investments, convertible into our common stock, in exchange for property and to repurchase or otherwise acquire our common stock or other securities in the open market or otherwise, and we may engage in such activities in the future. Our Board of Directors has the authority, without further stockholder approval, to amend our charter to increase or decrease the number of authorized shares of common stock or preferred stock and to authorize us to issue additional shares of common stock or preferred stock, in one or more series, including senior securities, in any manner, and on the terms and for the consideration, it deems appropriate. See “Description of Stock.”

At all times, we intend to make investments in such a manner as to qualify as a REIT, unless because of circumstances or changes in the Code, or the Treasury Regulations, our Board of Directors determines that it is no longer in our best interests to qualify as a REIT. In addition, we intend to make investments in such a way that we will not be treated as an investment company under the 1940 Act.

Reporting Policies

We intend to make available to our stockholders our annual reports, including our audited financial statements. After the date of this prospectus, we will become subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we will be required to file annual, quarterly and current reports, proxy statements and other information, including financial statements, with the SEC.

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STRUCTURE AND FORMATION OF OUR COMPANY

Company Structure

We are a Maryland corporation that intends to elect to be taxed for U.S. Federal income tax purposes as a real estate investment trust or REIT. We will conduct our business through a “down-REIT” structure. We have formed Landwin Investments as a holding company for our real estate property investments. Each of our real estate investments will be made through a subsidiary of Landwin Investments, which will invest in real estate directly or through a controlling interest in a special purpose limited partnership, limited liability company, or similar entity (each, a “SPE”) that will own a particular real estate investment.

We are managed by Landwin Management, which has been engaged by us under a five-year management agreement (our “Management Agreement”) that is renewable by Landwin Management for successive two year terms. We may terminate the Management Agreement for cause. We may amend the terms and conditions of our Management Agreement when we raise additional capital. The terms of any such amendment may provide for severance payments and may provide that we continue to pay the fees under the current Management Agreement for our existing portfolio of assets determined as if such assets were maintained as a separate series of assets. An amendment of the Management Agreement may provide that any termination of Landwin Management, other than for cause as defined under the Management Agreement, may require us to arrange for the sale of our shares of common stock owned by Martin Landis.

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Landwin Management is retained under our Management Agreement to identify and recommend real estate investments, provide analysis and negotiate the terms of financings and re-financings, and manage and oversee all aspects of the acquisitions, management, leasing, development, redevelopment, construction, and dispositions of our real estate investments. Our independent directors are members of the I nvestment C ommittee and will determine our investments, financings and dispositions based on such factors as they determine reasonable and necessary and required to properly satisfy their fiduciary obligations.

Our down-REIT structure enables us to acquire existing real estate investments through a variety of transaction structures. Several of these structures may provide tax advantages to the existing owners of a SPE by effecting a property acquisition indirectly through the acquisition of the majority equity interests in the SPE. The SPE would become our subsidiary and the members of the SPE prior to our acquisition would be provided the choice to exchange their interest in the SPE for our equity interests, either restricted or registered shares, or continue their ownership in the SPE and have certain rights to exchange their SPE interests for our common stock. In the absence of the ability to contribute a SPE and its underlying real estate investment into a down-REIT structure such as ours, the purchase of a real property, or the equity interest in a SPE which owns such real property, would result in a sale which would require the owners of such SPE and its underlying real estate investment to recognize taxable income and pay taxes, unless a like-kind exchange (a “1031 exchange”) is transacted by the sellers in accordance with Section 1031 of the Code.

The Merger Transactions

We are the successor by merger of the two private real estate funds Predecessor Fund I and Predecessor Fund II. Each merger will be effective on the date of this prospectus. We are consummating the merger to continue the current investments and investment strategy of the Predecessor Funds. If the Merger is not consummated, then Predecessor Fund I will terminate and be liquidated December 31, 2016 and Predecessor Fund II will terminate and be liquidated on December 31, 2017. Our investment strategy described in “Business and Properties” - “Our Strategy” reflects the investment strategy that was developed by the Predecessor Funds. The Predecessor Funds did not implement this strategy and held their available cash as reserves primarily because of the unprecedented capital market and liquidity crises that started in 2007 and because certain litigation, which was ultimately dismissed in our favor, chilled the opportunity for the Predecessor Funds to access mortgage or similar debt financings. Landwin Management, the sole manager of the Predecessor Funds, determined that deploying a significant amount of the cash resources as an equity investment without mortgage financing in the then prevailing economic environment would result in a concentration of assets that was not prudent.

We believe that the Merger is in the best interest of the members of the Predecessor Funds. Each of the members of the Predecessor Funds will have the ability to resell their common stock that they receive as the merger consideration for their membership interests in the Predecessor Funds and this right to transfer their equity interest and “exit” their investment will provide the members the choice of either selling their shares or maintaining their equity stake in us.

The limited liability company agreement of each Predecessor Fund permits Landwin Management to effect a merger or other transaction that results in the investors in the Predecessor Funds holding securities issued by a public company. The merger consideration that is paid by us consists only of 10,000,000 shares of our common stock. We are allocating such shares of common stock to each Predecessor Fund, based on our valuation of the fair value of each Predecessor Fund as of June 30, 2015 . Each investor in a Predecessor Fund will receive the number of share of our common stock equal to:

●	the number of shares of common stock allocated to the Predecessor Fund in which the investor holds limited liability company interests, multiplied by

●	the percentage interest of the investor in such Predecessor Fund.

In lieu of the issuance or recognition of fractional shares, we will deliver an amount of cash equal to the fair market value of any fractional share of our common stock to which an investor would be entitled to, without interest. The value of the net assets of each Predecessor Fund was determined by us as of June 30, 2015 based on our estimated value of our real estate portfolio assets and the amount of our cash and cash equivalents, reduced by the amount of the liabilities of such Predecessor Fund and the amount of the Merger Transaction Distribution made by such Predecessor Fund described below. Our valuation of our real estate portfolio assets was based on our analysis of the amount that we would receive if the underlying real estate investment was sold at the fair value and the net proceeds of any such sale were distributed to us and other indirect owners of the real estate assets. We determined the fair value of such underlying real estate assets by using the valuation process that it customarily uses to underwrite real estate investments or determine the value it would expect may be realized in a sale of real estate assets. This process included estimating the market value for the underlying real estate assets, including obtaining expected market values from real estate brokers that have significant experience in real estate transactions in the applicable local real estate market, taking into account any material changes in the local real estate markets that we expect would materially affect the valuation and considering appraisals of our real estate investments by Colliers and valuation consulting services that were provided by a nationally-recognized valuation firm , GlassRatner Advisory & Capital Group LLC. See “Structure and Formation of our Company—Opinion of our Valuation Firm.”

As of the date of this prospectus, the assets and liabilities of the Predecessor Funds represent substantially all of our assets and liabilities. The information provided in other sections in this prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” reflect the financial and other information of the Predecessor Funds.

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The shares of common stock to be issued to each investor will be delivered promptly after the date of this prospectus upon the tender to us or our transfer agent of the instruments that deliver to us their limited liability company interest in the Predecessor Fund. From and after the date of this prospectus, each investor’s limited liability company interest in a Predecessor Fund shall represent only the right to receive the applicable number of shares of our common stock.

Pursuant to the Merger, the following have occurred or will occur concurrently with or prior to the completion of the Merger. All monetary, share and unit amounts are based on the mid-point of the pricing range set forth on the cover page of this prospectus.

●	We were formed as a Maryland corporation.

●	We intend to elect to be taxed and to operate in a manner that will allow us to qualify as a REIT for U.S. Federal income tax purposes commencing with our taxable year ending December 31, 2015.

For U.S. Federal income tax purposes, it is expected that the Merger will be a taxable transaction, whereby the members of the Predecessor Funds will be treated as if they are selling their membership interests in the Predecessor Funds to our company in exchange for our common shares, and we will be treated as (i) acquiring all the assets, and subject to all of liabilities, of the Predecessor Funds for our common stock and (ii) immediately contributing such assets, subject to such liabilities (some through our wholly-owned subsidiary, Landwin TRS, LLC (“Landwin TRS”), to Landwin Investments. Landwin Investments is expected to be treated as a partnership for U.S. Federal income tax purposes. Landwin TRS is expected to elect to be treated as a “taxable REIT Subsidiary” of our company for U.S. Federal income tax purposes.

Immediately before the Merger, each of the Predecessor Funds will declare a distribution for the Merger, which we have calculated to be approximately $1,050,000 that is payable by such Predecessor Fund, which will be paid in cash to each member of each Predecessor Fund and equal to an amount representing a percentage of the hypothetical income tax liability such Predecessor Fund would incur if such Predecessor Fund (instead of its individual members) were to be treated as selling its assets in the Merger. This amount is intended to approximate (but not equate to) the potential income tax liability of an average holder of the membership interests in the Predecessor Funds. This distribution will be made to assist the members with paying their actual income tax liabilities expected to arise as a result of participating in the Merger. The distribution will be made with cash on hand (and not otherwise reserved or comprising part of working capital) at the Predecessor Fund making the distribution and, to the extent the Predecessor Fund does not have enough cash on hand to make the distribution to all of its members in full, it will not be required to borrow or otherwise raise cash to make the distribution. Instead, the distribution to each member will be reduced, pro rata, based on its ownership percentage interest in the Predecessor Fund. We will also provide documentation to assist the members in computing their personal tax liability that results from the Merger. See “Material U.S. Federal Income Tax Considerations — Tax Treatment of the Merger”.

Prior to the effective date of the Merger, each of the Predecessor Funds will declare the Merger Transaction Distribution, which is a cash distribution to each of the members of the Predecessor Funds immediately prior to the Merger. The Merger Transaction Distribution is an amount that Landwin Management, as the sole manager of each Predecessor Fund has deemed is equal to the tax liability of such member, under the assumptions described in the Merger Agreement, including that the fair value of the net assets of the Predecessor Funds is $20 million less the amount of the Merger Transaction Distribution and that each member is an individual that is a resident of Los Angeles, California who pays the highest marginal individual tax rate for a Los Angeles, California resident. Such distribution shall be paid to such members on the date that is 30 days after the date of this prospectus. We will provide documentation that described the taxable income, gains and other applicable information with such distribution to enable the members of each of the Predecessor Funds to compute their personal tax liability that results from the Merger.

Opinion of our Valuation Firm.

GlassRatner Advisory & Capital Group LLC (“GlassRatner”), an independent valuation firm, was retained on behalf of Landwin Management to estimate the fair market value of the Predecessor Funds in connection with this Merger. GlassRatner is a specialty financial advisory firm providing valuations and other solutions to solve complex business problems. We chose to retain GlassRatner due to its specialization and expertise in valuation analysis with respect to transaction matters, including acquisitions and mergers.

GlassRatner was retained to provide a valuation of the Predecessor Funds for Landwin Management, in its capacity as the manager of each of the Predecessor Funds, for the purpose of allocating the number of shares of common stock issued in the Merger between each of the Predecessor Funds. GlassRatner’s analysis did not determine the value of the underlying real estate or other assets or obligations; rather, GlassRatner used the values that were provided by Landwin Management to estimate a value of each of the Predecessor Funds which estimate was used by Landwin Management to determine the allocation of the shares of our Common Stock that will be issued in the Merger to the holders of the equity interests in each Predecessor Fund.

GlassRatner opined that as of June 30, 2015, the estimated fair market value, and the percentage of the total value of each of the Predecessor Funds are: (i) Predecessor Fund I: $18,170,000 and 88.63% ; and (ii) Predecessor Fund II: $2,330,000 and 11.37%.

The valuation used the net asset value method of the cost approach, which estimates value based on the cost to replicate the assets and liabilities of each subject entity. Within this valuation approach, GlassRatner considered the fair market value of the individual assets and liabilities held by each of the Predecessor Funds and calculated equity value as the fair market value of the assets less the fair market value of the liabilities.

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The estimated value opined by GlassRatner was subject to certain assumptions, including

●	Reports as to the estimated value of the underlying real estate that were provided to Landwin Management by Colliers International Valuation & Advisory Services, LLC (“Colliers”); and

●	That Predecessor Fund I would receive the preferred returns from its existing and preferred class investments in each of Watavision and 32nd St.

●	That each Predecessor Fund would collect all of their respective affiliated receivables and pay each of its liabilities to its affiliates.

Prior to GlassRatner’s engagement in connection with the Merger, GlassRatner had never provided financial advisory services to us, the Predecessor Funds or Landwin Management. In connection with the current retainer, GlassRatner received approximately $45,000 as compensation for its service that was paid by the Predecessor Funds.

Appraisals of Colliers International Valuation & Advisory Services, LLC

Colliers , an independent real estate appraisal firm, was retained by Landwin Management to provide report s with appraisal s of the fair market value of each of our underlying real property assets: Tempe Square and 32nd Street. Colliers is a commercial real estate appraisal firm that provides commercial appraisal, valuation and advisory support. We chose to retain Colliers due to its specialization and expertise in real property appraisals.

The scope of work for the appraisal assignments is outlined below:

●	The appraiser analyzed the regional and local area economic profiles including employment, population, household income, and real estate trends in the areas surrounding the subject properties.

●	The appraiser confirmed and analyzed legal and physical features of each subject, and how they impact the functionality and overall competitive position of each property.

●	The appraiser completed a retail supply/demand market analysis of the Maricopa market, Phoenix and Tempe sub-market. Conclusions were drawn regarding the subject property’s competitive position given their physical and locational characteristics, the prevailing economic conditions and external influences in each location.

●	The appraiser conducted Highest and Best Use analysis and conclusions were drawn for the highest and best use of each subject property As-Vacant and As-Improved.

●	The appraiser confirmed and analyzed financial features of each subject property. This information, as well as trends established by confirmed market indicators, was used to forecast performance of each subject property.

●	Selection of the valuation methods was based on the identifications required in USPAP relating to the intended use, intended users, definition and date of value, relevant property characteristics and assignment conditions. These appraisals developed the Income (Discounted Cash Flow & Direct Capitalization) and Sales Comparison approaches to value, which were adjusted and reconciled as appropriate.

●	Reporting of each appraisal is in an Appraisal Report format as required in USPAP Standard 2. The appraiser’s analysis and conclusions are summarized within each document.

●	The appraiser understands the Competency Rule of USPAP and the author of this report meets the standards.

●	No one provided significant real property appraisal assistance to appraiser signing this certification. The Merger is expected to be a taxable transaction. See “Material U.S. Federal Income Tax Considerations

Colliers opined that as of June 30, 2015, the estimated fair market value of the initial real estate investments are: (i) Tempe Square $24,000,000; and (ii) 32nd Street $6,750,000.

In connection with the retainer, Colliers received approximately $10,000 as compensation for its service that was paid by the Predecessor Funds. Colliers provided valuation services to Landwin Management and affiliates relating to these properties in August 2014 for compensation totaling $20,500. Colliers and related entities have provided no other valuation services to Landwin Management and affiliated in the last two years (excluding this two engagements).

Filed as exhibits to this Prospectus are the full texts of GlassRatner’s written valuation opinion, dated as of August 10, 2015 and Collier’s written appraisal reports, dated as of August 5, 2015, which describes the assumptions made, procedures followed, matters considered, qualifications and limitations upon the review undertaken by each GlassRatner in connection with its opinion and Colliers in connection with its appraisals. You are encouraged to read these documents carefully in their entirety. The summaries of GlassRatner’s valuation opinion and Colliers’ appraisals are qualified in its entirety by reference to the full text of GlassRatner’s written valuation opinion and Collier’s written appraisal reports, respectively. Neither GlassRatner nor Collier was engaged by Landwin Management or us to provide services as to the merits of the Merger or the Predecessor Funds or the value of the shares of our common stock issued in connection with the Merger. The valuation opinion of GlassRatner and the appraisal reports of Colliers do not constitute any recommendation to any holder of our common stock or any prospective investor in us or in any other matter with respect to the Merger.

Merger Agreement

The Merger is effected in accordance with the terms and conditions of that certain merger agreement (the “Merger Agreement”) dated as of the date of this prospectus by and among each of the Predecessor Funds, our subsidiaries and us. Under the terms of the Merger Agreement, each of the Predecessor Funds will merge with and into Landwin Sub , our indirect, wholly - owned subsidiary, and such entity will be the surviving entity. The Merger Agreement is among affiliated entities and has limited representations, warranties and covenants. The Merger Agreement provides that the each member of a Predecessor Fund will receive their ratable share of the shares of our common stock determined on the effective date of the Merger and the Merger Transaction Distribution payable by the Predecessor Fund in which they are a member. See “— The Merger Transactions. The terms of the common stock that are issued to each member of a Predecessor Fund are described under “Description of Stock” and “Material Provisions of Maryland Law and of Our Charter and Amended and Restated Bylaws”.

The Merger Agreement also provides that the Management Agreement will be assumed and continue in full force with respect to the assets that we acquire in the Merger. See “Certain Relationships and Related Transactions — Landwin Management Agreement”.

Differences Between the Rights Acquired and the Securities Offered

Each member of a Predecessor Fund has their respective rights under the terms of the applicable limited liability company, which are generally limited to the right to participate, on a pro rata basis, in economic distributions after the payment of the management fee to Landwin Management. A member in a Predecessor Fund has no right to participate in the management of the Predecessor Fund or vote or exercise any rights other than to the extent required under the Delaware Limited Liability Company Act; has limited rights to inspect the books and records of the applicable Predecessor Fund; and has no right to transfer or assign their interest in the applicable Predecessor Fund other than with the prior approval of Landwin Management. Each Predecessor Fund has a limited term of ten years. Landwin Management, generally, has plenary management rights under each Predecessor Fund.

The rights of a holder of our common stock that is issued to each member of a Predecessor Fund are described under “Description of Stock – Common Stock” and “Material Provisions of Maryland Law and of our Charter and Amended and Restated Bylaws.” These rights include all of the rights and benefits of holder of common stock under the MGCL, including the right to vote for members of our board of directors and inspection rights. As a Maryland corporation, we do not have a limited term. As the shares of our common stock that are issued to each member of a Predecessor Fund are registered under the Securities Act, each holder has the right to transfer their interest or acquire additional equity interests.

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Certain other Matters Related to the Predecessor Funds

There are currently 327 members of record in Predecessor Fund I and 50 members of record in Predecessor Fund II. During the two most recent fiscal years and the first quarter of 2015, neither Predecessor Fund has any market price for its limited liability company interests. We are a recently formed entity. The disclosures in this prospectus related to the Predecessor Funds, including the disclosures with respect to their business, financial data, management’s discussion and analysis and financial condition and results of operations.

Landwin Management determined the Merger was in the best interests of the Company. The terms of the limited liability company agreement of each Predecessor Fund provided that the Predecessor Fund would be terminated at its 10 year anniversary and the assets liquidated and distributed unless the Predecessor Fund became a public company. The Merger is designed to effect the option of making each of the Predecessor Funds a public company. The limited liability company agreement of each of the Predecessor Funds authorizes Landwin Management to effect any merger, purchase or similar transaction that results in members receiving shares of a surviving public company. There are no dissenter or appraiser rights of any of the members of any Predecessor Fund.

Benefits of the Formation Transactions to Related Parties

On the date of this prospectus, certain of our executive officers, the Chairman of our Board of Directors, our directors and their affiliates will receive material benefits, including those set forth below.

Martin Landis

In exchange for Mr. Landis’s ownership interest in the Predecessor Funds, he will receive shares of our common stock based on his ownership of 16.04% in Predecessor Fund I and 17.00% in Predecessor Fund II.

Furthermore, Martin Landis , the Chairman of the Board of Directors and our treasurer, is the principal of Landwin Management and the beneficial owner of 51% of the equity interests in Landwin Management and will receive benefits from our Management Agreement. No other person or entity has, directly or indirectly, either a voting or an economic interest of 5% or more in Landwin Management.

John Hartman

John Hartman, our chief executive officer, is an employee of Landwin Management and receives compensation from Landwin Management. See “Certain Relationships And Related Transactions — Management Agreement.”

Rosemary Mendoza

Rosemary Mendoza, our executive vice president, is expected to be an independent contractor to Landwin Management and receive compensation from Landwin Management.

Indemnification Agreements

We also expect to enter into indemnification agreements with each director and executive officer at the closing of the Merger, providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as an officer or director.

Restricted Stock

Each of our directors that are not employed by, or a principal of, Landwin Management, has been issued 15,000 shares of our common stock. The shares of restricted stock vest over a seven-month period in equal monthly installments so that they are fully vested on March 31, 2016.

Consequences of the Merger Transactions

The completion of the Merger will have the following consequences. All amounts are based on the mid-point of the range set forth on the cover page of this prospectus.

●	Through our interest in Landwin Investments, we will indirectly own and manage our investment in the initial real estate investments .

●	All of the members in the Predecessor Funds will own all of our issued and outstanding stock.

●	We expect to have no consolidated indebtedness.

Accounting Treatment of the Merger.

Martin Landis controls Landwin Management. Mr. Landis also holds minority ownership positions in Predecessor Fund I and Predecessor Fund II. Pursuant to their respective management agreements with Landwin Management, each Predecessor Fund I and Predecessor Fund II has conveyed all significant decision-making to Landwin Management and Landwin Management cannot be replaced as manager other than for cause. As a result, Predecessor Fund I and Predecessor Fund II are considered under the common control of Landwin Management. As such, the Merger will be recognized as a combination of entities under common control. As such, we will initially recognize the net assets of each of the Predecessor Funds at their then-existing carrying amounts.

Tax Consequences of the Merger Transactions to Members in the Predecessor Funds

The Merger is expected to be a taxable transaction. See “Material U.S. Federal Income Tax Considerations — Tax Treatment of the Merger”.

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PRINCIPAL STOCKHOLDERS

As of the date of this prospectus, we have approximately 350 holders of record.

The following table sets forth information regarding the ownership of our common stock as of the date of this prospectus for:

●	each director ;

●	each person known by us to own beneficially 5% or more of our common stock;

●	each executive officer; and

●	all directors and executive officers as a group.

The amounts and percentages of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated below, to the best of our knowledge each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name	Amount of Beneficial Ownership of Common Stock Following the Completion of the Merger	Percent of Common Stock(1)
Martin Landis	1,616,000 shares	16.16%
John Hartman	*	*
Richard Morris (2)	*	*
Bruce Shapiro (2)	*	*
Paul Sigelman (2)	*	*
All directors and executive officers as a group (5 persons)	1,6 61 ,000 shares	16. 61%

* Represents beneficial ownership of less than 1% of our outstanding common stock.

(1) Based on the relative fair values of the Predecessor Funds on the date of this prospectus.

(2) Each director has been issued 15,000 shares of common stock in consideration for services, subject to vesting monthly in arrears, such that the shares will be fully vested on March 31, 2016.

Unless otherwise indicated, the address of each named person is c/o 17200 Ventura Boulevard, Suite 206, Encino, California 91316. No shares beneficially owned by any executive officer or director have been pledged as security.

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DESCRIPTION OF STOCK

The following summary of the material terms of the stock of our company does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our charter and amended and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 75 million shares of common stock, $0.01 par value per share, or common stock, and 25 million shares of preferred stock, $0.01 par value per share, or preferred stock. Our charter authorizes our Board of Directors, with the approval of a majority of the entire Board of Directors and without any action by our stockholders, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have the authority to issue. Upon completion of the Merger, 10,000,000 shares of our common stock will be issued and outstanding, and no shares of our preferred stock will be issued and outstanding.

Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our Board of Directors out of assets legally available therefore and declared by us, and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all known debts and liabilities of our company.

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Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a majority of the votes cast.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights, and have no preemptive rights to subscribe for any securities of our company. Our charter provides that our stockholders generally have no appraisal rights unless our Board of Directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our common stock would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its Board of Directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for the approval of these matters by a majority of the votes entitled to be cast on the matter, except that the approval of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors is required to remove a director and the approval of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter is required to amend the provisions of our charter relating to the removal of directors , restrictions on transfer and ownership of shares or to amend the vote required to amend such provision. Maryland law also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity all of the equity interests of which are owned, directly or indirectly, by the corporation. Because our operating assets may be held by Landwin Management or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Our charter authorizes our Board of Directors to reclassify any unissued shares of our common stock into other classes or series of stock, to establish the designation and number of shares of each such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series.

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Preferred Stock

Our charter authorizes our Board of Directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of stock into one or more classes or series of preferred stock. Prior to issuance of shares of each new class or series of preferred stock, our Board of Directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series. As a result, our Board of Directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation or with other terms or conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests. As of the date hereof, no shares of preferred stock are outstanding and we have no present plans to issue any preferred stock.

Options

We have adopted an equity incentive plan pursuant to which we may grant options, restricted stock or other equity incentive awards (“Awards”) to employees or other persons on terms and conditions determined by our Board of Directors or a committee of our Board of Directors, which may include anti-dilution protection, cashless exercise and repurchase or redemption rights. The options or other equity awards that may be granted under this plan may qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. We have reserved 50,000 shares of our common stock for issuance upon the exercise or exchange of Awards. As of the date of this Prospectus, we expect to issue no options at the initial offering price per share of the shares offered hereby.

Restricted Stock

Each of our directors that are not employed by, or a principal of, Landwin Management, has been issued 15,000 shares of our common stock. The shares of restricted stock vest over a seven-month period in equal monthly installments so that they are fully vested on March 31, 2016.

The above description is qualified in its entirety by reference to the forms of such restricted stock grant filed as an exhibit to the registration statement of which this prospectus forms a part.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our Board of Directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series of stock, as well as the additional authorized shares of stock, will be available for issuance without further action by our stockholders unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our Board of Directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests. See “Material Provisions of Maryland Law and of our Charter and Amended and Restated Bylaws — Anti-takeover Effect of Certain Provisions of Maryland Law and of our Charter and Amended and Restated Bylaws.”

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year; and at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made), not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of stock) may be owned, directly, indirectly or through attribution, by five or fewer individuals (for this purpose, the term “individual” under the Code includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust).

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Our charter contains restrictions on the ownership and transfer of our stock that are intended, among other purposes, to assist us in complying with these requirements and continuing to qualify as a REIT. These limitations include that, subject to the exceptions in the discretion of our Board of Directors, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than the Applicable Amount in value or in number of shares, whichever is more restrictive or other applicable amount given any ownership in excess of such amount that has been approved by our Board of Directors of the outstanding shares of our common stock, preferred stock or more than the Applicable Amount (in value) of the aggregate of the outstanding shares of all classes and series of our stock . We refer to each of these restrictions as an “ownership limit” and collectively as the “ownership limits.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.” Under the provisions of our charter, the term “Applicable Amount” is defined to be 9.8% or such lesser amount as determined by our Board of Directors that would provide that we will satisfy the ownership requirement for a REIT under the Code.

On the date of this prospectus, Martin Landis will beneficially own approximately 16.16% of our common stock. Accordingly, the Applicable Amount as of the date of this prospectus for all other stockholders is 8.4%.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% in value or in number of shares (whichever is more restrictive) of our outstanding common stock and thereby violate the applicable ownership limit.

Our Board of Directors may, in its sole and absolute discretion, prospectively or retroactively, waive either or both of the ownership limits with respect to a particular person if, doing so (i) would not result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT and our Board of Directors determines that such waiver will not cause or allow five or fewer individuals to actually or beneficially own more than 49% in value of the aggregate of the outstanding shares of all classes and series of our stock; and (ii) determines that, subject to certain exceptions, such person does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant.

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As a condition of our waiver, our Board of Directors may require an opinion of counsel or IRS ruling satisfactory to our Board of Directors in its sole and absolute discretion in order to determine or ensure our status as a REIT or such representations and/or undertakings as are reasonably necessary to make the determinations above. Our Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception.

In connection with a waiver of an ownership limit or at any other time, our Board of Directors may increase or decrease one or both of the ownership limits, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit, although any further acquisition of our stock will violate the decreased ownership limit. Our Board of Directors may not increase or decrease any ownership limit if the new ownership limit would allow five or fewer persons to actually or beneficially own more than 49% in value of our outstanding stock or could cause us to be “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT.

Our charter provisions further prohibit:

●	any person from actually, beneficially or constructively owning shares of our stock that could result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, actual, beneficial or constructive ownership of shares of our stock that could result in (i) us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code, or (ii) any manager of a “qualified lodging facility,” within the meaning of Section 856(d)(9)(D) of the Code, leased by us to one of our taxable REIT subsidiaries failing to qualify as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Code, in each case if the income we derive from such tenant or such taxable REIT subsidiary, taking into account our other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause us to fail to satisfy any the gross income requirements imposed on REITs); and

●	any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

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The ownership limits and other restrictions on ownership and transfer of our stock described above will not apply until the closing of the Merger and will not apply if our Board of Directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our Board of Directors, or could result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void ab initio. If any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void ab initio and of no force or effect and the intended transferee will acquire no rights in the shares.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of shares to the trust (or, in the event of a gift, devise or other such transaction, the median sales price reported on the applicable stock market or exchange on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the median sale price reported on the applicable stock market or exchange on the date we, or our designee, accepts such offer. We are required to reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We will pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

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If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or persons, designated by the trustee, who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of our stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the median sales price reported on the applicable stock market or exchange on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee will reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand.

The trustee will be designated by us and will be unaffiliated with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

●	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

●	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If our Board of Directors determines that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our Board of Directors may take such action as it deems advisable in its sole discretion to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person that is an actual, beneficial or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual, beneficial or constructive owner must, on request, disclose to us such information as we may request in good faith in order to determine our status as a REIT and comply with requirements of any taxing authority or governmental authority or determine such compliance.

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Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock that our stockholders otherwise believe to be in their best interest.

Transfer Agent and Registrar

Vstock Transfer, LLC is expected to be named as transfer agent and registrar for our shares of common stock.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER

AND AMENDED AND RESTATED BYLAWS

The following summary of certain provisions of Maryland law and our charter and amended and restated bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and amended and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and amended and restated bylaws provide that the number of directors of our company may be established, increased or decreased only by a majority of our entire Board of Directors but may not be fewer than the minimum number required under the MGCL nor, unless our amended and restated bylaws are amended. We expect to have one director upon the closing of the Merger.

Our charter also provides that, at such time as we become eligible to elect to be subject to certain elective provisions of the MGCL (which we expect will be upon completion of the Merger) and except as may be provided by our Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the board resulting from an increase in the size of the board or due to death, resignation or removal of a director for any reason may be filled only by a n affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum.

Our Board of Directors are classified in three classes with the number of directors in each class to be as nearly as equal as possible. The directors in each class will serve for a term of three years (except with respect to the initial Class I and Class II, which terms expire on the first and second annual meeting, respectively) with the terms being staggered so that one-third of the total number of directors are subject to election or reelection during each year by our stockholders. Currently, Richard Morris serves as a Class I director, John Hartman and Bruce Shapiro serve as a Class II directors and Martin Landis and Paul Sigelman serve as Class III directors. At our annual meeting by our stockholders, each of the directors in the class with the term that expires in such year will be subject to election by our stockholders to serve until the expiration of the term of such class and until a successor is duly elected and qualifies under the MGCL. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Directors are elected by a majority of the votes cast.

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Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our amended and restated bylaws ) and only by the affirmative vote of at least two-thirds of all the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our Board of Directors to fill vacant directorships, may preclude stockholders from removing incumbent directors (except for cause and by a substantial affirmative vote) and filling the vacancies created by such removal with their own nominees. We have entered into an agreement with each current director, and expect to enter into such agreement with future directors that in the event that a majority of the remaining board members (other than the offending director) determined that a board member committed an act or an event occurred, which is considered “cause” as defined in our amended and restated bylaws, as may be amended from time to time, such director will resign, effective immediately upon vote of the Board, with no prior notice.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

●	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

●	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder if the Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the Board of Directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

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These supermajority approval requirements do not apply for Merger, consolidations or share exchanges if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the Board of Directors prior to the time that the interested stockholder becomes an interested stockholder.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders in the election of directors generally but excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person who has made or proposes to make the control share acquisition, (2) any officer of the corporation or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of:

●	one-tenth or more but less than one-third;

●	one-third or more but less than a majority; or

●	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

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If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or if a stockholders meeting is held to consider the voting rights of the control shares (and the voting rights are not approved), as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our amended and restated bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of our stock. Our Board of Directors may amend or eliminate this provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three directors , qualified under Section 3-804(b) of the MGCL, to elect to be subject, by provision in its charter or bylaws or a resolution of its Board of Directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

●	a classified board;

●	a two-thirds vote requirement for removing a director;

●	a requirement that the number of directors be fixed only by vote of the directors;

●	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

●	a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that, at such time as we become eligible to make a Subtitle 8 election, and except as may be provided by our Board of Directors in setting in setting the terms of any class or series of stock, we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our Board of Directors and the vesting in the board the exclusive power to fix the number of directorships. Through provisions in our charter and amended and restated bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director from the board, which removal must be for cause, (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and amended and restated bylaws, and (3) require, unless called by the chairman of our Board of Directors, our president, our chief executive officer or our Board of Directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting to consider and vote on any matter that may properly be considered at a meeting of stockholders and (4) created a classified board. In the future, our Board of Directors may elect, without stockholder approval, to adopt one or more of the other provisions of Subtitle 8.

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Amendments to our Charter and Amended and Restated Bylaws

Other than amendments to certain provisions of our charter described below and amendments permitted to be made without stockholder approval under Maryland law or by a specific provision in the charter, our charter generally may be amended only if such amendment is declared advisable by our Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter, except that amendments to the provisions of our charter relating to the removal of directors and restrictions on transfer and ownership of shares require the approval of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter. Our Board of Directors has the exclusive power to adopt, alter or repeal any provision of our amended and restated bylaws or to make new bylaws.

Meetings of Stockholders

Under our amended and restated bylaws, annual meetings of stockholders will be held each year at a date, time and place determined by our Board of Directors. Special meetings of stockholders may be called only by our Board of Directors, the Chairman of our Board of Directors, our chief executive officer or our executive vice president . Additionally, subject to the provisions of our amended and restated bylaws, special meetings of the stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at such meeting on such matter who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our amended and restated bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our amended and restated bylaws provide that:

with respect to an annual meeting of stockholders, nominations of individuals for election to our Board of Directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

●	pursuant to our notice of the meeting;

●	by or at the direction of our Board of Directors; or

●	by a stockholder who was a stockholder of record both at the time the stockholder provides the notice required by our amended and restated bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in, and provided the information required by, our amended and restated bylaws; and

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with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our Board of Directors may be made only:

●	by or at the direction of our Board of Directors; or

●	provided that the meeting has been called in accordance with our amended and restated bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time the stockholder provides the notice required by our amended and restated bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in, and provided the information required by, our amended and restated bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our Board of Directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our Board of Directors, to inform stockholders and make recommendations regarding the nominations or other proposals.

Although our amended and restated bylaws do not give our Board of Directors the power to disapprove stockholder nominations and proposals that comply with our amended and restated bylaws, our amended and restated bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our Board of Directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and our Charter and Amended and Restated Bylaws

Our charter and amended and restated bylaws and Maryland law contain provisions that may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest, including business combination provisions, supermajority vote and cause requirements for removal of directors, provisions that vacancies on our Board of Directors may be filled only by the remaining directors for the full term of the class of directors in which the vacancy occurred, the provision providing for a classified board, the power of our board to increase the aggregate number of authorized shares of stock or the number of shares of any class or series of stock, to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval, the restrictions on ownership and transfer of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, the election of our Board of Directors to be subject to the provision s of Subtitle 8 or if the provision in our amended and restated bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

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Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

●	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

●	was committed in bad faith; or

●	was the result of active and deliberate dishonesty;

●	the director or officer actually received an improper personal benefit in money, property or services; or

●	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:

●	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

●	a written undertaking by the director or officer or on his or her behalf (which need not be secured) to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.

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Our charter authorizes us to obligate our company and our amended and restated bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification to:

●	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

●	any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and amended and restated bylaws also permit us, with the approval of our Board of Directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Our charter documents limit the liability of our directors and officers for money damages to the maximum extent that Maryland law permits. We also provide for indemnification of our officers and directors and our affiliates and any persons we may designate from time to time in our sole and absolute discretion to the fullest extent permitted by applicable law against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to our operations, provided that we will not indemnify such person, for (i) willful misconduct or a knowing violation of the law, (ii) any transaction for which such person received an improper personal benefit in violation or breach of any provision of the limited liability company agreement, or (iii) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful under applicable law. Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

We intend to enter into indemnification agreements with each of our executive officers and directors as described in “Management — Limitation of Liability and Indemnification.”

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Restrictions on Ownership and Transfer of our Stock

Our charter contains restrictions on the ownership and transfer of our stock that are intended, among other purposes, to assist us in complying with these requirements and continuing to qualify as a REIT. These provisions include that, subject to the exceptions in the discretion of our Board of Directors, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than the Applicable Amount in value or in number of shares, whichever is more restrictive or other applicable amount given any ownership in excess of such amount that has been approved by our Board of Directors of the outstanding shares of our common stock, or more than the Applicable Amount (in value) of the aggregate of the outstanding shares of all classes and series of our stock, in each case excluding any shares of common stock that are not treated as outstanding under the Code.

REIT Qualification

Our charter provides that our Board of Directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to be qualified as a REIT. Our charter also provides that our Board of Directors may determine that compliance with the restrictions on ownership and transfer of our stock is no longer required in order for us to qualify as a REIT.

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SHARES ELIGIBLE FOR FUTURE SALE

General

Upon completion of the Merger, we will have outstanding 10,000,000 shares of our common stock.

There has been no public market for our common stock. Trading of our common stock on the over the counter bulletin board market is expected to commence following the effectiveness of the registration statement of which this prospectus is a part. No assurance can be given as to (1) the likelihood that an active market for common stock will develop, (2) the liquidity of any such market, (3) the ability of the stockholders to sell their shares or (4) the prices that stockholders may obtain for any of their shares. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock (including shares issued upon the exchange of units or the exercise of stock options), or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock. See “Risk Factors.”

For a description of certain restrictions on ownership and transfer of our stock, see “Description of Stock — Restrictions on Ownership and Transfer.”

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale and who has beneficially owned shares considered to be restricted securities under Rule 144 for at least six months would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned shares considered to be restricted securities under Rule 144 for at least six months would be entitled to sell those shares without regard to the provisions of Rule 144.

An affiliate of ours who has beneficially owned shares of our common stock for at least six months would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

●	1% of the shares of our common stock then outstanding; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Equity Incentive Plan

We do not, currently, have any plans for the grant of equity based compensation for any of our officers or directors under our 2015 Equity Compensation Plan. However, the Board of Directors may decide to grant Awards under our 2015 Equity Compensation Plan in the future.

Restricted Stock

Each of our directors that are not employed by, or a principal of, Landwin Management, has been issued 15,000 shares of our common stock. The shares of restricted stock vest over a seven-month period in equal monthly installments so that they are fully vested on March 31, 2016.

The above description is qualified in its entirety by reference to the forms of such restricted stock grant filed as an exhibit to the registration statement of which this prospectus forms a part.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Tax Treatment of the Merger

For U.S. Federal income tax purposes, it is expected that the Merger will be a taxable transaction, whereby the members of the Predecessor Funds will be treated as if they are selling their membership interests in the Predecessor Funds to our company in exchange for our common shares, and we will be treated as (i) acquiring all the assets, subject to all of the liabilities, of the Predecessor Funds for our common stock and (ii) immediately contributing such assets liabilities (some through our wholly-owned subsidiary, Landwin TRS to Landwin Investments. Landwin Investments is expected to be treated be treated as a partnership for U.S. Federal income tax purposes. Landwin TRS is expected to elect to be treated as a “taxable REIT Subsidiary” of our company for U.S. Federal income tax purposes.

A member participating generally will recognize gain or loss to the extent of the difference between (i) the sum of the fair market value of our common shares received by such member and the liabilities of the Predecessor Funds allocated to such member under the partnership tax rules, and (ii) the sum of the member’s adjusted tax basis in the membership interests exchanged for the common shares (which, generally reflects the member’s allocable share of the Predecessor Funds’ liabilities). Generally, such gain or loss will be capital gain or loss, and will be short-term, long-term, or some combination of both, depending upon the timing of the member’s acquisition of their membership interests and contribution to the Predecessor Fund.

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Certain exceptions apply to the general characterization of gains or losses as capital gains and losses, including the recharacterization as ordinary income of gain attributable to certain “hot assets”, such as unrealized receivables. In addition, a portion of the gain, if any, may be taxed at a higher rate than the usual capital gain tax rates if it is attributable to any “recaptured” depreciation or other amount previously deducted by the Predecessor Funds and allocated to the member. In addition, the gain, if any, realized by members that are individuals, estates or trusts with income in excess the statutory threshold amounts may also be subject to the 3.8% Medicare Tax if their investment in the Predecessor Funds constitutes a passive activity or the gain otherwise constitutes investment income.

If a member realizes loss from the Merger, such loss generally will be available to offset capital gain of such member from other sources or carried to a different taxable year of the member to offset capital gain from such other taxable year.

Immediately before the Merger, the Predecessor Funds will declare a distribution in the aggregate amount of $1,050,000, which will be paid in cash to the members of the Predecessor Fund. The amount of this distribution was computed to be equal to an amount representing a percentage of the hypothetical income tax liability such Predecessor Fund would incur if such Predecessor Fund (instead of its individual members) were to be treated selling its assets in the Merger. This amount is intended to approximate (but not equate to) the potential income tax liability of an average holder of the membership interests in the Predecessor Funds. This distribution will be made to assist the members with paying their actual income tax liabilities expected to arise as a result of participating in the Merger. The distribution will be made with cash on hand (and not otherwise reserved or comprising part of working capital) at the Predecessor Fund making the distribution and, to the extent the Predecessor Fund does not have enough cash on hand to make the distribution to all of its members in full, it will not be required to borrow or otherwise raise cash to make the distribution. Instead, the distribution to each member will be reduced, pro rata, based on its ownership percentage interest in the Predecessor Fund. We will also provide documentation to assist the members in computing their personal tax liability that results from the Merger. The distribution will be subject to applicable tax information reporting and withholding requirements.

The preceding discussion does not address all tax considerations applicable to a member with respect to the member’s participation in the Merger, and does not take into consideration the status or particular situations of any member (e.g., as tax-exempt U.S. person or a non-U.S. person). Members should consult their own tax advisors regarding the U.S. Federal, state and local as well as any foreign tax consequences of participating in the Merger.

Tax Considerations for Investing in Our Common Stock

The following is a summary of material U.S. Federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the U.S. Federal income tax laws, such as:

●	insurance companies;

●	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders” below);

●	financial institutions or broker-dealers;

●	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);

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●	U.S. expatriates;

●	persons who mark-to-market our common stock;

●	subchapter S corporations;

●	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

●	regulated investment companies and REITs;

●	trusts and estates;

●	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

●	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

●	persons subject to the alternative minimum tax provisions of the Code;

●	persons holding our common stock through a partnership or similar pass-through entity; and

●	persons whose taxable income for U.S. Federal income tax purposes exceeds $400,000 in a taxable year ($450,000 in the case of married taxpayers filing a joint return).

This summary assumes that stockholders hold shares as capital assets for U.S. Federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current U.S. Federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We were organized as a Maryland corporation. We intend to elect to be taxed as a REIT for U.S. Federal income tax purposes commencing with our taxable year ending December 31, 2015. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the U.S. Federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. Federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

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In connection with the issuance of our stock to the investors in the Predecessor Funds, Herrick, Feinstein LLP has, prior to the effective date of this prospectus, provided an opinion to us that, commencing with our taxable year ending on December 31, 2015, we will be organized in conformity with the requirements for qualification as a REIT as of the date such opinion is issues under the Code, and our proposed method of operation will enable us to satisfy the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2015. It must be emphasized that the opinion of Herrick, Feinstein LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets, the past, present and future conduct of our business operations and speaks as of the date issued. In addition, Herrick, Feinstein LLP’s opinion is based on existing U.S. Federal income tax law regarding qualification as a REIT, which is subject to change either prospectively or retroactively. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Herrick, Feinstein LLP or by us that we will so qualify for any particular year. Herrick, Feinstein LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should also be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. Moreover, our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code related to our income and assets, the compliance with which will not be reviewed by Herrick, Feinstein LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

If we qualify as a REIT, we generally will not be subject to U.S. Federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that is generally imposed on enterprises that are operated in corporate form. Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders. Even if we qualify as a REIT, we will be subject to U.S. Federal tax in the following circumstances:

●	we will pay U.S. Federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

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●	we may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

●	we will pay income tax at the highest corporate rate on:

●	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

●	other non-qualifying income from foreclosure property

●	we will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property (known as “prohibited transactions”), that we hold primarily for sale to customers in the ordinary course of business.

●	if we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

●	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

●	a fraction intended to reflect our profitability.

●	if we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

●	we may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

●	we will be subject to a 100% excise tax on transactions with any Taxable REIT Subsidiary (“TRS”) that are not conducted on an arm’s-length basis.

●	in the event we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. Federal income tax rate then applicable to U.S. corporations on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

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●	in the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

●	if we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

●	the amount of gain that we recognize at the time of the sale or disposition, and

●	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

●	we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”

●	the earnings of our lower-tier entities that are subchapter C corporations, including any TRSs, will be subject to Federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. Federal income tax purposes. Moreover, as further described below, any TRS we form will be subject to Federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

●	It is managed by one or more trustees or directors.

●	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

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●	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. Federal income tax laws.

●	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. Federal income tax laws.

●	At least 100 persons are beneficial owners of its shares or ownership certificates.

●	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

●	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

●	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

●	It uses a calendar year for U.S. Federal income tax purposes and complies with the recordkeeping requirements of the U.S. Federal income tax laws.

We must meet the above requirements 1, 2, 3, 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will be applied to us beginning with our 2015 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. Federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in 5 and 6 above. See “Description of Stock — Restrictions on Ownership and Transfer.” We are required to maintain records disclosing the actual ownership of common stock in order to monitor our compliance with the share ownership requirements. To do so, we are required to demand written statements each year from the record holders of certain minimum percentages of our shares in which such record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Stockholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of our shares and certain other information. The restrictions in our charter, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

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Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for U.S. Federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. Federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. Federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

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A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. However, a TRS may provide rights to any brand name under which any “health care facility” or “lodging facility” is operated if (i) such rights are provided to an “eligible independent contractor” (as described below) to operate or manage a health care facility or lodging facility, (ii) such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and (iii) such health care facility or lodging facility is either owned by the TRS or leased to the TRS by its parent REIT.

Rent that we receive from a TRS will qualify as “rents from real property” as long as either (i)(a) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (b) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, or (ii)(a) the rent is derived from a lease to the TRS of a “qualified lodging facility” or a “qualified health care property”, and (b) the property is operated on behalf of the TRS by an “eligible independent contractor”, as described in further detail below under “— Gross Income Tests — Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

●	rents from real property;

●	interest on debt secured by mortgages on real property, or on interests in real property;

●	dividends or other distributions on, and gain from the sale of, shares in other REITs;

●	gain from the sale of real estate assets;

●	income and gain derived from foreclosure property; and

●	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

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Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

●	the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

●	neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

●	if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

●	we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “customarily furnished or rendered” in connection with the rental of space for occupancy only and are considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

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In order for the rent paid under our leases to constitute “rents from real property,” the leases must be respected as true leases for U.S. Federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. We intend to enter into leases that will be treated as true leases. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our REIT and its subsidiaries receive from our leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under “— Failure to Satisfy Gross Income Tests.”

As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied. Rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

●	are fixed at the time the leases are entered into;

●	are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits; and

●	conform with normal business practice.

More generally, rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits.

With respect to the prohibition on related-party rents, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party tenant”), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We anticipate that all of our properties will be leased to third parties that do not constitute related party tenants. In addition, our charter prohibits transfers of our stock that would cause us to own, actually or constructively, 10% or more of the ownership interests in any non-TRS lessee (except for a non-TRS lessee from whom we derive a sufficiently small amount of revenue such that, in the determination of our Board of Directors, rent from such non-TRS lessee would not adversely affect our ability to qualify as a REIT). Based on the foregoing, we generally should not own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified), other than a TRS.

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As described above, we may own up to 100% of the shares of one or more TRSs. Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled TRS”) will not be treated as “rents from real property.” If in the future we receive rent from a TRS, we will seek to comply with this exception.

Under a second exception to the related-party tenant rule described above, rent that we receive from a TRS will qualify as “rents from real property” if (i) the rent is derived from a lease to the TRS of a “qualified lodging facility” or a “qualified health care property”, and (ii) the property is operated on behalf of the TRS by an “eligible independent contractor”. A “qualified lodging facility” is any lodging facility unless wagering activities are conducted at or in connection with the facility by any person who is engaged in the business of accepting wagers and is legally authorized to engage in that business at or in connection with such facility. A “qualified health care property” is any real property (including interests therein), and any personal property incident to the real property, which is a health care facility or is necessary or incidental to the use of a health care facility. An “eligible independent contractor”, with respect to any qualified lodging facility or qualified health care property, is any independent contractor if, at the time such contractor enters into a management agreement or other similar service contract with the TRS to operate such qualified lodging facility or qualified health care property, such contractor (or any related person) is actively engaged in the trade or business of operating qualified lodging facilities or qualified health care properties, respectively, for any person who is not a related person with respect to the REIT or the TRS. A TRS is not considered to operate or manage a qualified health care property or qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified health care property or qualified lodging facility outside of the U.S. is not considered to operate or manage a qualified health care property or qualified lodging facility, as long as an eligible independent contractor is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. If in the future we receive rent from a TRS, we will seek to comply with one of the above exceptions.

Any rent attributable to the personal property leased in connection with the lease of a property must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a property is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the property at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each of our leases, we believe either that the personal property ratio will be less than 15% or that any rent attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

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If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (i) the rent is considered based on the income or profits of the related lessee, (ii) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (iii) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.”

However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

●	an amount that is based on a fixed percentage or percentages of receipts or sales; and

●	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

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Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

●	the REIT has held the property for not less than two years;

●	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

●	either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, or (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

●	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

●	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. Federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

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Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

●	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

●	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

●	which the REIT properly elects to treat as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

●	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

●	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

●	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

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Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the indemnification requirements discussed below. A “hedging transaction” means either (i) any transaction entered into in the normal course of our or Landwin Management’ trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. Federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. Federal income tax laws. Those relief provisions are available if:

●	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

●	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

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We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

●	cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;

●	government securities;

●	interests in real property, including leaseholds and options to acquire real property and leaseholds;

●	interests in mortgage loans secured by real property;

●	stock in other REITs; and

●	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities (other than a TRS) may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

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For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

●	“Straight debt” securities, which are defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

●	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

●	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

●	any loan to an individual or an estate;

●	any “section 467 rental agreement,” other than an agreement with a related party tenant;

●	any obligation to pay “rents from real property”;

●	certain securities issued by governmental entities;

●	any security issued by a REIT;

●	any debt instrument issued by an entity treated as a partnership for U.S. Federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

●	any debt instrument issued by an entity treated as a partnership for U.S. Federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

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For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

No independent appraisals will be obtained on an ongoing basis to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. Federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

●	we satisfied the asset tests at the end of the preceding calendar quarter; and

●	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the IRS and (iii) pay a tax equal to the greater of $50,000 or an amount equal to the highest corporate tax rate then in effect multiplied by the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests. However, there is no assurance that the IRS would not challenge our ability to qualify for relief under these rules.

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Distribution Requirements

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of:

●	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

●	90% of our after-tax net income, if any, from foreclosure property, minus

●	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our U.S. Federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay U.S. Federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

●	85% of our REIT ordinary income for such year,

●	95% of our REIT capital gain income for such year, and

●	any undistributed taxable income from prior periods.

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

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It is possible that we may not have sufficient cash to meet the distribution requirements discussed above. This could result because of competing demands for funds, or because of timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds, raise funds through the issuance of additional shares of common stock or, if possible, pay taxable dividends of our common stock or debt securities.

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual U.S. Federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land. Were the IRS to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

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If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. Federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts distributed as dividends out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the U.S. Federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced Federal income tax rate of 15% (20% in the case of taxpayers whose income exceeds certain thresholds) on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. Federal income tax purposes is:

●	a citizen or resident of the U.S.;

●	a corporation (including an entity treated as a corporation for U.S. Federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;

●	an estate whose income is subject to U.S. Federal income taxation regardless of its source; or

●	any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. Federal income tax purposes holds our common stock, the U.S. Federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder from a REIT generally will not be treated as “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 15% (20% in the case of taxpayers whose income exceeds certain thresholds). The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to U.S. Federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “Taxation of Our Company” above), our dividends generally will not be eligible for the reduced rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the reduced tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non REIT corporations, such as a TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend. For taxable years beginning after dividends paid to certain individuals, estates or trusts will be subject to a 3.8% Medicare tax.

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A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our common stock. We generally will designate our capital gain dividends as either 15% (20% in the case of taxpayers whose income exceeds certain thresholds) or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

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U.S. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to disclose the loss-generating transaction separately to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

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Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is currently 15% (20% in the case of taxpayers whose income exceeds certain thresholds) for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates, currently at a 15% (20% in the case of taxpayers whose income exceeds certain thresholds) or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. Federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. Federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:

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●	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

●	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and

●	either:

● one pension trust owns more than 25% of the value of our capital stock; or

● a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. Federal income tax purposes) or a tax-exempt stockholder.

The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of Federal, state, and local income tax laws on the purchase, ownership and sale of our common stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “U.S. real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. Federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

●	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us;

●	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or

●	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

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A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or “FIRPTA”. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

If our common stock is regularly traded on an established securities market in the United States, capital gain distributions on our common stock that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 5% of our common stock at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We anticipate that our common stock will be regularly traded on an established securities market in the United States following the date of this prospectus. If our common stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 5% of our common stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

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Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We anticipate that we will be a United States real property holding corporation based on our investment strategy. However, if we are a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met. If our common stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells our common stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:

●	our common stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market; and

●	the non-U.S. stockholder owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period.

As noted above, we anticipate that our common stock will be regularly traded on an established securities market following the date of this prospectus.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

●	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

●	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

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Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate, currently of 28%, with respect to distributions unless the stockholder:

●	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

●	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. Federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

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Pursuant to U.S. Federal legislation and administrative guidance, U.S. Federal withholding tax at a 30% applies to payments and dividends after July 1, 2014 and gross proceeds from sales of our securities after January 1, 2017 paid to foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of certain U.S. persons and U.S. owned foreign entities with accounts at the institution (or the institution’s affiliates) and to annually report certain information about such accounts. The withholding tax also will apply to payments of dividends and gross proceeds of sales to certain foreign entities that do not disclose the name, address and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial U.S. owners). Thus, if a stockholder holds our common stock through a foreign financial institution or foreign corporation or trust, dividends and gross proceeds of sales made after the applicable dates may be subject to a 30% withholding tax. Stockholders that are not U.S. persons may be subject to withholding tax on our dividends under current law. We will not pay any additional amounts in respect of any amounts withheld.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his U.S. Federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our U.S Federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Other Tax Considerations

Tax Aspects of Our Investments

The following discussion summarizes certain Federal income tax considerations applicable to our direct or indirect investments. The discussion does not cover state or local tax laws or any U.S. Federal tax laws other than income tax laws.

Classification as a Partnership. We will be entitled to include in our income our distributive share of Landwin Investments’ income and to deduct our distributive share of Landwin Investments’ losses only if Landwin Investments is classified for U.S Federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S Federal income tax purposes if it:

●	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and

●	is not a “publicly-traded partnership.”

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Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership for U.S. Federal income tax purposes. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for U.S. Federal income tax purposes if the entity is treated as having only one owner or member for U.S. Federal income tax purposes). Landwin Investments intends to be classified as a partnership for U.S. Federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly-traded partnership is a partnership interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or (the “90% passive income exception”). Treasury Regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We and Landwin Investments believe that Landwin Investments should not be classified as a publicly-traded partnership because (i) its limited liability company interests are not traded on an established securities market, and (ii) the limited liability company interests should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, we believe that Landwin Investments presently qualifies for the private placement exclusion. Even if Landwin Investments were considered a publicly-traded partnership under the PTP Regulations, Landwin Investments should not be treated as a corporation for U.S. Federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Code. In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property.

We have not requested, and do not intend to request, a ruling from the IRS that Landwin Investments will be classified as a partnership for U.S. Federal income tax purposes. If for any reason Landwin Investments were taxable as a corporation, rather than as a partnership, for U.S. Federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in Landwin Investments’ status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of Landwin Investments would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, Landwin Investments would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Landwin Investments’ taxable income.

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Landwin Sub is a wholly - owned limited liability company of Landwin Investments and will be a “disregarded entity” for the purposes of the Code. We expect that any additional capital raised by us will be invested in a separate subsidiary of Landwin Investments which will also be a wholly - owned limited liability company of Landwin Investments and a “disregarded entity” for the purposes of the Code.

We may raise additional capital or acquire additional assets by issuing new or additional limited liability company interests in Landwin Investments, Landwin Sub or any future subsidiary of Landwin Investments or Landwin Sub. We intend that each such entity would be classified as a partnership under the Code. Any such classification will be subject to the issues that are summarized above.

Income Taxation of Landwin Investments and its Partners

Partners, Not Landwin Investments, Subject to Tax. A partnership is not a taxable entity for U.S. Federal income tax purposes. Rather, we are required to take into account our allocable share of Landwin Investments’ income, gains, losses, deductions, and credits for any taxable year of Landwin Investments ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Landwin Investments.

Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. Federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. Federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Landwin Investments’ allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. Federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Landwin Investments’ Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. When cash is contributed to a partnership in exchange for a partnership interest, such as our contribution of cash to Landwin Investments for limited liability company interests, similar rules apply to ensure that the existing partners in the partnership are charged with, or benefit from, respectively, the unrealized gain or unrealized loss associated with the partnership’s existing properties at the time of the cash contribution. In the case of a contribution of property, the amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). In the case of a contribution of cash, a book-tax difference may be created because the fair market value of the properties of the partnership on the date of the cash contribution may be higher or lower than the partnership’s adjusted tax basis in those properties. Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

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Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for U.S Federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the limited liability agreement of Landwin Investments, or amortization deductions of Landwin Investments generally will be allocated among the partners in accordance with their respective interests in Landwin Investments, except to the extent that Landwin Investments is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to Landwin Investments will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for U.S. Federal income tax purposes. It is possible that we may (i) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (ii) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with Landwin Investments distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Landwin Investments Interest. The adjusted tax basis of our limited liability company interest in Landwin Investments generally will be equal to (i) the amount of cash and the basis of any other property contributed to Landwin Investments by us, (ii) increased by (a) our allocable share of Landwin Investments’ income and (b) our allocable share of indebtedness of Landwin Investments, and (iii) reduced, but not below zero, by (a) our allocable share of Landwin Investments’ loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Landwin Investments. If the allocation of our distributive share of Landwin Investments’ loss would reduce the adjusted tax basis of our limited liability company interest in Landwin Investments below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from Landwin Investments or a reduction in our share of Landwin Investments’ liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our limited liability company interest in Landwin Investments has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

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Sale of Landwin Investments’ Property

Generally, any gain realized by Landwin Investments on the sale of property held by Landwin Investments for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by Landwin Investments on the disposition of contributed properties will be allocated first to the partners of Landwin Investments who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. Federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “— Income Taxation of Landwin Investments and its Partners — Tax Allocations With Respect to Landwin Investments’ Properties.” Any remaining gain or loss recognized by Landwin Investments on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in Landwin Investments.

Our share of any gain realized by Landwin Investments on the sale of any property held by Landwin Investments as inventory or other property held primarily for sale to customers in the ordinary course of Landwin Investments’ trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “— Gross Income Tests.” We do not presently intend to acquire or hold or to allow Landwin Investments to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Landwin Investments’ trade or business.

Cost Basis Reporting

Stockholders should consult their tax advisors regarding the consequences of these new rules.

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Tax Shelter Reporting

If a stockholder recognizes a loss with respect to the shares of (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a holder that is an individual, S corporation, trust, or a partnership with at least one non corporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a holder that is either a corporation or a partnership with only corporate partners, the stockholder may be required to file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not exempt. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. Federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS

General

The following is a summary of certain considerations arising under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the prohibited transaction provisions of Section 4975 of the Code, that may be relevant to a prospective purchaser that is an employee benefit plan subject to ERISA. The following summary may also be relevant to a prospective purchaser that is not an employee benefit plan subject to ERISA, but is a tax-qualified retirement plan or an individual retirement account, individual retirement annuity, medical savings account or education individual retirement account, which we refer to collectively as an “IRA.” This discussion does not address all aspects of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders in light of their particular circumstances, including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental, church, foreign and other plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to other Federal, state, local or foreign law requirements.

A fiduciary making the decision to invest in shares of our common stock on behalf of a prospective purchaser which is an ERISA plan, a tax qualified retirement plan, an IRA or other employee benefit plan is advised to consult its legal advisor regarding the specific considerations arising under ERISA, Section 4975 of the Code, and, to the extent not preempted, state law with respect to the purchase, ownership or sale of shares of our common stock by the plan or IRA.

Plans should also consider the entire discussion under the heading “Material U.S. Federal Income Tax Considerations,” as material contained in that section is relevant to any decision by an employee benefit plan, tax-qualified retirement plan or IRA to purchase our common stock.

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Employee Benefit Plans, Tax-Qualified Retirement Plans and IRAs

Each fiduciary of an “ERISA plan,” which is an employee benefit plan subject to Title I of ERISA, should carefully consider whether an investment in shares of our common stock is consistent with its fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require that:

●	an ERISA plan make investments that are prudent and in the best interests of the ERISA plan, its participants and beneficiaries;

●	an ERISA plan make investments that are diversified in order to reduce the risk of large losses, unless it is clearly prudent for the ERISA plan not to do so;

●	an ERISA plan’s investments are authorized under ERISA and the terms of the governing documents of the ERISA plan; and

●	the fiduciary not cause the ERISA plan to enter into transactions prohibited under Section 406 of ERISA (and certain corresponding provisions of the Code).

In determining whether an investment in shares of our common stock is prudent for ERISA purposes, the appropriate fiduciary of an ERISA plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA plan’s portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA plan, taking into consideration the risk of loss and opportunity for gain or other return from the investment, the diversification, cash flow and funding requirements of the ERISA plan, and the liquidity and current return of the ERISA plan’s portfolio. A fiduciary should also take into account the nature of our business, the length of our operating history and other matters described in the section entitled “Risk Factors.” Specifically, before investing in shares of our common stock, any fiduciary should, after considering the employee plan’s or IRA’s particular circumstances, determine whether the investment is appropriate under the fiduciary standards of ERISA or other applicable law including standards with respect to prudence, diversification and delegation of control and the prohibited transaction provisions of ERISA and the Code.

Our Status Under ERISA

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entity are deemed to be ERISA plan assets. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code, as applicable, may be expanded, and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favorable statutory or administrative exemption or exception applies). For example, a prohibited transaction may occur if our assets are deemed to be assets of investing ERISA plans and persons who have certain specified relationships to an ERISA plan (“parties in interest” within the meaning of ERISA, and “disqualified persons” within the meaning of the Code) deal with these assets. Further, if our assets are deemed to be assets of investing ERISA plans, any person that exercises authority or control with respect to the management or disposition of the assets is an ERISA plan fiduciary.

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Section 3(42) of ERISA generally defines “plan assets” to mean plan assets as defined in regulations issued by the United States Department of Labor. Those regulations outline the circumstances under which an ERISA plan’s interest in an entity will be subject to the look-through rule. The Department of Labor regulations apply to the purchase by an ERISA plan of an “equity interest” in an entity, such as stock of a REIT. However, the Department of Labor regulations provide an exception to the look-through rule for equity interests that are “publicly offered securities.”

Under the Department of Labor regulations, a “publicly offered security” is a security that is:

●	freely transferable;

●	part of a class of securities that is widely held; and

●	either part of a class of securities that is registered under section 12(b) or 12(g) of the Exchange Act or sold to an ERISA plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities of which this security is a part is registered under the Exchange Act within 120 days, or longer if allowed by the SEC, after the end of the fiscal year of the issuer during which this issuance of our common stock occurred.

Whether a security is considered “freely transferable” depends on the facts and circumstances of each case. Under the Department of Labor regulations, if the security is part of an offering in which the minimum investment is $10,000 or less, then any restriction on or prohibition against any transfer or assignment of the security for the purposes of preventing a termination or reclassification of the entity for U.S. Federal or state tax purposes will not ordinarily prevent the security from being considered freely transferable. Additionally, limitations or restrictions on the transfer or assignment of a security which are created or imposed by persons other than the issuer of the security or persons acting for or on behalf of the issuer will ordinarily not prevent the security from being considered freely transferable.

A class of securities is considered “widely held” if it is a class of securities that is owned by 100 or more investors, independent of the issuer, and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control.

The shares of our common stock offered in this prospectus may meet the criteria of the publicly offered securities exception to the look-through rule. First, the common stock could be considered to be freely transferable, as the minimum investment will be less than $10,000 and the only restrictions upon its transfer are those generally permitted under the Department of Labor regulations, those required under U.S. Federal tax laws to maintain our status as a REIT, resale restrictions under applicable Federal securities laws with respect to securities not purchased pursuant to this prospectus and those owned by our officers, directors and other affiliates, and voluntary restrictions agreed to by the selling stockholder regarding volume limitations.

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Second, we expect (although we cannot confirm) that our common stock will be held by 100 or more investors, and we expect that at least 100 or more of these investors will be independent of us and of one another.

Third, the shares of our common stock will be part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the common stock is registered under the Exchange Act.

In addition, the Department of Labor regulations provide exceptions to the look-through rule for equity interests in some types of entities, including any entity that qualifies as either a “real estate operating company” or a “venture capital operating company.”

Under the Department of Labor regulations, a “real estate operating company” is defined as an entity which on testing dates has at least 50% of its assets, other than short-term investments pending long-term commitment or distribution to investors, valued at cost:

●	invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities; and

●	which, in the ordinary course of its business, is engaged directly in real estate management or development activities.

According to those same regulations, a “venture capital operating company” is defined as an entity that on testing dates has at least 50% of its assets, other than short-term investments pending long-term commitment or distribution to investors, valued at cost:

●	invested in one or more operating companies with respect to which the entity has management rights; and

●	that, in the ordinary course of its business, actually exercises its management rights with respect to one or more of the operating companies in which it invests.

We have not endeavored to determine whether we will satisfy the “real estate operating company” or “venture capital operating company” exception.

Prior to making an investment in the shares offered in this prospectus, prospective employee benefit plan investors (whether or not subject to ERISA or section 4975 of the Code) should consult with their legal and other advisors concerning the impact of ERISA and the Code (and, particularly in the case of non-ERISA plans and arrangements, any additional state, local and foreign law considerations), as applicable, and the potential consequences in their specific circumstances of an investment in such shares.

Financial Adviser

INTL FCStone and its affiliates have performed various financial advisory and related services for us or our affiliates, for which they will receive customary fees and expenses. We have engaged this financial adviser to place securities in a public or private offering which is expected to commence shortly after the date of this prospectus.

Trading Market

Following the merger. we expect to have a broker dealer apply for our shares to be traded on the OTCQB under the symbol “LRTT” and make a market for our shares of common stock.

Foreign Regulatory Restrictions on Purchase of Shares Generally

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Pessin Katz Law, P.A., Towson, Maryland. Certain other legal matters will be passed upon for us in connection with this offering by Herrick, Feinstein LLP, New York, New York. In addition, the description of U.S. Federal income tax consequences contained in the section of the prospectus entitled “Material U.S. Federal Income Tax Considerations” is based on the opinion of Herrick, Feinstein LLP, New York, New York.

EXPERTS

The financial statements of Landwin Partners Fund I, LLC and Landwin Partners Fund II, LLC (Predecessor Entities) as of and for the years ended December 31, 2014 and 2013 have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in their reports included herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The valuation of the Predecessor Funds, dated August 10, 2015 included in this Prospectus have been so included in reliance on the report of GlassRatner Advisory & Capital Group LLC, independent certified valuation firm, as stated in its report included herein in reliance upon the reports of such firm given upon its authority as an expert in real estate valuation.

The appraisals of our real estate assets, Tempe Square and 32nd Street, dated August 5, 2015 included in this Prospectus has been so included in reliance on the appraisal reports of Colliers International Valuation & Advisory Services, LLC, an independent certified real estate appraiser, as stated in its appraisal reports included herein in reliance upon the appraisal reports of such firm given upon its authority as an expert in appraising real estate.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-4, including exhibits, schedules and amendments filed with this registration statement, of which this prospectus is a part, under the Securities Act with respect to the shares of our common stock to be issued to the investors of the Predecessor Funds. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of our common stock to be issued to the investors of the Predecessor Funds, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s Web site, www.sec.gov.

As a result of the shares of our common stock issued to the investors of the Predecessor Funds, we will become subject to the information and periodic reporting requirements of the Exchange Act, and will file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference facilities and the web site of the SEC referred to above.

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INDEX TO FINANCIAL STATEMENTS

LANDWIN PARTNERS FUND I, LLC

FINANCIAL STATEMENTS

LANDWIN PARTNERS FUND II, LLC

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members

Landwin Partners Fund I, LLC

We have audited the accompanying balance sheets of Landwin Partners Fund I, LLC (the “Company”) as of December 31, 2014 and 2013, and the related statements of operations, members’ capital, and cash flows for each of the years in the two-year period ended December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Landwin Partners Fund I, LLC as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ EISNERAMPER LLP

New York, New York

May 6, 2015

F-2

LANDWIN PARTNERS FUND I, LLC

Balance Sheets

	December 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$11,658,899	$10,813,394
Marketable securities, at fair value	-	815,058
Investments in / advances to real estate companies	223,034	246,144
Preferred investments in real estate companies	4,950,000	4,950,000
Loans receivable, including accrued interest	570,795	1,081,500
Due from Landwin Partners Fund II, LLC	3,680	3,680
Deferred reorganization costs	174,324	5,245
Total assets	$17,580,732	$17,915,021

LIABILITIES AND MEMBERS’ CAPITAL
Liabilities:
Accrued expenses	$220,318	$18,037
Total liabilities	220,318	18,037

Members’ capital	17,360,414	17,896,984
Total liabilities and members’ capital	$17,580,732	$17,915,021

See accompanying notes to the financial statements.

F-3

LANDWIN PARTNERS FUND I, LLC

Statements of Operations

	Year Ended December 31,
	2014	2013

Revenues:
Equity in earnings (loss) of investments in real estate companies	$(6,978)	$(60,011)
Interest - loans receivable	137,795	104,628
Total revenues	130,817	44,617

Operating expenses:
Legal, substantially attributable to litigation in 2013 (note 6)	83,757	371,306
Professional fees and other expenses (note 7)	395,974	150,939
Total operating expenses	479,731	522,245

Net operating loss	(348,914)	(477,628)
Other income:
Gains on marketable securities (net), dividends and interest	88,608	12,623
Net loss	$(260,306)	$(465,005)

See accompanying notes to the financial statements.

F-4

LANDWIN PARTNERS FUND I, LLC

Statements of Members’ Capital

Members’
Capital
Balance as of January 1, 2013	$18,644,775
Distributions	(282,786)
Net loss	(465,005)
Balance as of December 31, 2013	17,896,984
Distributions	(276,264)
Net loss	(260,306)
Balance as of December 31, 2014	$17,360,414

See accompanying notes to the financial statements.

F-5

LANDWIN PARTNERS FUND I, LLC

Statements of Cash Flows

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(260,306)	$(465,005)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Accrued interest	10,705	(31,500)
Gain on marketable securities	(52,212)	-
Changes in operating assets and liabilities:
Marketable securities	867,270	(372,528)
Equity in loss of investments in real estate companies	23,110	60,011
Due from Landwin Partners II, LLC	-	(3,680)
Other assets	5,245	27,486
Accrued expenses	202,281	14,411
Net cash provided by (used in) operating activities	796,093	(770,805)

Cash flows from investing activities:
Distributions from investments in real estate companies	-	4,482,039
Disbursement for loans receivable	(550,000)	(1,050,000)
Repayment of loans receivable	1,050,000	-
Net cash provided by investing activities	500,000	3,432,039

Cash flows from financing activities:
Deferred reorganization costs	(174,324)	-
Distributions	(276,264)	(282,786)
Net cash used in financing activities	(450,588)	(282,786)

Net increase in cash and cash equivalents	845,505	2,378,448

Cash and cash equivalents at beginning of year	10,813,394	8,434,946
Cash and cash equivalents at end of year	$11,658,899	$10,813,394

See accompanying notes to the financial statements.

F-6

LANDWIN PARTNERS FUND I, LLC

Notes to Financial Statements

NOTE 1. BUSINESS AND ORGANIZATION

Landwin Partners Fund I, LLC (which may be referred to in these financial statements as the “Company,” “we,” “us,” or “our”) is a Delaware corporation formed on March 31, 2006. The Company was organized to acquire, hold and realize a pool of real estate and real estate investments, including but not limited to equity and debt investments. The Company intends together with Landwin Partners Fund II, LLC (an entity under common control) to merge into a new entity to be created for this purpose, and to register as a public company.

The Company owns interests in two real estate companies which each own and operate a shopping center.

The Company is managed by Landwin Management, LLC (“Landwin Management”). Landwin Management has the sole rights and powers to transact business on behalf of the Company. Landwin Management is controlled by Martin Landis. Martin Landis beneficially owns 16% of the Company.

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position and results of operations for the periods presented.

Investments in Real Estate Companies

Watavision -

The Company owns a 5.02% equity interest and a $2,200,000 preferred interest in Watavision II, LLC (“Watavision”), which owns a shopping center located on a 9.78-acre site at 6408 South McClintock Road in Tempe, Arizona. This property was purchased by Watavision in 2004 from an entity controlled by Martin Landis.

32nd St. -

The Company beneficially owns an 11.36% equity interest in a property through 32nd St. LLC (“32nd St. LLC”). In addition, the Company has a $2,750,000 preferred interest in 32nd St. LLC. 32nd St. LLC together with an entity related to Martin Landis are co-tenant owners in a shopping center located on a 1.15-acre site at 3165 East Lincoln Drive in Phoenix, Arizona. Their co-tenant ownership interests are 63.4% and 36.6%, respectively. The property was purchased in 2007 from a third party.

F-7

A summary of our real estate investments is as follows:

Location	Year Built	# of Units	Approximate Net Rentable Square Feet	% Leased as of December 31, 2014

Tempe, AZ	1976	21	114,000	74%

Phoenix, AZ	1982	4	14,000	100%

The investments are recorded under the equity method of accounting. Under this method, the investment is adjusted for contributions, distributions and our proportionate share of the net earnings or losses of each respective investee.

We assess whether there has been impairment in the value of these investments periodically. An impairment charge is recorded when events or changes in circumstances indicate that a decline in the fair value below the carrying value has occurred and such decline is other-than temporary. For the years ended December 31, 2014, and 2013 there was no evidence of impairment of the related properties underlying our investments.

Cash and Cash Equivalents

We define cash and cash equivalents as cash on hand, demand deposits with financial institutions and short term liquid investments with an initial maturity of less than 3 months. Cash balances in individual banks may exceed the federally insured limit of $250,000 by the Federal Deposit Insurance Corporation (the “FDIC”). No losses have been experienced related to such accounts. At December 31, 2014 and 2013, we had approximately $10.4 million and $9.8 million, respectively, in excess of the insured limit.

Marketable Securities

Our portfolio of marketable securities comprises equity and debt securities that are classified as trading. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is recognized as unrealized and realized gains or losses in the Statements of Operations. The estimated fair values of financial instruments are determined using available market information and appropriate valuation methods.

Deferred Reorganization Costs

Deferred reorganization costs of $174,324, which primarily consist of direct legal, accounting and investment banking fees relating to a planned public offering have been capitalized. The deferred reorganization costs will be reclassified to additional paid-in capital of the reorganized enterprise upon the consummation of the reorganization. In the event the reorganization is abandoned, the costs will be charged to operations.

F-8

Fair Value of Financial Instruments

A fair value measurement is based on the assumptions that market participants would use in pricing an asset or liability. The hierarchy for inputs used in measuring fair value is as follows:

1. Level 1 Inputs—quoted prices in active markets for identical assets or liabilities

2. Level 2 Inputs—observable inputs other than quoted prices in active markets for identical assets and liabilities

3. Level 3 Inputs—unobservable inputs

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement. Financial assets and liabilities whose fair values we measure on a recurring basis using Level 2 inputs consist of preferred equities, fixed income and municipal securities. We measure the fair values of these assets and liabilities based on prices provided by independent market participants that are based on observable inputs using market-based valuation techniques. These valuation models and analytical tools use market pricing or similar instruments that are both objective and publicly available, including matrix pricing or reported trades, benchmark yields, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids and/or offers. The Company did not adjust any of the valuations received from these third parties with respect to any of its level 2 securities at December 31, 2014 and 2013. There were no transfers between Level 1, Level 2or Level 3 for any of the periods presented.

Income Taxes

The Company is a limited liability company for U.S. federal income tax purposes and therefore is not liable for any U.S. federal income taxes and thus, no provision has been made. All items of income and expense flow through to its members.

The Company is subject to the provision of Accounting Standard Codification (“ASC”) 740, Income Taxes, which sets forth a minimum threshold for financial statement recognition of the benefit of a tax position taken or expected to be taken in a tax return. Management does not believe that the Company has any material uncertain tax positions that would require recognition or measurement in the Company’s financial statements. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

The Company has not been audited by federal, state or local tax authorities: therefore all open years are subject to examination by all taxing authorities. Tax years 2011 and onward are still subject to examination. Should any uncertain tax positions be identified by the Company, the Company will account for any interest on such taxes and penalties as a deemed distribution to members. There are no interest or penalties in the Statement of Operations.

F-9

Use of Estimates

The preparation of financial statements in conformity with GAAP, requires management to make estimates and assumptions that in certain circumstances affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and revenues and expenses. These estimates are prepared using management’s best judgment, after considering past, current and expected events and economic conditions. Actual results could differ from these estimates.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers.” This ASU requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. This ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for the Company on January 1, 2018. Early adoption beginning January 1, 2107 is permitted. The standard permits the use of either the retrospective or cumulative effect transition method. We are evaluating the effect that ASU 2014-09 will have on our financial statements and related disclosures. We have not yet selected a transition method nor have we determined the effect of the standard on our ongoing financial reporting.

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new standard is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). We are evaluating the standard and have not yet determined the effect on our financial reporting.

NOTE 3. INVESTMENTS IN REAL ESTATE COMPANIES

The Company investments in real estate companies are as follows:

	December 31, 2014	December 31, 2013

Watavision:	$331,412	$356,261
Equity investment	2,200,000	2,200,000
Preferred investment
32nd St.:	(150,178)	(151,917)
Equity investment	2,750,000	2,750,000
Preferred investment	41,800	41,800
Other	$5,173,034	$5,196,144

F-10

Watavision -

The Company owns a 5.02% equity interest in Watavision, which owns a shopping center located on a 9.78-acre site at 6408 South McClintock Road in Tempe, Arizona. The improvements were built in 1976 and the rentable square footage is approximately 114,000 square feet. The Company invested $318,000 in 2007.

In 2012, the Company made a $2,200,000 preferred equity contribution which is entitled to a preferred 5% rate through December 31, 2013 and 6% thereafter (“preferred rate of return”). Watavision is to make distributions from available cash 1) first to the Company until it receives the preferred rate of return, 2) then to pre-existing equity members until they receive their preferred rate of return, 3) then to the Company until they receive return of their capital contribution, 4) then to the pre-existing equity members until they receive return of their capital contribution, and 5) finally distributions will be allocated 26% to the Company and 74% to the pre-existing equity members (including the Company at 3.7%). Cumulative preferred returns due to the Company are $315,000 and $196,000, as of December 31, 2014 and 2013, respectively.

Summary financial information for Watavision is as follows:

	As of And	As of And
	For the Year Ended	For the Year Ended
	December 31, 2014	December 31, 2013

Total assets	$14,983,388	$15,710,031
Total liabilities	13,344,120	13,509,127
Total equity	1,639,268	2,200,904
Total revenues	1,637,872	1,533,099
Total expenses	2,179,213	2,180,866
Net loss	(541,341)	(647,767)
Company’s share of net loss	(27,175)	(32,518)

Three tenants represented 23.7%, 18.1% and 12.0% of revenues for the year ended December 31, 2014. The same three tenants represented 23.3%, 19.3% and 12.8% of revenues for the year ended December 31, 2013.

32nd St. -

The Company beneficially owns an 11.4% equity interest in a property through 32nd St. LLC. The property is a shopping center located on a 1.15-acre site at 3165 East Lincoln Drive in Phoenix, Arizona (“32nd St.”). The improvements were built in 1982 and the rentable square footage is approximately 14,000 square feet. The Company invested $568,000 in 2007.

F-11

In 2011, the Company made a $2,750,000 preferred equity contribution which is entitled to a preferred 5% rate (“preferred rate of return”). 32nd St. LLC is to make, from available cash, distributions 1) first to the Company until it receives a cumulative preferred rate of return on its preferred equity interest, 2) then to pre-existing equity Members until they receive a 1% rate of return, and 3) then distributions will be allocated 69% to the Company related to its preferred equity interest and 31% to the pre-existing equity Members (including the Company at 5.5%). Cumulative preferred returns due to the Company are $489,000 and $351,000, as of December 31, 2014 and 2013, respectively.

Summary financial information for 32nd St. is as follows:

	As of And	As of And
	For the Year Ended	For the Year Ended
	December 31, 2014	December 31, 2013

Total assets	$5,627,381	$5,639,815
Total liabilities	4,340,979	4,296,479
Total equity	1,286,402	1,343,336
Total revenues	517,207	421,598
Total expenses	571,815	555,529
Net income (loss)	(54,608)	(133,931)
Company’s share of net income (loss) *	4,065	(5,436)

* The Company’s share of net income (loss) includes interest income on a loan receivable from the co-tenant owner.

Four tenants represented 35.3%, 16.0%, 24.5% and 19.7% of revenue for the year ended December 31, 2014.

Three tenants represented 42.2%, 27.7% and 19.9% of revenue for the year ended December 31, 2012.

WIDBPP -

In 2011, the Company invested $3,960,000 for a 50% equity interest in WIDBPP Loan Fund II, LLC (“WIDBPP”), a real estate investment company. WIDBPP, which was co-owned by an unrelated developer, purchased a 70,000 square foot retail center in Tempe, Arizona. The Company recognized a gain of $848,372 in 2012, for its share of WIDBPP, resulting from the sale of its property. In 2013, the Company recognized a loss of $22,057 and received its final distribution of $4,469,000, related to this investment.

NOTE 4. FAIR VALUE OF FINANCIAL INSTRUMENTS

Our portfolio of marketable securities comprises equity and debt securities classified as trading securities. Our marketable securities consists of investments in equities and municipal securities. Gains and losses resulting from the change in fair value of these securities are recognized as unrealized gains or losses in the Statements of Operations.

F-12

A summary of our financial assets that are measured at fair value on a recurring basis by level within the fair value hierarchy is as follows:

	December 31, 2013
	Level 1	Level 2	Level 3	Total
Assets:
Corporate equity securities	$535,813	$220,840	$-	$756,653
Municipal securities	-	58,405	-	58,405
	$535,813	$279,245	$-	$815,058

In 2014, these investments were disposed of for $867,000.

Corporate Equity Securities

●	Exchange Traded Equity Securities: Exchange traded equity securities are measured based on quoted closing exchange prices, which are generally obtained from external pricing services, and are categorized within Level 1 of the fair value hierarchy, otherwise they are categorized within Level 2 or Level 3 of the fair value hierarchy.

●	Non-exchange Traded Equity Securities: Non-exchange traded equity securities are measured primarily using broker quotations, pricing data from external pricing services and prices observed for recently executed market transactions and are categorized within Level 2 of the fair value hierarchy.

Municipal Securities

Municipal securities are measured based on quoted prices obtained from external pricing services and are generally categorized within Level 2 of the fair value hierarchy.

NOTE 5. LOAN RECEIVABLE

As of December 31, 2014, the Company has a loan receivable from a real estate investment company controlled by Martin Landis, which is recorded at cost.

			Interest	Maturity
Counterparty	Dated	Principal	Rate	Date
Lincoln View Plaza LLC	August 15, 2014	$550,000	10%	August 15, 2015
		$550,000

Accrued interest on the Lincoln View Plaza LLC loan was $20,794 as of December 31, 2014. The loan was repaid in full in April 2015.

As of December 31, 2013, the Company had a loan receivable from a real estate investment company controlled by Martin Landis, which is recorded at cost.

F-13

			Interest	Maturity
Counterparty	Dated	Principal	Rate	Date
Kyrene Village II LLC	February 8, 2013	$1,050,000	12%	July 1, 2016
		$1,050,000

Interest on the Kyrene Village II LLC loan was $38,500 and $31,500 as of December 31, 2014 and 2013, respectively. The loan was repaid during 2014.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Litigation

On July 20, 2010, certain investors in the Company filed suit in the Southern District of California against the Company and certain affiliated companies and individuals alleging violations of the federal Securities Exchange Act of 1934, the California Corporate Securities Law, and California common law. The action was transferred to the Central District of California on January 10, 2011. On March 8, 2011, the claims asserted by all plaintiffs in the action except one were dismissed with prejudice. On October 24, 2011, the action was stayed pending the outcome of appeals in certain related cases. The last appeals in the related cases were resolved on December 13, 2013, and in March 2014 with counsel for the remaining plaintiffs agreeing to execute a stipulated dismissal with prejudice of the action. Pursuant to the Federal Rules of Civil Procedure, the stipulated dismissal must be signed by all parties to the action. In December 2014, a formal dismissal with prejudice was filed.

We are also involved from time to time in various disputes, lawsuits, and other matters arising in the ordinary course of business. Management makes assumptions and estimates concerning the likelihood and amount of any potential loss relating to these matters. No accruals were considered necessary in the accompanying financial statements.

NOTE 7. RELATED PARTY TRANSACTIONS

We are externally managed by a privately-held affiliate, Landwin Management. Landwin Management is an active real estate investment and development management services company. Landwin Management was founded in 2005 by our Chairman of our Board of Directors, Martin Landis. Both Watavision and 32nd St. are effectively managed and controlled by entities affiliated with Martin Landis. For the years ended December 31, 2014 and 2013, the Company incurred $79,000 and $0, respectively, in fees to Landwin Management for services. The Company incurred fees to a former executive of approximately $100,000 and $66,000 as of December 31, 2014 and 2013, respectively, for consulting services.

NOTE 8. SUBSEQUENT EVENTS

In connection with a refinancing that took place on January 9, 2015, the Company provided a guarantee in the event of certain triggering events on a loan received by Landwin Chandler, LLC (“Borrower”), a related party through Landwin Management, from Starwood Mortgage Capital LLC (“Lender”), in an aggregate principal amount of $15,500,000. Events that trigger the guarantee include (i) Borrower’s misrepresentations or violation of covenants regarding property ownership or debt, (ii) Borrower’s failure to obtain consent of Lender prior to subordinated financing, liens, or transfer of certain property, (iii) bankruptcy, or the filing of consent to join a bankruptcy, by the Borrower, its sole member or the Company, (iv) appointment of a custodian for Borrower for certain property, (v) assignment for the benefit of creditors or written admission of insolvency, by the Borrower, its sole member, or the Company and (vi) seeking judicial intervention or equitable relief against the Lender not made in good faith, by the Borrower, its sole member or the Company. The Company receives a fee from Borrower for providing the guarantee.

Subsequent events have been evaluated through the date of issuance, which is the date the financial statements were available to be issued. All appropriate subsequent event disclosures have been made in the notes to the consolidated financial statements.

F-14

LANDWIN PARTNERS FUND I, LLC

Balance Sheets

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash and cash equivalents	$11,720,965	$11,658,899
Investments in / advances to real estate companies	213,754	223,034
Preferred investments in real estate companies	4,950,000	4,950,000
Loans receivable, including accrued interest	-	570,795
Due from Landwin Partners Fund II, LLC	3,680	3,680
Deferred reorganization costs	484,044	174,324
Total assets	$17,372,443	$17,580,732

LIABILITIES AND MEMBERS’ CAPITAL
Liabilities:
Other liabilities	$219,669	$220,318
Total liabilities	219,669	220,318

Members’ capital	17,152,774	17,360,414
Total liabilities and members’ capital	$17,372,443	$17,580,732

See accompanying notes to the financial statements.

F-15

LANDWIN PARTNERS FUND I, LLC

Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Equity in earnings (loss) of investments in real estate companies	$(2,906)	$230	$(9,280)	$(10,750)
Earnings on preferred equity	30,000	3,765	60,000	7,530
Interest - loans receivable	3,616	31,500	17,178	63,000
Total revenues	30,710	35,495	67,898	59,780

Operating expenses:
Legal	9,886	15,264	15,798	20,509
Professional fees and other expenses	145,464	52,828	258,878	105,202
Total operating expenses	155,350	68,092	274,676	125,711

Net operating loss	(124,640)	(32,597)	(206,778)	(65,931)
Other income:
Gains (losses) on marketable securities (net), dividends and interest	5,536	41,535	3,344	114,036
Net (loss) income	$(119,104)	$8,938	$(203,434)	$48,105

See accompanying notes to the financial statements.

F-16

LANDWIN PARTNERS FUND I, LLC

Statements of Cash Flows

	Six Months Ended June 30,
	2015	2014
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(203,434)	$48,105
Adjustments to reconcile net (loss) income to net cash used in operating activities
Accrued interest	20,795	(21,000)
Gain on marketable securities	-	(64,862)
Changes in operating assets and liabilities:
Marketable securities	-	(242,832)
Equity in loss of investments in real estate companies	9,280	10,750
Other assets	-	5,245
Accrued expenses	(649)	55,725
Net cash used in operating activities	(174,008)	(208,869)

Cash flows from investing activities:
Repayment of loans receivable	550,000	-
Net cash provided by investing activities	550,000	-

Cash flows from financing activities:
Deferred reorganization costs	(309,720)	(63,000)
Distributions	(4,206)	-
Net cash used in financing activities	(313,926)	(63,000)

Net increase (decrease) in cash and cash equivalents	62,066	(271,869)

Cash and cash equivalents at beginning of period	$11,658,899	10,813,394
Cash and cash equivalents at end of period	11,720,965	$10,541,525

See accompanying notes to the financial statements.

F-17

LANDWIN PARTNERS FUND I, LLC

Notes to Financial Statements

NOTE 1. BUSINESS AND ORGANIZATION

Landwin Partners Fund I, LLC (which may be referred to in these financial statements as the “Company,” “we,” “us,” or “our”) is a Delaware corporation formed on March 31, 2006. The Company was organized to acquire, hold and realize a pool of real estate and real estate investments, including but not limited to equity and debt investments. The Company intends together with Landwin Partners Fund II, LLC (an entity under common control) to merge into a new entity to be created for this purpose, and to register as a public company.

The Company owns interests in two real estate companies which each own and operate a shopping center.

The Company is managed by Landwin Management, LLC (“Landwin Management”). Landwin Management has the sole rights and powers to transact business on behalf of the Company. Landwin Management is controlled by Martin Landis. Martin Landis beneficially owns 16% of the Company.

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited interim financial statements and related notes should be read in conjunction with the audited financial statements of the Company and related notes on pages F-3 - F-14 for the fiscal year ended December 31, 2014. The unaudited interim financial statements include all adjustments (consisting only of normal recurring adjustments) and accruals necessary in the judgment of management for the fair presentation of the financial position and results of operations for the periods presented. The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The unaudited statements of operations for interim periods are not necessarily indicative of results for the full year or any other period.

Investments in Real Estate Companies

Watavision -

The Company owns a 5.02% equity interest and a $2,200,000 preferred interest in Watavision II, LLC (“Watavision”), which owns a shopping center located on a 9.78-acre site at 6408 South McClintock Road in Tempe, Arizona. This property was purchased by Watavision in 2004 from an entity controlled by Martin Landis.

32nd St. -

The Company beneficially owns an 11.36% equity interest in a property through 32nd St. LLC. In addition, the Company has a $2,750,000 preferred interest in 32nd St. LLC. 32nd St. LLC together with an entity related to Martin Landis are co-tenant owners in a shopping center located on a 1.15-acre site at 3165 East Lincoln Drive in Phoenix, Arizona. Their co-tenant ownership interests are 63.4% and 36.6%, respectively. The property was purchased in 2007 from a third party.

F-18

A summary of our real estate investments is as follows:

			Approximate	% Leased
	Year	# of	Net Rentable	as of
Location	Built	Units	Square Feet	June 30, 2015
Tempe, AZ	1976	21	114,000	74%

Phoenix, AZ	1982	4	14,000	100%

The investments are recorded under the equity method of accounting. Under this method, the investment is adjusted for contributions, distributions and our proportionate share of the net earnings or losses of each respective investee.

We assess whether there has been impairment in the value of these investments periodically. An impairment charge is recorded when events or changes in circumstances indicate that a decline in the fair value below the carrying value has occurred and such decline is other-than temporary. For the periods ended June 30, 2015, and 2014 there was no evidence of impairment of the related properties underlying our investments.

Cash and Cash Equivalents

We define cash and cash equivalents as cash on hand, demand deposits with financial institutions and short term liquid investments with an initial maturity of less than 3 months. Cash balances in individual banks may exceed the federally insured limit of $250,000 by the Federal Deposit Insurance Corporation (the “FDIC”). No losses have been experienced related to such accounts. At June 30, 2015 and December 31, 2014, we had approximately $10.5 million and $10.4 million, respectively, in excess of the insured limit.

Deferred Reorganization Costs

Deferred reorganization costs of $484,044, which primarily consist of direct legal, accounting and investment banking fees relating to a planned public offering have been capitalized. The deferred reorganization costs will be reclassified to additional paid-in capital of the reorganized enterprise upon the consummation of the reorganization. In the event the reorganization is abandoned, the costs will be charged to operations.

Income Taxes

The Company is a limited liability company for U.S. federal income tax purposes and therefore is not liable for any U.S. federal income taxes and thus, no provision has been made. All items of income and expense flow through to its members.

The Company is subject to the provision of Accounting Standard Codification (“ASC”) 740, Income Taxes, which sets forth a minimum threshold for financial statement recognition of the benefit of a tax position taken or expected to be taken in a tax return. Management does not believe that the Company has any material uncertain tax positions that would require recognition or measurement in the Company’s financial statements. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

The Company has not been audited by federal, state or local tax authorities: therefore all open years are subject to examination by all taxing authorities. Tax years 2012 and onward are still subject to examination. Should any uncertain tax positions be identified by the Company, the Company will account for any interest on such taxes and penalties as a deemed distribution to members. There are no interest or penalties in the Statement of Operations.

F-19

Use of Estimates

The preparation of financial statements in conformity with GAAP, requires management to make estimates and assumptions that in certain circumstances affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and revenues and expenses. These estimates are prepared using management’s best judgment, after considering past, current and expected events and economic conditions. Actual results could differ from these estimates.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers.” This ASU requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. This ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. This new standard is effective for us on January 1, 2018. This standard permits the use of either the retrospective or cumulative effect transition method. We are evaluating the effect that ASU 2014-09 will have on our financial statements and related disclosures. This standard is not expected to have an effect on our leasing activities. We have not determined the effect of the adoption of this standard on other aspects of our ongoing financial reporting.

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new standard is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability companies, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). This new standard is effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. We are evaluating the standard and have not yet determined the effect on our financial reporting.

NOTE 3. INVESTMENTS IN REAL ESTATE COMPANIES

The Company investments in real estate companies are as follows:

	June 30, 2015	December 31, 2014

Watavision:
Equity investment	$317,628	$331,412
Preferred investment	2,200,000	2,200,000
32nd St.:
Equity investment	(145,674)	(150,178)
Preferred investment	2,750,000	2,750,000
Other	41,800	41,800
	$5,163,754	$5,173,034

Watavision -

The Company owns a 5.02% equity interest in Watavision, which owns a shopping center located on a 9.78-acre site at 6408 South McClintock Road in Tempe, Arizona. The improvements were built in 1976 and the rentable square footage is approximately 114,000 square feet. The Company invested $318,000 in 2007.

In 2012, the Company made a $2,200,000 preferred equity contribution which is entitled to a preferred 5% rate through December 31, 2013 and 6% thereafter (“preferred rate of return”). Watavision is to make distributions from available cash 1) first to the Company until it receives the preferred rate of return, 2) then to pre-existing equity members until they receive their preferred rate of return, 3) then to the Company until they receive return of their capital contribution, 4) then to the pre-existing equity members until they receive return of their capital contribution, and 5) finally distributions will be allocated 26% to the Company and 74% to the pre-existing equity members (including the Company at 3.7%). Cumulative preferred returns due to the Company are $380,000 and $315,000, as of June 30, 2015 and December 31, 2014, respectively.

F-20

Summary financial information for Watavision is as follows:

	As of And For the	As of And For the	As of And For the	As of And For the
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Total assets	$14,580,089	$15,366,803	$14,580,089	$15,366,803
Total liabilities	13,215,367	13,415,086	13,215,367	13,415,086
Total equity	1,364,722	1,951,717	1,364,722	1,951,717
Total revenues	433,600	422,223	859,957	815,278
Total expenses	552,120	532,057	1,134,547	1,053,395
Net loss	(118,520)	(109,834)	(274,590)	(238,117)
Company’s share of net loss	(5,950)	(5,514)	(13,784)	(11,953)

Three tenants represented 22%, 17%, and 13% of revenues for the six months ended June 30, 2015. The same tenants represented 23%, 18%, and 14% of revenues for the six months ended June 30, 2014.

32nd St. -

The Company beneficially owns an 11.4% equity interest in a property through 32nd St. LLC. The property is a shopping center located on a 1.15-acre site at 3165 East Lincoln Drive in Phoenix, Arizona (“32nd St.”). The improvements were built in 1982 and the rentable square footage is approximately 14,000 square feet. The Company invested $568,000 in 2007.

In 2011, the Company made a $2,750,000 preferred equity contribution which is entitled to a preferred 5% rate (“preferred rate of return”). 32nd St. LLC is to make, from available cash, distributions 1) first to the Company until it receives a cumulative preferred rate of return on its preferred equity interest, 2) then to pre-existing equity Members until they receive a 1% rate of return, and 3) then distributions will be allocated 69% to the Company related to its preferred equity interest and 31% to the pre-existing equity Members (including the Company at 5.5%). Cumulative preferred returns due to the Company are $495,000 and $489,000, as of June 30, 2015 and December 31, 2014, respectively.

Summary financial information for 32nd St. is as follows:

	As of And For the	As of And For the	As of And For the	As of And For the
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Total assets	$5,572,404	$5,630,820	$5,572,404	$5,630,820
Total liabilities	4,353,812	4,324,951	4,353,812	4,324,951
Total equity	1,218,592	1,305,869	1,218,592	1,305,869
Total revenues	143,442	135,723	274,405	246,306
Total expenses	140,378	143,771	282,215	283,774
Net income (loss)	3,064	(8,048)	(7,810)	(37,468)
Company’s share of net income (loss) *	3,043	1,978	4,504	1,203

* The Company’s share of net income (loss) includes interest income on a loan receivable from the co-tenant owner.

Four tenants represented 31%, 30%, 18%, and 16% of revenue for the six months ended June 30, 2015 and three tenants represented 38%, 35%, and 21% of revenue for the six months ended June 30, 2014.

NOTE 4. LOAN RECEIVABLE

The $550,000 Lincoln View Plaza LLC loan, which was outstanding as of December 31, 2014, was repaid in full, including accrued interest thereon, in April 2015.

F-21

NOTE 5. COMMITMENTS AND CONTINGENCIES

We are also involved from time to time in various disputes, lawsuits, and other matters arising in the ordinary course of business. Management makes assumptions and estimates concerning the likelihood and amount of any potential loss relating to these matters. No accruals were considered necessary in the accompanying financial statements.

NOTE 6. RELATED PARTY TRANSACTIONS

We are externally managed by a privately-held affiliate, Landwin Management. Landwin Management is an active real estate investment and development management services company. Landwin Management was founded in 2005 by our Chairman of the Board of Directors, Martin Landis. Both Watavision and 32nd St. are effectively managed and controlled by entities affiliated with Martin Landis. For the three months and six months ended June 30, 2015 and 2014, the Company incurred no service fees to Landwin Management. The Company incurred fees to a former executive of approximately $9,000 and $26,000 for the three months ended June 30, 2015 and 2014, respectively, and approximately $34,000 and $51,000 for the six months ended June 30, 2015 and 2014, respectively, for consulting services.

In connection with a refinancing that took place on January 9, 2015, the Company provided a guarantee in the event of certain triggering events on a loan received by Landwin Chandler, LLC (“Borrower”), a related party through Landwin Management, in an amount of $15,500,000. The guarantee can be triggered only upon the Borrower committing certain negative acts as described in the loan agreement. The Company received a $38,750 fee related to this transaction, which amount was determined to be the fair value of the guarantee, and is being amortized on a straight-line basis over the life of the guarantee which is ten years.

NOTE 7. SUBSEQUENT EVENTS

Subsequent events have been evaluated through the date of issuance, which is the date the financial statements were available to be issued. All appropriate subsequent event disclosures, if any, have been made in the notes to the consolidated financial statements.

F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members

Landwin Partners Fund II, LLC

We have audited the accompanying balance sheets of Landwin Partners Fund II, LLC (the “Company”) as December 31, 2014 and 2013, and the related statements of operations, members’ capital, and cash flows for each of the years in the two-year period ended December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Landwin Partners Fund II, LLC as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ EISNERAMPER LLP

New York, New York

May 6, 2015

F-23

LANDWIN PARTNERS FUND II, LLC

Balance Sheets

	December 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$2,169,858	$2,075,202
Marketable securities, at fair value	-	205,760
Loan receivable, including accrued interest	320,071	307,571
Deferred reorganization costs	33,194	-
Total assets	$2,523,123	$2,588,533

LIABILITIES AND MEMBERS’ CAPITAL
Liabilities:
Due to Landwin Partners Fund I, LLC	$3,680	$3,680
Accrued expenses	41,980	3,435
Total liabilities	45,660	7,115

Members’ capital	2,477,463	2,581,418
Total liabilities and members’ capital	$2,523,123	$2,588,533

See accompanying notes to the financial statements.

F-24

LANDWIN PARTNERS FUND II, LLC

Statements of Operations

	Year Ended December 31,
	2014	2013
Revenues:
Interest on loan receivable	$12,500	$12,500

Operating expenses:
Legal	15,862	4,162
Professional fees and other expenses	83,023	29,473
Total operating expenses	98,885	33,635

Net operating loss	(86,385)	(21,135)
Other income:
Gains on marketable securities (net), dividends and interest	25,830	4,930
Net loss	$(60,555)	$(16,205)

See accompanying notes to the financial statements.

F-25

LANDWIN PARTNERS FUND II, LLC

Statements of Members’ Capital

Members’
Capital
Balance as of January 1, 2013	$2,642,049
Distributions	(44,426)
Net loss	(16,205)
Balance as of December 31, 2013	2,581,418
Distributions	(43,400)
Net loss	(60,555)
Balance as of December 31, 2014	$2,477,463

See accompanying notes to the financial statements.

F-26

LANDWIN PARTNERS FUND II, LLC

Statements of Cash Flows

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(60,555)	$(16,205)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Accrued interest	(12,500)	(12,500)
Gain on marketable securities	(17,277)	-
Changes in operating assets and liabilities:
Marketable securities	223,037	(205,760)
Due to Landwin Partners Fund I, LLC	-	3,680
Accrued expenses	38,545	3,435
Net cash provided by (used in) operating activities	171,250	(227,350)

Cash flows from financing activities:
Deferred reorganization costs	(33,194)	-
Distributions	(43,400)	(44,426)
Net cash used in financing activities	(76,594)	(44,426)

Net increase (decrease) in cash and cash equivalents	94,656	(271,776)

Cash and cash equivalents at beginning of year	2,075,202	2,346,978
Cash and cash equivalents at end of year	$2,169,858	$2,075,202

See accompanying notes to the financial statements.

F-27

LANDWIN PARTNERS FUND II, LLC

Notes to Financial Statements

NOTE 1. BUSINESS AND ORGANIZATION

Landwin Partners Fund II, LLC (which may be referred to in these financial statements as the “Company,” “we,” “us,” or “our”) is a Delaware corporation formed in 2007. The Company was organized to acquire, hold and realize a pool of real estate related investments, including but not limited to equity and debt investments. The Company intends together with Landwin Partners Fund I, LLC (an entity under common control) to merge into a new entity to be created for this purpose, and to register as a public company.

The Company is managed by Landwin Management, LLC (“Landwin Management”). Landwin Management has the sole rights and powers to transact on behalf of the Company. Landwin Management is controlled by Martin. Martin Landis beneficially owns 17% of the Company.

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position and results of operations for the periods presented.

Cash and Cash Equivalents

We define cash and cash equivalents as cash on hand, demand deposits with financial institutions and short term liquid investments with an initial maturity of less than 3 months. Cash balances in individual banks may exceed the federally insured limit of $250,000 by the Federal Deposit Insurance Corporation (the “FDIC”). No losses have been experienced related to such accounts. At December 31, 2014 and 2013, we had $1.9 million and $1.8 million, respectively, in excess of the insured limit.

Deferred Reorganization Costs

Deferred reorganization costs of $33,194, which primarily consist of direct legal, accounting and investment banking fees relating to a planned public offering have been capitalized. The deferred reorganization costs will be reclassified to additional paid-in capital of the reorganized enterprise upon the consummation of the reorganization. In the event the reorganization is abandoned, the costs will be charged to operations.

Marketable Securities

Our portfolio of marketable securities comprises equity and debt securities that are classified as trading. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from change in fair value of these securities is recognized as unrealized and realized gains or losses in the statement of operations. The estimated fair values of financial instruments are determined using available market information and appropriate valuation methods.

F-28

Fair Value of Financial Instruments

A fair value measurement is based on the assumptions that market participants would use in pricing an asset or liability. The hierarchy for inputs used in measuring fair value is as follows:

1. Level 1 Inputs—quoted prices in active markets for identical assets or liabilities

2. Level 2 Inputs—observable inputs other than quoted prices in active markets for identical assets and liabilities

3. Level 3 Inputs—unobservable inputs

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement. Financial assets and liabilities whose fair values we measure on a recurring basis using Level 2 inputs consist of preferred equities, fixed income and municipal securities. We measure the fair values of these assets and liabilities based on prices provided by independent market participants that are based on observable inputs using market-based valuation techniques. These valuation models and analytical tools use market pricing or similar instruments that are both objective and publicly available, including matrix pricing or reported trades, benchmark yields, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids and/or offers. The Company did not adjust any of the valuations received from these third parties with respect to any of its level 2 securities at December 31, 2014 and 2013. There were no transfers between Level 1, Level 2 and Level 3 for any of the periods presented.

Income Taxes

The Company is a limited liability company for U.S. federal income tax purposes and therefore is not liable for any U.S. federal income taxes and thus, no provision has been made. All items of income and expense flow through to its members.

The Company is subject to the provision of Accounting Standard Codification (“ASC”) 740, Income Taxes, which sets forth a minimum threshold for financial statement recognition of the benefit of a tax position taken or expected to be taken in a tax return. Management does not believe that the Company has any material uncertain tax positions that would require recognition or measurement in the Company’s financial statements. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

The Company has not been audited by federal, state or local tax authorities: therefore all open years are subject to examination by all taxing authorities. Tax years 2011 and onward are still subject to examination. Should any uncertain tax positions be identified by the Company, the Company will account for any interest on such taxes and penalties as a deemed distribution to members. There are no interest or penalties in the Statement of Operations.

F-29

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, referred to as “GAAP,” requires management to make estimates and assumptions that in certain circumstances affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and revenues and expenses. These estimates are prepared using management’s best judgment, after considering past, current and expected events and economic conditions. Actual results could differ from these estimates.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers.” This ASU requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. This ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for the Company on January 1, 2018. Early adoption beginning January 1, 2017 is permitted. The standard permits the use of either the retrospective or cumulative effect transition method. We are evaluating the effect that ASU 2014-09 will have on our financial statements and related disclosures. We have not yet selected a transition method nor have we determined the effect of the standard on our ongoing financial reporting.

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new standard is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). We are evaluating the standard and have not yet determined the effect on our financial reporting.

NOTE 3. FAIR VALUE OF FINANCIAL INSTRUMENTS

Our portfolio of marketable securities comprises equity securities classified as trading securities. Our marketable securities consists of investments in preferred equities. Gains and losses resulting from the change in fair value of these securities is recognized as unrealized gains or losses in the Statements of Operations.

A summary of our financial assets that are measured at fair value on a recurring basis by level within the fair value hierarchy is as follows:

	December 31, 2013
	Level 1	Level 2	Level 3	Total
Assets:
Corporate equity securities	$-	$205,760	$-	$205,760
	$-	$205,760	$-	$205,760

In 2014, these securities were disposed of for $223,000.

F-30

Corporate Equity Securities

Non-exchange Traded Equity Securities: Non-exchange traded equity securities are measured primarily using broker quotations, pricing data from external pricing services and prices observed for recently executed market transactions and are categorized within Level 2 of the fair value hierarchy.

NOTE 4. LOAN RECEIVABLE

As of December 31, 2014, the Company has a loan receivable from 32nd St. LLC, a real estate company controlled by Martin Landis. The loan bears interest at 5% and there are no set repayment terms. Accrued interest on the loan was $70,071 and $57,571 as of December 31, 2014 and 2013, respectively.

NOTE 5. COMMITMENTS AND CONTINGENCIES

Legal

We are from time to time involved in various disputes, lawsuits, and other matters arising in the ordinary course of business. Management makes assumptions and estimates concerning the likelihood and amount of any potential loss relating to these matters. No accruals were considered necessary in the accompanying financial statements.

NOTE 6. RELATED PARTY TRANSACTIONS

We are externally managed by a privately-held affiliate, Landwin Management, LLC (“Landwin Management”). Landwin Management is an active real estate investment and development management services company. Landwin Management was founded in 2005 by our Chairman of our Board of Directors, Martin Landis. For the years ended December 31, 2014 and 2013, the Company incurred $15,000 and $0, respectively, in fees to Landwin Management for services. In addition, the Company incurred fees to a former executive of approximately $19,000 and $0 as of December 31, 2014 and 2013, respectively, for consulting services.

NOTE 7. SUBSEQUENT EVENTS

Subsequent events have been evaluated through the date of issuance, which is the date the financial statements were available to be issued. All appropriate subsequent event disclosures, if any, have been made in the notes to the consolidated financial statements.

F-31

LANDWIN PARTNERS FUND II, LLC

Balance Sheets

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash and cash equivalents	$2,047,451	$2,169,858
Loan receivable, including accrued interest	326,321	320,071
Deferred reorganization costs	80,490	33,194
Total assets	$2,454,262	$2,523,123

LIABILITIES AND MEMBERS’ CAPITAL
Liabilities:
Due to Landwin Partners Fund I, LLC	$3,680	$3,680
Accrued expenses	35,209	41,980
Total liabilities	38,889	45,660

Members’ capital	2,415,373	2,477,463
Total liabilities and members’ capital	$2,454,262	$2,523,123

See accompanying notes to the financial statements.

F-32

LANDWIN PARTNERS FUND II, LLC

Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Interest on loan receivable	$3,125	$3,125	$6,250	$6,250

Operating expenses:
Legal	2,164	3,815	3,290	3,815
Professional fees and other expenses	43,917	13,576	65,751	25,431
Total operating expenses	46,081	17,391	69,041	29,246

Net operating loss	(42,956)	(14,266)	(62,791)	(22,996)
Other income:
Gains on marketable securities (net), dividends and interest	280	10,304	701	25,537
Net (loss) income	$(42,676)	$(3,962)	$(62,090)	$2,541

See accompanying notes to the financial statements.

F-33

LANDWIN PARTNERS FUND II, LLC

Statements of Cash Flows

	Six Months Ended June 30,
	2015	2014
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(62,090)	$2,541
Adjustments to reconcile net (loss) income to net cash used in operating activities
Accrued interest	(6,250)	(6,250)
Gain on marketable securities	-	(18,000)
Changes in operating assets and liabilities:
Accrued expenses	(6,771)	10,865
Net cash used in operating activities	(75,111)	(10,844)

Cash flows from financing activities:
Deferred reorganization costs	(47,296)	(12,000)
Net cash used in financing activities	(47,296)	(12,000)

Net decrease in cash and cash equivalents	(122,407)	(22,844)

Cash and cash equivalents at beginning of period	2,169,858	2,075,202
Cash and cash equivalents at end of period	$2,047,451	$2,052,358

See accompanying notes to the financial statements.

F-34

LANDWIN PARTNERS FUND II, LLC

Notes to Financial Statements

NOTE 1. BUSINESS AND ORGANIZATION

Landwin Partners Fund II, LLC (which may be referred to in these financial statements as the “Company,” “we,” “us,” or “our”) is a Delaware corporation formed in 2007. The Company was organized to acquire, hold and realize a pool of real estate related investments, including but not limited to equity and debt investments. The Company intends together with Landwin Partners Fund I, LLC (an entity under common control) to merge into a new entity to be created for this purpose, and to register as a public company.

The Company is managed by Landwin Management, LLC (“Landwin Management”). Landwin Management has the sole rights and powers to transact on behalf of the Company. Landwin Management is controlled by Martin Landis. Martin Landis beneficially owns 17% of the Company.

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited interim financial statements and related notes should be read in conjunction with the audited financial statements of the Company and related notes on pages F-25 - F-32 for the fiscal year ended December 31, 2014. The unaudited interim financial statements include all adjustments (consisting only of normal recurring adjustments) and accruals necessary in the judgment of management for the fair presentation of the financial position and results of operations for the periods presented. The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The unaudited statements of operations for interim periods are not necessarily indicative of results for the full year or any other period.

Cash and Cash Equivalents

We define cash and cash equivalents as cash on hand, demand deposits with financial institutions and short term liquid investments with an initial maturity of less than 3 months. Cash balances in individual banks may exceed the federally insured limit of $250,000 by the Federal Deposit Insurance Corporation (the “FDIC”). No losses have been experienced related to such accounts. At June 30, 2015 and December 31, 2014, we had approximately $1.8 million and $1.9 million, respectively, in excess of the insured limit.

Deferred Reorganization Costs

Deferred reorganization costs of $80,490, which primarily consist of direct legal, accounting and investment banking fees relating to a planned public offering have been capitalized. The deferred reorganization costs will be reclassified to additional paid-in capital of the reorganized enterprise upon the consummation of the reorganization. In the event the reorganization is abandoned, the costs will be charged to operations.

Income Taxes

The Company is a limited liability company for U.S. federal income tax purposes and therefore is not liable for any U.S. federal income taxes and thus, no provision has been made. All items of income and expense flow through to its members.

The Company is subject to the provision of Accounting Standard Codification (“ASC”) 740, Income Taxes, which sets forth a minimum threshold for financial statement recognition of the benefit of a tax position taken or expected to be taken in a tax return. Management does not believe that the Company has any material uncertain tax positions that would require recognition or measurement in the Company’s financial statements. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

F-35

The Company has not been audited by federal, state or local tax authorities: therefore all open years are subject to examination by all taxing authorities. Tax years 2012 and onward are still subject to examination. Should any uncertain tax positions be identified by the Company, the Company will account for any interest on such taxes and penalties as a deemed distribution to members. There are no interest or penalties in the Statement of Operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, referred to as “GAAP,” requires management to make estimates and assumptions that in certain circumstances affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and revenues and expenses. These estimates are prepared using management’s best judgment, after considering past, current and expected events and economic conditions. Actual results could differ from these estimates.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers.” This ASU requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. This ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. This new standard is effective for us on January 1, 2018. This standard permits the use of either the retrospective or cumulative effect transition method. We are evaluating the effect that ASU 2014-09 will have on our financial statements and related disclosures. This standard is not expected to have an effect on our leasing activities. We have not determined the effect of the adoption of this standard on other aspects of our ongoing financial reporting.

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new standard is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability companies, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). This new standard is effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. We are evaluating the standard and have not yet determined the effect on our financial reporting.

NOTE 3. LOAN RECEIVABLE

As of June 30, 2015 and December 31, 2014, the Company has a loan receivable from 32nd St. LLC, a real estate company controlled by Martin Landis. The loan bears interest at 5% and there are no set repayment terms. Accrued interest on the loan was $76,321 and $70,071 as of June 30, 2015 and December 31, 2014, respectively.

NOTE 4. COMMITMENTS AND CONTINGENCIES

Legal

We are from time to time involved in various disputes, lawsuits, and other matters arising in the ordinary course of business. Management makes assumptions and estimates concerning the likelihood and amount of any potential loss relating to these matters. No accruals were considered necessary in the accompanying financial statements.

NOTE 5. RELATED PARTY TRANSACTIONS

We are externally managed by a privately-held affiliate, Landwin Management, LLC (“Landwin Management”). Landwin Management is an active real estate investment and development management services company. Landwin Management was founded in 2005 by our Chairman of the Board of Directors, Martin Landis. For the three months and six months ended June 30, 2015 and 2014, the Company incurred no service fees to Landwin Management. The Company incurred fees to a former executive of approximately $1,000 and $5,000 for the three months ended June 30, 2015 and 2014, respectively, and approximately $6,000 and $10,000 for the six months ended June 30, 2015 and 2014, respectively, for consulting services.

NOTE 6. SUBSEQUENT EVENTS

Subsequent events have been evaluated through the date of issuance, which is the date the financial statements were available to be issued. All appropriate subsequent event disclosures, if any, have been made in the notes to the consolidated financial statements.

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Until             , 2015 (25 days after the date of this prospectus), all dealers that effect transactions in shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

Landwin Realty Trust, Inc.

10,000,000 Shares

Common Stock

PROSPECTUS

                   , 2015

Adviser to Landwin Realty Trust, Inc.:

INTL FCStone Financial Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The charter of Landwin Realty Trust, Inc. (the “REIT”) contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The REIT’s charter authorizes and its bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of the REIT and at the request of the REIT, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of the REIT and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The REIT’s charter and bylaws also permit the REIT to indemnify and advance expenses to any person who served a predecessor of the REIT in any of the capacities described above and any employee or agent of the REIT or a predecessor of the REIT.

Maryland law requires a corporation (unless its charter provides otherwise, which the REIT’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party to, or witness in, by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. A Maryland corporation may not indemnify a director or officer with respect to a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or a proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

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The REIT expects to enter into indemnification agreements with each of its directors and executive officers at the closing of the Merger which require that it indemnify such directors and officers to the maximum extent permitted by Maryland law and that it pay such persons’ expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21. Exhibits

A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 22. Undertakings

The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(6) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus, which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7) The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(9) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on this 31st day of August, 2015.

Landwin Realty Trust, Inc.

By:	/s/ John E. Hartman
Name:	John E. Hartman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

*	Chairman of the Board of Directors and	August 31, 2015
Martin Landis	Treasurer

/s/ John E. Hartman	Chief Executive Officer and Director	August 31, 2015
John E. Hartman	(Principal Executive Officer)

*By:	/s/ John E. Hartman
John E. Hartman
Attorney-in-fact

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John E. Hartman, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Richard Morris	Director	August 31, 2015
Richard Morris

/s/ Bruce Shapiro	Director	August 31, 2015
Bruce Shapiro

/s/ Paul Sigelman	Director	August 31, 2015
Paul Sigelman

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1 †	Form of Agreement and Plan of Merger by and between Landwin Partners Fund I, LLC, Landwin Partners Fund II, LLC, Landwin Realty Trust, Inc., Landwin Realty Investments Holdings, LLC, Landwin TRS LLC, Landwin Realty Investments I, LLC, and Landwin Management, LLC.

3.1†	Articles of Incorporation of the registrant.

3.2†	Bylaws of the registrant.

3.3 †	Articles of Amendment of the registrant.

3.4**	Articles of Amendment and Restatement of the registrant (currently in effect).

3.5**	Amended and Restated Bylaws of the registrant (currently in effect).

4.1 †	Specimen common stock certificate of the registrant.

5.1*	Opinion of Pessin Katz Law, P.A.

8.1*	Opinion of Herrick, Feinstein LLP.

10.1†	Form of Indemnification Agreement by and among Landwin Realty Trust, Inc. and specified individual.

10.2†	Form of Landwin Realty Trust, Inc. 2015 Equity Compensation Plan.

10.3 †	Form of Amended and Restated Management Agreement by and among Landwin Management, LLC and Landwin Realty Investments Holdings LLC.

10.4 †	Senior Executive Employment Agreement by and between Landwin Management, LLC and John E. Hartman.

10.5 †	Cross Indemnification Agreement by and among Landwin Chandler, LLC, Landwin/Tempe Square, LLC, Landwin Partners Fund I, LLC and Landwin Management, LLC, dated as of January 9, 2015.

10.6**	Form of letter agreement between directors and Landwin Realty Trust regarding for cause resignation.

10.7**	Form of letter Agreement between certain directors and Landwin Realty Trust, Inc. regarding restricted stock grant.

21.1†	Subsidiaries of the registrant.

23.1**	Consents of EisnerAmper LLP.

23.2**	Consent of GlassRatner Advisory & Capital Group LLC.

23.3**	Consent of Colliers International Valuation & Advisory Services, LLC.

24.1 **	Powers of Attorney (included on signature pages).

99.1**	Valuation Report of GlassRatner Advisory & Capital Group LLC, dated August 10, 2015.

99.2**	Appraisal Report of Colliers International Valuation & Advisory Services, LLC of Tempe Square, dated August 5, 2015

99.3**	Appraisal Report of Colliers International Valuation & Advisory Services, LLC of 32nd Street & Lincoln Retail, dated August 5, 2015

(*) To be filed by amendment.
(**) Filed herewith.
(†) Previously filed.

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